UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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AVAGO TECHNOLOGIES LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AVAGO TECHNOLOGIES LIMITED

(Incorporated in the Republic of Singapore)

(Company Registration Number 200510713C)

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on April 9, 2014

To our shareholders:

You are cordially invited to attend, and NOTICE IS HEREBY GIVEN of, the 2014 Annual General Meeting of Shareholders (the “2014 AGM”) of Avago Technologies Limited (“Avago” or “the Company”), which will be held at the offices of Avago’s principal U.S. subsidiary, Avago Technologies U.S. Inc., 350 West Trimble Road, San Jose, California 95131, U.S.A., at 11:00 a.m., Pacific Time, on Wednesday, April 9, 2014, for the following purposes:

As Ordinary Business

1.	To elect each of the following directors to the board of directors (the “Board”):

(a)	Mr. Hock E. Tan;

(b)	Mr. John T. Dickson;

(c)	Mr. James V. Diller;

(d)	Mr. Lewis C. Eggebrecht;

(e)	Mr. Bruno Guilmart;

(f)	Mr. Kenneth Y. Hao;

(g)	Ms. Justine F. Lien;

(h)	Mr. Donald Macleod; and

(i)	Mr. Peter J. Marks.

2.	To approve the re-appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm and independent Singapore auditor for the fiscal year ending November 2, 2014, and to authorize the Audit Committee of the Board to fix PricewaterhouseCoopers LLP’s remuneration for services provided through our 2015 Annual General Meeting of Shareholders (the “2015 AGM”).

As Special Business

3.	To pass the following as an Ordinary Resolution:

RESOLVED THAT, approval be and is hereby given for the Company to provide the following cash compensation to directors for service on the Board and its committees during the period from the day after the 2014 AGM through the date on which our 2015 AGM is held, and for each approximately 12-month period thereafter:

(a) annual cash compensation of $60,000 to each of our non-employee directors, other than the Chairperson of the Board, and cash compensation of $120,000 to the independent Chairperson of the Board;

(b) additional annual cash compensation of $25,000 to the chairperson of the Audit Committee of the Board, provided that such person is an independent director;

(c) additional annual cash compensation of $15,000 to the chairperson of the Compensation Committee of the Board, provided that such person is an independent director;

(d) additional annual cash compensation of $12,500 to the chairperson of the Nominating and Corporate Governance Committee of the Board, provided that such person is an independent director;

(e) additional annual cash compensation of $10,000 to each of our independent directors in respect of each of the foregoing committees of the Board on which they serve, other than service as chairperson of any such committee of the Board; and

(f) appropriate pro rata cash compensation, based on the annual cash compensation set forth in (a) to (e) above, as applicable, to (i) any director who ceases to be a director, Chairperson of the Board or member or chairperson of any committee of the Board following the 2014 AGM and prior to the 2015 AGM and (ii) any new non-employee director who is appointed by the Board, any independent director who is appointed to the position of Chairperson of the Board or chairperson of any committee of the Board or any independent director who is appointed to serve on any committee of the Board, in each case, after the date of our 2014 AGM, for their services rendered as directors and/or committee members for any period less than 12 months.

4.	To consider and put to a non-binding, advisory vote, the following resolution:

RESOLVED THAT shareholders approve the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, set forth in “Compensation Discussion and Analysis” and in the compensation tables and accompanying narrative disclosure under “Executive Compensation” in the Company’s proxy statement relating to the 2014 AGM.

This resolution is being proposed to shareholders as required pursuant to Section 14A of the U.S. Securities Exchange Act of 1934, as amended. The shareholders’ vote on this resolution is advisory and non-binding in nature, will have no legal effect and will not be enforceable against the Company or the Board.

5.	To pass the following as an Ordinary Resolution:

RESOLVED THAT, pursuant to the provisions of Section 161 of the Singapore Companies Act, Chapter 50 (the “Singapore Companies Act”), and also subject to the provisions of that Act and our Articles of Association, authority be, and hereby is, given to our Board:

(a) to:

(i)	allot and issue ordinary shares in our capital; and/or

(ii)	make or grant offers, agreements, options or other instruments (including the grant of awards or options pursuant to our equity-based incentive plans in effect as at the date of this resolution (including the Plan, as defined below, if approved by shareholders at the 2014 AGM)) that might or would require ordinary shares to be allotted and issued, whether such allotment or issuance would occur during or after the expiration of this authority (including, but not limited to, the creation and issuance of warrants, rights, units, purchase contracts, debentures or other instruments (including debt instruments) convertible into ordinary shares), at any time to and/or with such persons and upon such terms and conditions, for such purposes and for consideration as our directors may in their sole discretion deem fit, and with such rights or restrictions as our directors may think fit to impose and as are set forth in our Articles of Association; and

(b) to allot and issue ordinary shares in our capital pursuant to any offer, agreement, option or other agreement made, granted or authorized by our directors while this resolution was in effect, regardless of whether the authority conferred by this resolution may have ceased to be in effect at the time of the allotment and issuance,

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and that such authority, if approved by our shareholders, shall continue in effect until the earlier of the conclusion of our 2015 AGM or the expiration of the period within which our 2015 AGM is required by law to be held.

6.	To pass the following resolution as an Ordinary Resolution:

RESOLVED THAT, pursuant to the provisions of Sections 76C and 76E of the Singapore Companies Act and also subject to the provisions of that Act and our Articles of Association:

(a) authority be, and hereby is, given to our Board to cause to be purchased or otherwise acquired issued ordinary shares in the capital of the Company, not exceeding in aggregate the number of issued ordinary shares representing 10% (or such other higher percentage as the Minister may by notification prescribe pursuant to the Singapore Companies Act) of the total number of ordinary shares in the capital of the Company outstanding as of (x) April 10, 2013 (the date of our last Annual General Meeting of Shareholders) or (y) the date of the passing of this resolution by shareholders, whichever is greater (unless the share capital of the Company has been reduced in accordance with sections 78C or 78I of the Singapore Companies Act, at any time during the Relevant Period (as defined below), in which event the total number of ordinary shares of the Company shall be taken to be the total number of issued ordinary shares of the Company as altered by such share capital reduction(s)), at such price or prices as may be determined by our Board from time to time, up to the maximum purchase price described in paragraph (c) below, by way of:

(i)	market purchases on the Nasdaq Global Select Market or any other stock exchange on which our ordinary shares may for the time being be listed and quoted; and/or

(ii)	off-market purchases (if effected other than on the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted) in accordance with any equal access scheme(s) as may be determined or formulated by our Board as they consider fit, which scheme(s) shall satisfy all the conditions prescribed by the Singapore Companies Act, and otherwise in accordance with all other laws as may for the time being be applicable, and the regulations and rules of the Nasdaq Global Select Market, or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted;

(b) unless varied or revoked by our shareholders in a general meeting, the authority conferred on our Board pursuant to the mandate contained in paragraph (a) above may be exercised by our Board at any time and from time to time during the period (the “Relevant Period”) commencing from the date of the passing of this resolution by shareholders and expiring on the earlier of:

(i)	the date on which our 2015 AGM is held; or

(ii)	the date by which our 2015 AGM is required by law to be held;

(c) the maximum purchase price (excluding brokerage, commission, applicable goods and services tax and other related expenses) which may be paid for an ordinary share purchased or acquired by us pursuant to the mandate contained in paragraph (a) above, shall not exceed:

(i)	in the case of a market purchase of ordinary shares, the highest independent bid per share or the last independent transaction price per share, whichever is higher, of our ordinary shares quoted or reported on the Nasdaq Global Select Market at the time the purchase is effected; and

(ii)

in the case of an off-market purchase pursuant to an equal access scheme, 150% of the Prior Day Close Price, and for the above purposes, the term “Prior Day Close Price” means the closing price per share of our ordinary shares as quoted on the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may, for the time being, be listed and quoted on the day immediately preceding the date of the making of the offer pursuant to the off-market purchase. The date of the making of the offer refers to the date on which we announce our intention to make an offer for the purchase or acquisition of

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our ordinary shares from holders of our ordinary shares, stating therein the purchase price (which shall not be more than the maximum purchase price calculated on the foregoing basis) for each ordinary share and the relevant terms of the equal access scheme for effecting the off-market purchase; and

(d) our directors and officers and/or any of them be and are hereby authorized to complete and do, or cause to be completed or done, all such acts and things (including executing such documents as may be required) as one or more may consider expedient or necessary to give effect to the transactions contemplated and/or authorized by this resolution.

7.	To pass the following as an Ordinary Resolution:

RESOLVED THAT, approval be, and hereby is, given to adopt the Avago Technologies Limited Executive Cash and Equity Incentive Award Plan (the “Plan”), that the Compensation Committee of the Board be and it hereby is authorized to implement and administer the Plan and that our directors and officers and/or any of them be and are hereby authorized to complete and do, or cause to be completed or done, all such acts and things (including executing such documents as may be required) as one or more may consider expedient or necessary to give effect to this resolution.

8.	To pass the following as an Ordinary Resolution:

RESOLVED THAT, approval be, and it hereby is, given to the Severance Benefits Agreement between the Company and Hock E. Tan, President and Chief Executive Officer and a director, and the benefits that may be provided to Mr. Tan thereunder, and that our directors and officers and/or any of them be and are hereby authorized to complete and do, or cause to be completed or done, all such acts and things (including executing such documents as may be required) as one or more may consider expedient or necessary to give effect to this resolution.

As Ordinary Business

9.	To transact any other business as may properly be transacted at the 2014 AGM.

Notes About the 2014 Annual General Meeting of Shareholders

Singapore Statutory Financial Statements. At the 2014 AGM, our shareholders will have the opportunity to discuss and ask questions regarding our Singapore audited accounts for the fiscal year ended November 3, 2013, together with the reports of the directors and auditors thereon, in compliance with the laws of Singapore. Shareholder approval of our Singapore audited accounts is not being sought by the proxy statement for the 2014 AGM (the “Proxy Statement”) and will not be sought at the 2014 AGM.

Proxy Materials on the Internet. We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to some or all of their shareholders on the Internet. In accordance with Singapore law, our registered shareholders (shareholders of record who own our ordinary shares in their own name registered with our transfer agent, Computershare Trust Company, N.A.) will not be able to vote their shares over the Internet, but we will be providing this service to our beneficial holders (shareholders whose ordinary shares are held by a brokerage firm, a bank or other nominee). We believe these rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual General Meeting of Shareholders.

Eligibility to Vote at Annual General Meeting of Shareholders; Receipt of Notice. The Board has fixed the close of business on February 11, 2014, as the record date for determining those shareholders who will be entitled to receive copies of this notice and accompanying Proxy Statement or the Notice of Availability of Proxy Materials. However, only registered shareholders or “shareholders of record” on April 9, 2014, will be entitled to vote at the 2014 AGM. If you have sold or transferred all of your ordinary shares of the Company, you should immediately forward this Proxy Statement and the accompanying proxy card to the purchaser or transferee, or to the bank, broker or agent through whom the sale was effected, for onward transmission to the purchaser or

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transferee. If you hold shares other than in registered form as a shareholder of record, and instead hold your shares as, or through, a participant in DTC, we understand that in order for your vote to be counted at the 2014 AGM, you must also have been a holder of shares as at, and with effect from, February 11, 2014, the date for determining shareholders entitled to receive notice of the 2014 AGM and related proxy materials.

Quorum. The attendance, in person or by proxy, of at least a majority of our outstanding ordinary shares at the 2014 AGM is required to constitute a quorum. Accordingly, it is important that your shares be represented at the 2014 AGM, either in person or by proxy.

Proxies. A shareholder of record, entitled to attend and vote at the 2014 AGM, is entitled to appoint a proxy to attend the meeting and vote on his or her behalf. A proxy need not also be a shareholder. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. If not delivered in person at the 2014 AGM, a proxy card must be received by us c/o Proxy Services, c/o Computershare Investor Services, P.O. Box 43101, Providence, RI 02940-5067, not less than 48 hours before the time appointed for holding the 2014 AGM. A shareholder of record may revoke his or her proxy at any time prior to the time it is voted. Shareholders of record who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

If you are a beneficial owner, you may vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed copies of the proxy materials by mail, you may vote by mail.

Mandatory Disclosure Regarding Share Purchase Mandate Funds. Only funds legally available for purchasing or acquiring ordinary shares in accordance with our Articles of Association and applicable laws of Singapore will be used to repurchase our ordinary shares if Proposal 6 (renewal of our Share Purchase Mandate) is approved. In the event that we elect to purchase or acquire any of our ordinary shares, depending on the number of ordinary shares repurchased or acquired and then current market, business and other relevant conditions, we may use our internal sources of funds and/or external borrowings to finance any such purchases or acquisitions. The amount of funds required for us to purchase or acquire our issued ordinary shares, and the impact on our financial position will depend on the number of ordinary shares we purchase or acquire and the price at which we make such purchases. Our directors do not propose to exercise the Share Purchase Mandate in a manner and to such an extent that would materially affect our working capital requirements and those of our subsidiaries.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of

Shareholders to be held on April 9, 2014:

The notice of meeting, Proxy Statement and annual report to shareholders are available at

http://phx.corporate-ir.net/phoenix.zhtml?c=203541&p=proxy.

By Order of the Board,

Hock E. Tan

Director, Chief Executive Officer and President

February 20, 2014

You should read the entire accompanying Proxy Statement carefully prior to voting.

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AVAGO TECHNOLOGIES LIMITED

PROXY STATEMENT

FOR

2014 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Page

ELECTRONIC DELIVERY OF OUR SHAREHOLDER COMMUNICATIONS	i

INTERNET AVAILABILITY OF PROXY MATERIALS	i

VOTING RIGHTS AND SOLICITATION OF PROXIES	1

PROPOSAL 1:
ELECTION OF DIRECTORS	4

CORPORATE GOVERNANCE	8

DIRECTORS’ COMPENSATION	14

PROPOSAL 2:
APPROVAL OF THE RE-APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND INDEPENDENT SINGAPORE AUDITOR FOR FISCAL YEAR 2014 AND AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX ITS REMUNERATION	18

PROPOSAL 3:
ORDINARY RESOLUTION TO APPROVE NON-EMPLOYEE DIRECTORS’ CASH COMPENSATION	20

PROPOSAL 4:
NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION	21

PROPOSAL 5:
ORDINARY RESOLUTION TO AUTHORIZE ORDINARY SHARE ALLOTMENTS AND ISSUANCES	24

PROPOSAL 6:
ORDINARY RESOLUTION TO APPROVE THE SHARE PURCHASE MANDATE	26

PROPOSAL 7:
ORDINARY RESOLUTION TO APPROVE THE AVAGO TECHNOLOGIES LIMITED EXECUTIVE CASH AND EQUITY INCENTIVE AWARD PLAN	30

PROPOSAL 8:
ORDINARY RESOLUTION TO APPROVE THE SEVERANCE BENEFIT AGREEMENT BETWEEN THE COMPANY AND HOCK E. TAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER AND A DIRECTOR	38

EXECUTIVE OFFICERS	41

COMPENSATION DISCUSSION AND ANALYSIS	42

EXECUTIVE COMPENSATION	62

EQUITY COMPENSATION PLAN INFORMATION	73

COMPENSATION COMMITTEE REPORT	74

ELECTRONIC DELIVERY OF OUR SHAREHOLDER COMMUNICATIONS

We strongly encourage our shareholders to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive shareholder communications via e-mail. With electronic delivery, we will notify you when our annual reports and proxy statements are available on the Internet. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

1.	If you are a registered holder (i.e., you hold your Avago ordinary shares in your own name through our transfer agent, Computershare Investor Services), visit: www-us.computershare.com/investor/ to enroll.

2.	If you are a beneficial holder (i.e., your shares are held by a broker, bank or other nominee), the voting instruction form provided by most banks or brokers will contain instructions for enrolling in electronic delivery.

Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call our Investor Relations department at +1 (408) 435-7400.

INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Internet Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on April 9, 2014:

The notice of meeting, proxy statement and annual report to shareholders are available at

http://phx.corporate-ir.net/phoenix.zhtml?c=203541&p=proxy.

i

PROXY STATEMENT

for the

2014 ANNUAL GENERAL MEETING

of

SHAREHOLDERS

of

AVAGO TECHNOLOGIES LIMITED

To Be Held on Wednesday, April 9, 2014

11:00 a.m. (Pacific Time)

at the offices of Avago’s principal U.S. subsidiary, Avago Technologies U.S. Inc.,

350 West Trimble Road, San Jose, California 95131, U.S.A.

We are making this Proxy Statement available in connection with the solicitation by the board of directors of Avago (the “Board”) of proxies to be voted at the 2014 Annual General Meeting of Shareholders (the “2014 AGM”), or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders (the “Notice”). Unless the context otherwise requires, references in this Proxy Statement to “Avago,” “the Company,” “we,” “our,” “us” and similar terms are to Avago Technologies Limited.

Proxy Mailing. This Proxy Statement, the enclosed Proxy Card and the Notice were first made available on or about February 20, 2014 to shareholders of record as of February 11, 2014.

Costs of Solicitation. We will bear the cost of soliciting proxies. We intend to retain Georgeson Inc., an independent proxy solicitation firm, to assist us in soliciting proxies for an estimated fee of $13,500 plus reimbursement of reasonable expenses. We and/or our agents, including certain of our officers, directors and employees, may solicit proxies by mail, telephone, e-mail, fax or in person. No additional compensation will be paid to our officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in sending proxy materials to and soliciting proxies from beneficial holders of our ordinary shares.

Our Registered Office. The mailing address of our registered office is 1 Yishun Avenue 7, Singapore 768923. Please note, however, that any shareholder communications should be directed to the attention of our General Counsel at the offices of Avago Technologies U.S. Inc., 350 W. Trimble Road, Building 90, San Jose, California 95131, U.S.A.

Financial Statements; Presentation. In accordance with the laws of Singapore, our Singapore statutory financial statements are provided with this Proxy Statement. Except as otherwise stated herein, all monetary amounts in this Proxy Statement have been presented in U.S. dollars.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The close of business on February 11, 2014, is the record date for shareholders entitled to notice of the 2014 AGM. All of our ordinary shares issued and outstanding on April 9, 2014 are entitled to be voted at the 2014 AGM, and shareholders of record on April 9, 2014 will have one vote for each ordinary share so held on the matters to be voted upon. As of February 11, 2014, we had 249,702,431 ordinary shares issued and outstanding.

Proxies. Ordinary shares represented by proxies in the accompanying form, which are properly executed and received by us in accordance with the instructions set forth in the Notice, will be voted by the individuals named therein—Hock E. Tan, Anthony E. Maslowski and Patricia H. McCall (together, the “Proxy Holders”)—at the 2014 AGM in accordance with the shareholders’ instructions set forth in the proxy. A proxy holder need not also be a shareholder.

If you sign and return your proxy but do not indicate how your shares are to be voted, then shares represented by proxies will be voted by the Proxy Holders in accordance with the Board’s recommendations: FOR the election of the Board nominees named in Proposal 1; and FOR each of Proposals 2 to 8.

Management does not know of any matters to be presented at the 2014 AGM other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement, nor have we received notice of any matter by the deadline prescribed by Securities and Exchange Commission (“SEC”) Rule 14a-4(c). Without limiting our ability to apply the advance notice provisions in our Articles of Association with respect to the procedures that must be followed for a matter to be properly presented at an annual general meeting, if other matters should properly come before the 2014 AGM, the Proxy Holders will vote on such matters in accordance with their best judgment.

Any shareholder of record entitled to attend and vote at the 2014 AGM, has the right to revoke his or her proxy at any time prior to voting at the 2014 AGM by (i) submitting a subsequently dated proxy, which, if not delivered in person at the meeting, must be received by us c/o Proxy Services, c/o Computershare Investor Services, P.O. Box 43101, Providence, RI 02940-5067, no later than 48 hours before the appointed time of the meeting, or (ii) by attending the meeting and voting in person.

If you are an institution and hold your shares in an account with the Depositary Trust Company (“DTC”), vote your shares through DTC’s procedures. Your shares must be voted no less than 48 hours prior to the meeting. You may not vote your shares in person at the 2014 AGM unless you obtain a legal proxy from DTC.

If your ordinary shares are held in “street name” through a broker, bank, or other nominee, you have the right to instruct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or nominee will send you a voting instruction form for you to use to direct how your shares should be voted. If you wish to change or revoke your voting instructions, you will need to contact your broker, bank or other nominee holding your ordinary shares and follow their instructions. You may not vote your shares in person at the 2014 AGM unless you obtain a legal proxy from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares instead of the broker, bank or other nominee holding your shares. If your shares are held in the name of a broker, trust, bank or other nominee, in order to be admitted to the 2014 AGM you will also need to bring a letter or recent account statement from that broker, bank or other nominee that confirms that you are the beneficial owner of those shares, as well as a picture identification, such as a valid driver’s license or passport, for purposes of personal identification.

If you hold shares other than in registered form as a shareholder of record, and instead hold your shares as, or through, a participant in DTC, we understand that in order for your vote to be counted at the 2014 AGM, you must also have been a holder of shares as at, and with effect from, February 11, 2014, the date for determining shareholders entitled to receive notice of the 2014 AGM and related proxy materials. Shares held other than in registered form by a shareholder of record must be voted no less than 48 hours prior to the meeting. If you become a beneficial holder of shares after February 11, 2014 and before the meeting date and wish to vote your shares, you must become a shareholder of record prior to the meeting date and (i) request a proxy card and return it to Computershare Investor Services in accordance with the procedures noted above or (ii) attend the meeting and vote in person. Please contact your broker, bank or other nominee holding your shares if you wish to become a shareholder of record.

Quorum. Representation at the 2014 AGM, in person or by proxy, of at least a majority of all issued and outstanding ordinary shares is required to constitute a quorum.

Abstentions and Broker Non-Votes. Abstentions and “broker non-votes” are considered present and entitled to vote at the 2014 AGM, for the purpose of determining whether a quorum is present. A “broker non-vote” occurs when a bank, broker or other nominee holding shares on behalf of a beneficial owner may not vote ordinary shares held by it because it (1) has not received voting instructions from the beneficial owner of those shares and (2) lacks discretionary voting power to vote those shares. Under our Articles of Association, for a proposal being voted on as an ordinary resolution, abstentions will have the same effect as a vote against the proposal. A broker non-vote is treated as not being entitled to vote on the relevant proposal and is not counted for purposes of determining whether a proposal has been approved.

If you are a beneficial owner, your bank, broker or other nominee is entitled to vote your shares on “routine” matters, even if it does not receive voting instructions from you. Routine matters include all of the proposals to be voted on at the 2014 AGM, other than Proposal 1 (election of directors), Proposal 4 (non-binding, advisory vote on executive compensation), Proposal 7 (approval of the Avago Technologies Limited Executive Cash and Equity Incentive Award Plan) and Proposal 8 (approval of Severance Benefit Agreement).

Required Vote. With respect to Proposal 1 (election of directors), nominees receiving the highest number of affirmative votes of the ordinary shares present in person or represented by proxy at the 2014 AGM and entitled to vote shall be elected, provided that such number of affirmative votes shall not be less than at least a majority of the ordinary shares held by the shareholders present in person or represented by proxy at the 2014 AGM and entitled to vote on the proposal.

The affirmative vote of shareholders holding at least a majority of the ordinary shares held by the shareholders present in person or represented by proxy at the 2014 AGM and entitled to vote on the proposal is required to approve the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm and independent Singapore auditor pursuant to Proposal 2, and to approve the ordinary resolutions contained in Proposal 3 (directors’ compensation), Proposal 4 (non-binding, advisory vote on executive compensation), Proposal 5 (authorization of ordinary share allotments and issuances), Proposal 6 (renewal of the share purchase mandate), Proposal 7 (approval of the Avago Technologies Limited Executive Cash and Equity Incentive Award Plan) and Proposal 8 (approval of the Severance Benefit Agreement).

Voting Procedures and Tabulation. We have appointed a representative of Computershare Trust Company, N.A. as the inspector of elections to act at the 2014 AGM and to make a written report thereof. Prior to the 2014 AGM, the inspector will sign an oath to perform his or her duties in an impartial manner and according to the best of his or her ability. The inspector will ascertain the number of ordinary shares outstanding and the voting power of each, determine the ordinary shares represented at the 2014 AGM and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

PROPOSAL 1:

ELECTION OF DIRECTORS

General

Pursuant to the Singapore Companies Act, Chapter 50 (the “Singapore Companies Act”) and our Articles of Association, our Board must have at least one director who is ordinarily resident in Singapore. Pursuant to our Articles of Association, our Board may consist of no more than 13 directors. Our Board currently consists of eight members and each of our directors is elected annually. If all of the nominees for election as a director listed below are elected at the AGM, our Board will consist of nine members.

Director Nominees

Directors are elected at each annual general meeting of shareholders and hold office until their successors are duly elected or qualified. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the nine individuals below for election as directors, eight of whom are currently directors of the Company. The Board expects that each of the nominees listed below will be available to serve as a director. Shareholders may not vote their proxies for a greater number of persons than the number of nominees named below.

In considering whether the director nominees have the experience, qualifications, attributes and skills, taken as a whole, to serve as directors of the Company, in light of the Company’s business and structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each of the director nominee’s biographical information set forth below. The Board believes that each nominee has relevant experience, personal and professional integrity, the ability to make independent, analytical inquiries, experience with and understanding of our business and business environment and willingness and ability to devote adequate time to Board duties. We also believe that our directors together have the skills and experience to form a board that is well suited to oversee the Company.

The following table sets forth certain information concerning the nominees for directors of the Company as of February 20, 2014.

Hock E. Tan Age 62 President, Chief Executive Officer Director since March 2006	Mr. Tan has served as our President, Chief Executive Officer and a director since March 2006. From September 2005 to January 2008, he served as Chairman of the board of directors of Integrated Device Technology, Inc. (“IDT”). Prior to becoming chairman of IDT, Mr. Tan was the President and Chief Executive Officer of Integrated Circuit Systems, Inc. (“ICS”), from June 1999 to September 2005. Prior to ICS, Mr. Tan was Vice President of Finance with Commodore International, Ltd. from 1992 to 1994, and previously held senior management positions with PepsiCo, Inc. and General Motors Corporation. Mr. Tan served as managing director of Pacven Investment, Ltd., a venture capital fund in Singapore from 1988 to 1992, and served as managing director for Hume Industries Ltd. in Malaysia from 1983 to 1988. Mr. Tan’s qualifications to serve on the Board include his role as the Chief Executive Officer of the Company, his extensive career in the technology industry in general and in the semiconductor industry in particular, including service as the chairman of the board of directors of a publicly-traded semiconductor company, and his extensive knowledge of the Company’s business developed over the course of his career at Avago.

John T. Dickson Age 67 Director since January 2012	Mr. Dickson served as Executive Vice President and head of Operations of Alcatel-Lucent from May 2010 to January 2012. Mr. Dickson is the former President and Chief Executive Officer of Agere Systems, Inc., a position he held from August 2000 to October 2005. Prior to joining Agere, Mr. Dickson held positions as the Executive Vice President and Chief Executive Officer of Lucent’s Microelectronics and Communications Technologies Group, Vice President of AT&T Corporation’s integrated circuit business unit, and Chairman and Chief Executive Officer of SHOgraphics, Inc, as well as senior roles with ICL, plc, and Texas Instruments, Inc. Mr. Dickson also serves as a director of KLA-Tencor Corporation. Within the past five fiscal years, he has served on the board of directors of National Semiconductor Corporation (April 2006 to September 2010), Mettler-Toledo International Inc. (March 2001 to April 2009) and Freescale Semiconductor, Ltd (May 2012 to July 2013). Mr. Dickson’s qualifications to serve on the Board include his extensive experience in senior management and executive positions in the technology industry, both in Europe and the United States, and his experience as a director of other public and private companies.

James V. Diller Age 78 Chairman of the Board Director since April 2006	Mr. Diller was a founder of PMC-Sierra, Inc., serving as PMC’s Chief Executive Officer from 1983 to July 1997 and President from 1983 to July 1993. Mr. Diller also served as a director of PMC since its formation in 1983 until December 2013. Mr. Diller was Chairman of PMC’s board of directors from July 1993 until February 2000, and was its Vice Chairman from February 2000 until December 2013. Mr. Diller also serves as a director of Intersil Corporation and served as Intersil’s interim President and Chief Executive Officer from December 2012 to March 2013. Mr. Diller’s qualifications to serve on the Board include his more than 50 years of experience in semiconductor company management and oversight in positions such as Chief Executive Officer, President and General Manager and chairman of the board of directors, and his experience as a product development engineer.

Lewis C. Eggebrecht Age 70 Nominee for Director	Mr. Eggebrecht served as Vice President and Chief Scientist of Integrated Circuit Systems Inc. (“ICS”) from 1998 through May 2003. Mr. Eggebrecht has held various other technical and executive management positions for more than 30 years, including as Chief Multimedia Architect at Phillips Semiconductor Manufacturing Inc., as Graphics Architect at S3 Graphics Limited, and Vice President of Research and Development at Commodore International Limited, and as a small systems architect for 15 years at International Business Machines Corporation (“IBM”). While at IBM, Mr. Eggebrecht was the Chief Architect and Design Team Leader on the original IBM PC. He has also previously served on the board of directors of a number of public and private companies, including, most recently, as a director of Integrated Device Technology Inc., where he served as a director from 2005 to 2012, and as a director of ICS from 2003 to 2005. Mr. Eggebrecht holds six patents on the IBM PC and has authored two books on PC architecture, over 20 IBM Technical Disclosure Bulletins and trade press articles. Mr. Eggebrecht’s qualifications to serve on the Board include his extensive experience in personal computer architecture, integrated circuit design and networking, wireless and timing technologies, as well as his experience serving on the board of directors of other public technology companies.

Bruno Guilmart Age 53 Director since June 2013	Mr. Guilmart has been President, Chief Executive Officer and a director of Kulicke & Soffa Industries, Inc. (“K&S”), since September 2010. Mr. Guilmart has also been a member of the board of the Singapore Economic Development Board since February 2014. Prior to joining K&S, Mr. Guilmart was President and Chief Executive Officer of Lattice Semiconductor from 2008 until 2010. From 2003 until 2007, he was President and Chief Executive Officer of Advanced Interconnect Technologies (“AIT”), a TPG-Newbridge company. Mr. Guilmart subsequently became Chief Executive Officer of Unisem Group BhD (“Unisem”) after AIT was acquired by Unisem in 2007, where he served until July 2008. Prior to Unisem/AIT, Mr. Guilmart was senior vice president of worldwide sales and marketing at Chartered Semiconductor Manufacturing. He also held senior management and engineering positions with Cadence Design Systems, Temic Semiconductors and Hewlett-Packard Company. Mr. Guilmart’s qualifications to serve on the Board include his extensive experience in senior management and executive positions in the semiconductor industry, both in the United States and overseas.

Kenneth Y. Hao Age 45 Director since September 2005	Mr. Hao is a Managing Director of Silver Lake Partners (“Silver Lake”). Prior to joining Silver Lake in 2000, Mr. Hao was an investment banker with Hambrecht & Quist for 10 years, most recently serving as a Managing Director in the Technology Investment Banking group. Mr. Hao previously served as a director of NetScout Systems, Inc. from November 2007 until September 2008. Mr. Hao has spent his career investing in and advising technology companies. Mr. Hao’s qualifications to serve on our Board include his depth of experience in financial and investment matters and his familiarity with a broad range of companies in technology industries.

Justine F. Lien Age 51 Director since June 2008	Ms. Lien served as the Chief Financial Officer, Vice President of Finance, Treasurer, and Secretary of Integrated Circuit Systems, Inc., from May 1999 to September 2005 when ICS merged with Integrated Device Technologies, Inc., following which Ms. Lien retired. She joined ICS in 1993, holding titles including Director of Finance and Administration and Assistant Treasurer. Ms. Lien served as a director of Techwell, Inc. from January 2006 until July 2010, where she also served as the Chairperson of the audit committee. Ms. Lien holds a B.A. degree in accounting from Immaculata College and an M.T. degree in taxation from Villanova University, and is a certified management accountant. Ms. Lien’s qualifications to serve on the Board include her career in senior financial management positions with, and on the board of directors of, semiconductor companies, and her education and training as an accounting professional.

Donald Macleod Age 65 Director since November 2007	Mr. Macleod joined National Semiconductor Corporation in February 1978 and served as its President and Chief Executive Officer from November 2009 to September 2011, when National Semiconductor Corporation was acquired by Texas Instruments Incorporated. He served as National Semiconductor Corporation’s President and Chief Operating Officer from the beginning of 2005 until November 2009, and before that he held various other executive and senior management positions at the company including Executive Vice President and Chief Operating Officer and Executive Vice President, Finance and Chief Financial Officer. Mr. Macleod served as the Chairman of the board of directors of National Semiconductor Corporation from May 2010 to September 2011. Mr. Macleod also serves as the Chairman of the board of directors of Intersil Corporation. Mr. Macleod’s qualifications to serve on the Board include his more than 30 years of experience in senior management and executive positions in the semiconductor industry, both in Europe and in the United States, and his accounting and finance qualifications and experience.

Peter J. Marks Age 60 Director since December 2013	Mr. Marks is the Chief Executive Officer of Executive Consultant, which he founded in 2013, where he advises business leaders on leadership. Prior to this, Mr. Marks served in various senior management roles with Robert Bosch GmbH, which he originally joined in 1977 and where he remained until December 2011. Most recently, from 2006 until his departure in December 2011, Mr. Marks served as Chairman, President and Chief Executive Officer of Robert Bosch LLC, where he managed all of its business sectors in the Americas, and as a member of Board of Management of Robert Bosch GmbH, with responsibility for worldwide coordination for manufacturing and capital investment. Prior to that he also served as a senior executive of Robert Bosch GmbH responsible for various divisions; automotive electronics, semiconductors, body electronics/electric drivers and energy systems. Mr. Marks’ qualifications to serve on the Board include his extensive leadership experience in senior management and executive positions with multinational organization, as well as his familiarity with operational and strategic issues relating to technology focused companies with international operations.

Mr. Guilmart is our Singapore resident director. Due to the Singapore Companies Act requirement that we have at least one director who is ordinarily resident in Singapore in office at all times, in the event that Mr. Guilmart is not re-elected at the 2014 AGM, he will continue in office after the 2014 AGM as a member of the Board until his qualifying successor (i.e., a Singapore resident director) is appointed.

In the event that a director resigns from the Board or otherwise becomes unwilling or unable to serve after the mailing of this Proxy Statement but before the 2014 AGM, our intention would be to make a public announcement of such resignation and either leave such Board seat vacant or appoint a substitute nominee. If such Board seat were left vacant, this would reduce the number of director nominees to be elected at the 2014 AGM. Votes received in respect of such director would not be counted in such circumstances. In the event that we instead propose to elect a different director nominee at the 2014 AGM to fill any such vacancy, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board.

There are no family relationships between any of our directors or executive officers.

The Board recommends a vote FOR the election of each of the director nominees listed above to the Board.

CORPORATE GOVERNANCE

Board of Directors

Our Articles of Association give our Board general powers to manage our business. The Board oversees and provides policy guidance on our strategic and business planning processes, oversees the conduct of our business by senior management and is principally responsible for the succession planning for our key executives, including our President and Chief Executive Officer.

Our Board held a total of 10 meetings during the fiscal year ended November 3, 2013 (“Fiscal Year 2013”). During Fiscal Year 2013, all directors attended at least 75% of the aggregate of the total number of meetings of our Board together with the total number of meetings held by all committees of our Board on which he or she served, counting only those meetings during which such person was a member of our Board and of the respective committee, except for Mr. Hsuan, who stepped down from the Board in June 2013. Our non-employee directors and our independent directors meet at regularly scheduled executive sessions without management participation.

Our Board has adopted a policy that encourages each director to attend the annual general meetings of our shareholders, but attendance is not required. All but two of our directors attended our 2013 Annual General Meeting of Shareholders.

Director Independence

Our Board has undertaken a review of the independence of each director and nominee for director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. The Board has made the determination that transactions or relationships between the Company and an entity where a director or nominee for director of the Company serves as a non-employee director and/or is the beneficial owner, directly or indirectly of less than 10% of such entity, or where a director or nominee for director of the Company serves on a non-employee advisory board of, or in a non-employee advisory capacity to, such an entity are presumed immaterial for the purposes of assessing a director’s independence.

In reviewing the directors’ and the nominee for director’s independence, with respect to Mr. Hao, the Board considered that payments made to or received from Silver Lake, where Mr. Hao is a Managing Director, during each of their last three respective fiscal years were less than 1% of the Company’s and Silver Lake’s respective consolidated net revenues for such years. The Board also considered that investment funds affiliated with Silver Lake, together with investment funds affiliated with Kohlberg Kravis Roberts & Co. (i) controlled a majority of the Company’s shares until December 2010 and together beneficially owned approximately 9% of the Company’s shares prior to their sale in December 2012, and (ii) were party to a Shareholder Agreement and Registration Rights Agreement with the Company until January 2013 when they were terminated. In addition, the Board considered that an investment fund affiliated with Silver Lake entered into a Note Purchase Agreement with the Company on December 15, 2013, pursuant to which the investment fund agreed to purchase $1 billion aggregate principal amount of the Company’s 2.0% Convertible Senior Notes, in connection with the pending purchase by a subsidiary of the Company of LSI Corporation, discussed in more detail under “Certain Relationships and Related Party Transactions” starting on page 79. With respect to Mr. Guilmart, the Board considered that (i) Mr. Guilmart is the President, Chief Executive Officer and a director of Kulicke & Soffa Industries, Inc. (“K&S”), (ii) the Company has occasionally made purchases of equipment and related replacement parts and equipment servicing from K&S, in the ordinary course on an arms-length basis, that were immaterial both in amount and significance and (iii) at the time of his appointment to the Board, and during the three fiscal years preceding such appointment, Mr. Guilmart owned, and currently owns, less than 1% of the outstanding shares of K&S.

As a result of its review, our Board has determined that Messrs. Dickson, Diller, Eggebrecht, Guilmart, Hao, Macleod and Marks and Ms. Lien, representing eight of our nine director nominees, are currently “independent directors” as defined under the applicable rules and regulations of the SEC and the Nasdaq Stock Market.

Director Retirement Age

Under Sections 153(2) and (6) of the Singapore Companies Act, the office of a director of a public company becomes vacant at the conclusion of the annual general meeting of shareholders first held after such director attains the age of 70 years, and any re-appointment of such director must be approved by our shareholders by ordinary resolution.

Directors With Significant Job Change

The Board has adopted a policy that requires any director who retires from his or her present employment, or who materially changes his or her position, to submit an offer of resignation as a director to the Board. The Board will then evaluate whether the individual should continue to sit on the Board in light of his or her new occupational status and decide whether or not to accept the director’s offer of resignation.

Board Leadership Structure and Role in Risk Management

The Board believes that at the present time Avago and its shareholders are best served by a Board leadership structure in which the roles of the Chief Executive Officer and the Chairman of the Board are held by different individuals. Under this structure our Chief Executive Officer is generally responsible for setting the strategic direction of the Company and for the day-to-day leadership of the Company’s operations. The Chairman provides strong independent leadership to assist the Board in fulfilling its role of overseeing the management of Avago and its risk management practices, approves the agenda for meetings of the Board and presides over Board meetings and over the meetings of our non-management and independent directors in executive session. Currently, Mr. Tan serves as our President and Chief Executive Officer and Mr. Diller, an independent director, serves as Chairman of our Board.

The Board is responsible for overseeing the management of risks facing the Company, both as a whole and through its committees. The Board regularly reviews and discusses with management information regarding our operations, liquidity and credit, as well as the risks associated with each. The Audit Committee reviews and discusses with management significant financial, legal and regulatory risks and the steps management takes to monitor, control and report such exposures. It also oversees the Company’s periodic enterprise-wide risk evaluations conducted by management. The Compensation Committee oversees management of risks relating to the Company’s compensation plans and programs for executives and employees in general. The Nominating and Corporate Governance Committee oversees management of risks associated with Board governance, director independence and conflicts of interest. Additional details regarding the responsibilities of each of these committees is discussed in more detail below, under the heading “Board Committees.” The committees report regularly to the Board on matters relating to the specific areas of risk the committees oversee. Members of management periodically report on the Company’s risk management policies and practices to the relevant Board committees and to the full Board.

Board Committees

Our Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The table below provides the current membership for each of the committees and the number of meetings held by each committee during Fiscal Year 2013.

Director	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
James V. Diller	X		X
John T. Dickson			X		X	(C)
Bruno Guilmart*					X
Justine F. Lien	X	(C)			X
Donald Macleod	X		X	(C)
Number of meetings in Fiscal Year 2013	9		11		4

(C)	Denotes the Chairperson of the committee.
*	Mr. Guilmart joined the Board on June 5, 2013.

The functions performed by these committees, which are set forth in more detail in their respective charters, are summarized below. The charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are available in the “Investors—Governance” section of our website (http://phx.corporate-ir.net/phoenix.zhtml?c=203541&p=irol-govHighlights). Shareholders may also request a copy in print from: Investor Relations, c/o Avago Technologies U.S. Inc., 350 West Trimble Road, Building 90, San Jose, CA 95131, U.S.A.

Audit Committee

The Audit Committee is currently comprised of Ms. Lien and Messrs. Diller and Macleod. The Audit Committee is responsible for assisting our Board with its oversight responsibilities regarding the following:

•	the quality and integrity of our financial statements and internal controls;

•	the appointment, compensation, retention, qualifications and independence of our independent registered public accounting firm;

•	the performance of our internal audit function and independent registered public accounting firm;

•	our compliance with legal and regulatory requirements; and

•	related party transactions.

The members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Stock Market. Our Board has determined that Mr. Macleod is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the Nasdaq Stock Market. Ms. Lien and Messrs. Diller and Macleod are independent directors as defined under the applicable rules and regulations of the SEC and the Nasdaq Stock Market. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Stock Market.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Macleod, Dickson and Diller. The Compensation Committee is responsible for determining our executives’ base compensation and incentive compensation, including designing (in consultation with management or the Board) and recommending to the Board for approval and evaluating, our compensation plans, policies and programs, administering our stock option and other equity-based plans and approving the terms of equity-based grants pursuant to those plans. The Compensation Committee has the full authority to determine and approve the compensation of our chief executive officer in light of relevant corporate performance goals and objectives. To the extent permitted by applicable law, the Company’s Memorandum and Articles of Association and Nasdaq, the Compensation Committee may delegate its responsibilities to a subcommittee. Messrs. Macleod, Dickson and Diller are independent directors as defined under the applicable rules and regulations of the SEC and the Nasdaq Stock Market. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Stock Market. For information on the processes and procedures followed by the Compensation Committee for the consideration and determination of executive compensation and the role of its compensation consultant and our chief executive officer, see the “Compensation Discussion and Analysis” section beginning on page 42 of this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Ms. Lien and Messrs. Dickson and Guilmart. The Nominating and Corporate Governance Committee is responsible for identifying qualified candidates to become directors, recommending to the Board candidates for all directorships, overseeing the annual evaluation of the Board and its committees and taking a leadership role in shaping the corporate governance of the Company. Ms. Lien and Messrs. Dickson and Guilmart are independent directors as defined under the applicable rules and regulations of the SEC and the Nasdaq Stock Market. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Stock Market.

The Nominating and Corporate Governance Committee will consider candidates for director who are recommended by its members, by other Board members and members of our management, as well as those identified by any third-party search firms retained by it to assist in identifying and evaluating possible candidates. The Nominating and Corporate Governance Committee will also consider recommendations for director candidates submitted by our shareholders if they meet the specific criteria set forth under “Shareholder Nominations to Our Board of Directors” below. The Nominating and Corporate Governance Committee will evaluate and recommend to the Board qualified candidates for election, re-election or appointment to the Board, as applicable.

When evaluating director candidates, the Nominating and Corporate Governance Committee seeks to ensure that the Board has the requisite skills, experience and expertise and that its members consist of persons with appropriately diverse and independent backgrounds. The Nominating and Corporate Governance Committee will consider all aspects of a candidate’s qualifications in the context of the needs of the Company, including: personal and professional integrity, ethics and values; experience and expertise as an officer in corporate management; experience in the Company’s industry and international business and familiarity with the Company; experience as a board member of another publicly traded company; practical and mature business judgment; the extent to which a candidate would fill a present need on the Board; and the other ongoing commitments and obligations of the candidate. However, the Nominating and Corporate Governance Committee does not have any minimum criteria for director candidates. Consideration of new director candidates will typically involve a series of internal discussions, review of information concerning candidates and interviews with selected candidates. Mr. Guilmart, who joined the Board in June 2013, and Mr. Marks, who joined the Board in December 2013, were each first suggested as a prospective Board candidate by a third-party search firm engaged by the Company, at the direction of the Board, and each of them was then evaluated by the Nominating and Corporate Governance Committee according to its practice described above. Mr. Eggebrecht was first suggested as a prospective Board candidate by one of our independent directors and was then evaluated by the Nominating and Corporate Governance Committee according to its practice described above.

Shareholder Communications With Our Board

Shareholders may communicate with our Board at the following address:

The Board of Directors

Avago Technologies Limited

c/o General Counsel

Avago Technologies U.S. Inc.

350 West Trimble Road, Building 90

San Jose, CA 95131

U.S.A.

Communications are distributed to the Board or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is excluded will be made available to any director upon request.

Shareholder Nominations to Our Board of Directors

Under our Articles of Association, no person other than a director retiring at a general meeting is eligible for appointment as a director at any general meeting of shareholders, without the recommendation of the Board for election, unless (a) in the case of a member or members who in aggregate hold(s) more than 50% of the total number of our issued and paid-up shares (excluding treasury shares), not less than 10 days, or (b) in the case of a member or members who in aggregate hold(s) more than five percent of the total number of our issued and paid-up shares (excluding treasury shares), not less than 120 days, before the date of the notice provided to members in connection with the general meeting, a written notice signed by such member or members (other than the person to be proposed for appointment) who (i) are qualified to attend and vote at the meeting for which such notice is given, and (ii) have held shares representing the prescribed threshold in (a) or (b) above, for a continuous period of at least one year prior to the date on which such notice is given, is lodged at our registered office in Singapore. Such a notice must also include the consent to serve as a director of the person nominated.

Shareholders can recommend qualified candidates for our Board to the Board by submitting recommendations to our General Counsel, c/o Avago Technologies U.S. Inc., 350 West Trimble Road, Building 90, San Jose, CA 95131, U.S.A. Submissions that include the following requirements will be forwarded to the Board for review and consideration:

•	the candidate’s name and business address;

•	a resume or curriculum vitae describing the candidate’s qualifications, which clearly indicates that he or she has the necessary experiences, skills and qualifications to serve as a director;

•

a statement as to whether or not, during the past ten years, the candidate has been convicted in a criminal proceeding (excluding minor traffic violations) and, if so, the dates, the nature of the conviction, the name or other disposition of the case, and whether the individual has been involved in any other legal proceeding during the past ten years;

•	a statement from the candidate that he or she consents to serve on the Board if elected; and

•

a statement from the person submitting the candidate that he or she is the registered holder of ordinary shares, or if the shareholder is not the registered holder, a written statement from the record holder of the ordinary shares (usually a broker or bank) verifying that at the time the shareholder submitted the candidate that he or she was a beneficial owner of ordinary shares.

Qualified director candidates suggested by shareholders will be evaluated in the same manner as any other candidate for election to the Board (other than those standing for re-election).

Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct that is applicable to all members of the Board, executive officers and employees, including our chief executive officer, chief financial officer and principal accounting officer. The Code of Ethics and Business Conduct is available in the “Investors—Governance” section of our website (http://phx.corporate-ir.net/phoenix.zhtml?c=203541&p=irol-govHighlights) under “Code of Ethics and Business Conduct.” Shareholders may also request a copy in print from: Investor Relations, c/o Avago Technologies U.S. Inc., 350 West Trimble Road, Building 90, San Jose, CA 95131, U.S.A.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee, Messrs. Macleod, Dickson and Diller are not, and have never been, officers or employees of our company. During Fiscal Year 2013, none of our executive officers served on the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

Risk Assessment and Compensation Practices

Our management conducted its annual review of the Company’s compensation policies and practices for our employees as they relate to our risk management in January 2014, and reported its findings to the Compensation

Committee. Management has concluded that our compensation policies and practices (described in more detail under “Compensation Discussion and Analysis” and “Executive Compensation” below) balance short and long-term goals and awards, as well as the mix of the cash and equity components. Based upon this review, we believe the elements of our compensation programs do not encourage unnecessary or excessive risk-taking, and are not reasonably likely to have a material adverse effect on the Company in the future.

This Proxy Statement, including the preceding paragraph, contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in our public reports filed with the SEC, such as those discussed under the heading, “Risk Factors,” in our Annual Report on Form 10-K for Fiscal Year 2013 (the “2013 Form 10-K”), and as may be updated in subsequent SEC filings.

Compensation Consultant

The Compensation Committee has retained Compensia, Inc. (“Compensia”) as its compensation consultant to advise the committee on executives’ and directors’ compensation. Compensia has not provided and does not provide any other services to the Company that are not at the direction of the Compensation Committee. The Compensation Committee has assessed the independence of Compensia pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Compensia from serving as an independent consultant to the Compensation Committee.

Director Share Ownership Guidelines

At the recommendation of the Compensation Committee, our Board implemented share ownership guidelines for non-employee directors, effective January 2011. The ownership guidelines encourage our non-employees directors to hold a minimum of 7,500 of our ordinary shares or such number of shares having a fair market value equal to three times the annual cash retainer paid to non-employee directors for service on our Board (which would currently amount to $150,000, or $180,000 if Proposal 3 is approved by shareholders), whichever is less. The guidelines encourage our non-employee directors to reach this goal within five years of the date the Board approved the guidelines or the date of their appointment or election to our Board, whichever is later, and to hold at least such minimum value in shares for as long as he or she serves on our Board.

DIRECTORS’ COMPENSATION

Under the laws of Singapore, our shareholders must approve all cash compensation paid to our non-employee directors. We do not compensate our management directors for their service on the Board or any committee of the Board.

Non-Employee Directors’ Current Compensation

Our shareholders approved the current cash compensation arrangements for our non-employee directors (which are those directors not employed by us or any subsidiary) at our 2012 Annual General Meeting of Shareholders. We currently pay the following annual cash compensation to our non-employee directors as follows, payable quarterly:

	Current Annual Fees
	Non-Employee Directors	Independent Non-Employee Directors
Board membership (other than Chairperson of the Board)	$50,000	$50,000
Chairperson of the Board	—	$80,000
Committee membership (other than committee chairperson)	—	$10,000
Chairperson of the Audit Committee	—	$25,000
Chairperson of the Compensation Committee	—	$15,000
Chairperson of the Nominating and Corporate Governance Committee	—	$12,500

Our non-employee directors also receive certain equity awards in consideration for their service on our Board, as set forth in more detail below. Non-employee directors are also reimbursed for travel and other out-of-pocket expenses related to their attendance at Board and committee meetings. Non-employee directors do not receive any non-equity incentive compensation, or participate in any pension plan or deferred compensation plan.

Our Board previously approved the following equity compensation for our non-employee directors, effective September 2011.

•

Upon appointment to the Board, each new non-employee director shall receive an initial equity grant under the Company’s 2009 Equity Incentive Award Plan (the “2009 Plan”) with a notional target fair market value of $450,000 on the date of grant, comprised 50% of stock options and 50% of restricted share units (“RSUs”), with such awards vesting one-third annually over three years (an “Initial Award”), subject to the director’s continued service on the Board.

•

Commencing in the fourth year of service, each non-employee director shall receive an annual equity grant under the 2009 Plan with a notional target fair market value of $150,000 on the date of grant, to be granted on the date of each Annual General Meeting of Shareholders occurring in and after the director’s fourth year of service, subject to the director’s re-election at such meeting (“Annual Award”). Non-employee directors may elect to receive an Annual Award either 100% in stock options or 50% in stock options and 50% in RSUs (a “Split Annual Award”). Annual Awards vest in full one year from the date of grant, subject to the director’s continued service on the Board.

To determine the number of shares to be awarded to a non-employee director pursuant to such grants, the notional target fair market value of the grant ($450,000 or $150,000 depending on whether it is an Initial Award or an Annual Award) is divided by the Black Scholes value of an option to purchase one ordinary share (calculated using the average of the closing market prices, as quoted on the Nasdaq Global Select Market, over the 30 calendar days immediately preceding the date of grant) (the “Notional Share Amount”). For Initial Awards and for Split Annual Awards, half of this Notional Share Amount represents the number of shares that will be issued pursuant to options. The remaining half of the Notional Share Amount is then divided by three to determine the number of RSUs that will be granted. Due primarily to the fact that the ratio of the fair market value of an RSU to the Black Scholes value of an option share is not always three to one, the actual aggregate grant date fair market value of an Initial Award or a Split Annual Award may be greater or less than the notional fair value of the award at the time of grant. For an Annual Award consisting solely of stock options, the Notional Share Amount represents the number of shares that will be issued pursuant to options.

In connection with the Compensation Committee’s review of our non-employee directors’ compensation program, discussed in more detail below, on the Compensation Committee’s recommendation, on September 4, 2013 the Board approved changes to the equity compensation of our directors, increasing the notional target fair market value of the Initial Awards and the Annual Awards to $500,000 and $170,000, respectively, effective immediately.

The exercise price per share of a non-employee director’s options is equal to the fair market value of an ordinary share on the grant date, and a director’s options expire five years from the date of grant (or earlier if the optionee ceases to be a director). RSUs do not have an exercise price associated with them.

Non-Employee Directors’ Proposed Cash Compensation

In September 2013, the Compensation Committee, assisted by Compensia, the committee’s independent compensation consultant, conducted a review of our non-employee director compensation program. This review was conducted to ascertain whether our non-employee directors’ compensation was competitive with that of our established peer group of companies, which group is discussed below under the heading “Compensation Discussion and Analysis.” The Compensation Committee reviewed, among other things, the current cash compensation of our non-employee directors, the total compensation of our non-employee Chairperson of the Board, the grant date fair value of equity awards previously made to non-employee directors. The Compensation Committee, with the assistance of Compensia, also took into consideration compensation trends for non-employee directors.

Based on Compensia’s review and analysis of the compensation practices of our peer group, the Compensation Committee determined that the Company’s non-employee director program delivered average total direct compensation at the peer 22nd percentile. In particular:

•	average cash compensation paid to our non-employee directors for service on our Board was below the 25th percentile of cash compensation paid to non-employee directors within the peer group;

•	average cash compensation for service as the Chairperson of the Board was below the 25th percentile;

•

the grant date fair value of (i) the initial equity award made to our directors for service on our Board, on an annualized basis (because annual grants do not commence until the third year after service) and (ii) the grant date fair value of the annual equity awards made to our directors were each below the 25th percentile of similar equity awards made to non-employee directors within the peer group.

Based on Compensia’s analysis, and upon the recommendation of the Compensation Committee, our Board approved changes to our non-employee directors’ compensation, subject to shareholders’ approval of non-employee directors’ cash compensation at the 2014 AGM, as required by Singapore law. As directors’ cash compensation runs from annual general meeting to annual general meeting, changes in directors’ cash compensation will take effect commencing on April 10, 2014, the day after our 2014 AGM, if they are approved by shareholders at that meeting. If approved by shareholders, with effect from April10, 2014 non-employee directors’ cash compensation for service on the Board and its committees would be as follows:

	Proposed Annual Fees
	Non-Employee Directors	Independent Non-Employee Directors
Board membership (other than Chairperson of the Board)	$60,000	$60,000
Chairperson of the Board	—	$120,000
Committee membership (other than committee chairperson)	—	$10,000	*
Chairperson of the Audit Committee	—	$25,000	*
Chairperson of the Compensation Committee	—	$15,000	*
Chairperson of the Nominating and Corporate Governance Committee	—	$12,500	*

(*)	Unchanged

Directors’ Compensation for Fiscal Year 2013

The following table sets forth information regarding compensation earned by our non-employee directors during Fiscal Year 2013.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards ($)(1)	Dividends(2)		Total
Adam H. Clammer(3)	$25,000	—	—	$18,000	(3)	$43,000
John T. Dickson	$72,500	—	—	—		$72,500
James V. Diller	$100,000	$116,223	$74,995	$144,000	(4)	$435,218
Bruno Guilmart(5)	$30,000	$284,826	$238,462	—		$553,288
Kenneth Y. Hao	$50,000	$116,223	$74,995	$40,000	(6)	$281,218
John M. Hsuan(7)	$45,000	—	—	—		$45,000
Justine F. Lien	$85,000	$116,223	$74,995	—		$276,218
Donald Macleod	$75,000	$116,223	$74,995	—		$226,218

(1)	Columns represent the grant date fair value of RSU awards, or option awards, as applicable, granted in Fiscal Year 2013, determined in accordance with Accounting Standards Codification Topic Number 718 (“ASC 718”). The grant date fair value of RSU awards is based on the closing price of our ordinary shares on the date of grant. For a discussion of valuation assumptions used in the calculation of the grant date fair value of option awards, see Note 9 of Notes to Consolidated Financial Statements included in Part IV, Item 8 of our 2013 Form 10-K. Other than in the case of Mr. Guilmart, the amounts shown represent the grant date fair values of an option to purchase 9,854 shares and 3,285 RSUs granted on April 10, 2013. With respect to Mr. Guilmart, the amounts shown represent the grant date fair values of an option to purchase 23,094 shares and 7,698 RSUs granted to Mr. Guilmart on June 5, 2013 in connection with his appointment to the Board. The table below shows the aggregate number of ordinary shares underlying stock options and RSUs held by our non-employee directors as of November 3, 2013:

Name	Number of Ordinary Shares Underlying Restricted Share Units (#)	Number of Ordinary Shares Underlying Outstanding Stock Options (#)
John T. Dickson	4,248	19,116
James V. Diller	3,285	24,670
Bruno Guilmart	7,698	23,094
Kenneth Y. Hao	3,285	24,670
Justine F. Lien	3,285	9,854
Donald Macleod	3,285	24,670

(2)	Represents dividends paid on shares received upon exercise of options previously granted to the director as compensation, as dividends were not factored into the grant date fair value for the options because they were granted prior to our adoption of ASC 718. These option awards were accounted for under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations and provided the required pro forma disclosures of SFAS No. 123, “Accounting for Stock-Based Compensation.”
(3)	Shares on which dividends were paid are held by Mr. Clammer as Trustee for the Adam H Clammer & Katherine G Harbin 2007 Joint Revocable Trust. Mr. Clammer’s term as a director ended on April 10, 2013, at the 2013 AGM.
(4)	Shares on which dividends were paid are held by Mr. Diller as Trustee for the James & June Diller Trust UA dated 7/20/77, for the June P. Diller Annuity trust – 2010B dated May 10, 2010 and for the James V. Diller Annuity Trust—2010B dated May 10, 2010.
(5)	Mr. Guilmart was appointed to the Board on June 5, 2013.
(6)	Pursuant to Mr. Hao’s arrangement with Silver Lake with respect to director compensation, dividends received by Mr. Hao on shares received by him from the exercise of options or the vesting of RSUs received as director compensation are required to be remitted to Silver Lake.
(7)	Mr. Hsuan stepped down from the Board on June 5, 2013.

PROPOSAL 2:

APPROVAL OF THE RE-APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM AND INDEPENDENT SINGAPORE AUDITOR FOR FISCAL YEAR 2014 AND AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX ITS REMUNERATION

PricewaterhouseCoopers LLP is our independent registered public accounting firm in the U.S. and audits our consolidated financial statements. During Fiscal Year 2013, PricewaterhouseCoopers LLP in Singapore was our independent Singapore auditor of our Singapore statutory financial statements. Pursuant to Section 205(2) and 205(4) of the Singapore Companies Act, any appointment after the Board’s initial appointment of our independent Singapore auditor, or its subsequent removal, requires the approval of our shareholders. The Audit Committee has approved, subject to shareholder approval, the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and the independent Singapore auditor for the fiscal year ending November 2, 2014 (“Fiscal Year 2014”). Pursuant to Section 205(16) of the Singapore Companies Act, the remuneration of a company’s auditors shall be fixed by the shareholders in a general meeting or the shareholders may authorize directors to fix the remuneration. The Board believes that it is appropriate for the Audit Committee, as part of its oversight responsibilities, to fix the auditors’ remuneration. The Board is therefore also requesting that the shareholders authorize the Audit Committee to fix the auditors’ remuneration for service rendered through our 2015 Annual General Meeting of Shareholders (the “2015 AGM”). We expect a representative from PricewaterhouseCoopers LLP to be present at the 2014 AGM. This representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Principal Accounting Fees and Services

Set forth below are the aggregate fees charged to the Company for the services performed by our independent registered public accounting firm, PricewaterhouseCoopers LLP, relating to Fiscal Year 2013 and the fiscal year ended October 28, 2012 (“Fiscal Year 2012”).

	Fiscal Year 2013	Fiscal Year 2012
	($ in thousands)
Audit Fees	$3,016	$2,697
Audit-Related Fees	194	88
Tax Fees	502	183
All Other Fees	4	4

Total	$3,716	$2,972

Audit Fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, audit of internal control over financial reporting, the review of our quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits. The fees for Fiscal Year 2013 include fees related to business combination accounting for our recently closed acquisitions. The fees for Fiscal Year 2012 include services in connection with a secondary offering of the Company’s ordinary shares in December 2012, including comfort letters, consents and review of documents filed with the SEC.

Audit-Related Fees consist of fees for assurance and related services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our consolidated financial statements and not included in Audit Fees. In Fiscal Year 2013, these fees included fees related to providing certification audits to the Singapore Economic Development Board in connection with our tax incentive arrangements in Singapore and consultations relating to the Company’s business development activities.

Tax Fees consist of fees incurred for various tax transfer pricing studies in Fiscal Year 2012 and Fiscal Year 2013, intellectual property restructuring consultation for a recently completed acquisition in Fiscal Year 2013, and research and development credit consultations and customs duty assistance in Fiscal Year 2012.

All Other Fees consist of fees for professional services rendered by our independent registered public accounting firm for permissible non-audit services. In Fiscal Year 2012 and Fiscal Year 2013, these fees consisted of a license for specialized accounting research software.

In considering the nature of the services provided by PricewaterhouseCoopers LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with PricewaterhouseCoopers LLP and our management to determine that they are permitted under the rules and regulation concerning independent registered public accounting firms’ independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Except as stated above, there were no other fees billed by PricewaterhouseCoopers LLP for Fiscal Year 2012 and Fiscal Year 2013. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of our independent registered public accounting firm.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for selecting the independent registered public accounting firm to be employed by us to audit our financial statements, subject to approval by our shareholders of such appointment. The Audit Committee also assumes responsibility for the retention, compensation, oversight and termination of any independent auditor employed by us. All engagements with the Company’s independent registered accounting firm, regardless of amount, must be authorized in advance by the Audit Committee. The Audit Committee has delegated its pre-approval authority to the Chairperson of the Audit Committee, provided that any matters approved in such manner are presented to the Audit Committee at its next meeting. Pursuant to the charter of the Audit Committee, committee approval of non-audit services (other than review and attest services) is not required, if such services fall within available exceptions established by the SEC. However, to date, the Audit Committee’s policy has been to approve all services provided by the Company’s independent registered accounting firm. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the committee’s pre-approval, and the fees for the services performed to date.

In connection with Mr. Guilmart’s appointment to the Board, the Audit Committee pre-approved, on a prospective basis, arms’ length transactions (excluding the provision of professional services) between the Company and K&S of less than $120,000 individually or in the aggregate in any fiscal year of the Company.

During Fiscal Year 2012 and Fiscal Year 2013, all services provided to us by PricewaterhouseCoopers LLP were approved by the Audit Committee pursuant to paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X.

The Board recommends a vote FOR the approval of the re-appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and independent Singapore auditor for Fiscal Year 2014 and authorization of the Audit Committee to fix its remuneration.

PROPOSAL 3:

ORDINARY RESOLUTION TO APPROVE NON-EMPLOYEE DIRECTORS’ CASH COMPENSATION

Under the laws of Singapore, our shareholders must approve all cash compensation paid by us to our directors for services rendered in their capacity as directors. Accordingly, we are seeking shareholder approval to provide payment of the following cash compensation to our non-employee directors for service on the Board and its committees during the period of approximately 12 months from April 10, 2014, the day after our 2014 AGM, through the date on which our 2015 AGM is held, and for each approximately 12-month period thereafter, as follows:

•	annual cash compensation of $60,000 to each of our non-employee directors, other than the Chairperson of the Board, and cash compensation of $120,000 to the independent Chairperson of the Board;

•	additional annual cash compensation of $25,000 to the chairperson of the Audit Committee, provided that such person is an independent director;

•	additional annual cash compensation of $15,000 to the chairperson of the Compensation Committee, provided that such person is an independent director;

•	additional annual cash compensation of $12,500 to the chairperson of the Nominating and Corporate Governance Committee, provided that such person is an independent director;

•

additional cash compensation of $10,000 to each of our independent directors in respect of each of the foregoing committees of the Board on which they serve, other than service as chairperson of any such committee of the Board; and

•

appropriate pro rata cash compensation, based on the annual cash compensation set forth above, as applicable, to (i) any director who ceases to be a director, Chairperson of the Board or member of chairperson of any committee of the Board following the 2014 AGM and prior to the 2015 AGM and (ii) any new non-employee director who is appointed by the Board, any independent director who is appointed to the position of Chairperson of the Board or chairperson of any such committee of the Board or any independent director who is appointed to serve on any such committee of the Board, in each case after the date of our 2014 AGM, for their services rendered as a director and/or committee member for any period less than 12 months.

The above reflects the changes to the cash compensation for non-employee directors’ service on the Board and for the Chairpersons of the Board recommended by the Compensation Committee, after consultation with Compensia, and approved by the Board, subject to shareholder approval thereof, as discussed under “Directors’ Compensation” on page 14.

We believe that this authorization will benefit our shareholders by enabling us to attract and retain qualified individuals to serve as members of our Board and to continue to provide leadership for our company.

The Board recommends a vote FOR the resolution to approve the non-employee directors’, the Board Chairperson’s, the committee chairpersons’ and the committee members’ cash compensation.

PROPOSAL 4:

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are including in this Proxy Statement this proposal for shareholders to approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K promulgated by the SEC, set forth in “Compensation Discussion and Analysis” and in the compensation tables and accompanying narrative disclosure under “Executive Compensation” set forth elsewhere in the Proxy Statement.

Shareholders are encouraged to read the “Executive Compensation” section of this Proxy Statement, as well as the “Compensation Discussion and Analysis” section, which discusses our compensation policies, procedures and programs and the Fiscal Year 2013 compensation for the Company’s named executive officers listed in the 2013 Summary Compensation Table included in the “Executive Compensation” section of this Proxy Statement.

Our compensation program for executives is designed to achieve the following:

•	attract and retain qualified, experienced and talented executives, understanding competitive pressures from our Peer Group Companies (as defined in Compensation Discussion and Analysis);

•	motivate and reward executives whose skills, knowledge and performance are critical to the on-going success of our Company;

•

encourage executives to focus on the achievement of corporate and financial performance goals and metrics by aligning the incentive reward program to the achievement of both functional/divisional goals and corporate goals; and

•	align the interests of our executives with those of our shareholders.

Our Executive Compensation Is Aligned With Our Performance:

•

Stockholder Alignment—Strong Total Shareholder Return. During Fiscal Year 2013, our share price increased by approximately 35% and we achieved a total shareholder return of approximately 41% (including the impact of our dividends). Since our initial public offering in August 2009 up to the end of Fiscal Year 2013, our share price has increased 198%.

•

Return of Significant Capital to our Shareholders. During Fiscal Year 2013 we returned approximately $95 million to our shareholders through share repurchases and paid an aggregate of $198 million in cash dividends to our shareholders. We have increased our quarterly dividend every quarter since the initiation of our cash dividend in December 2010.

•

Annual Cash Incentives Reflect Company Performance. Payouts under our annual cash incentive bonus program are tied to pre-established operational and financial performance goals. Our pre-established performance goals are rigorous and designed to be difficult to achieve. For Fiscal Year 2011, we exceeded our revenue growth and our non-GAAP operating income targets, resulting in bonus payouts of between 120% and 150% of target for the NEOs. For Fiscal Year 2012, we did not achieve the minimum revenue or non-GAAP operating income thresholds, although some divisional and functional goals were achieved at various levels, which resulted in cash incentive payouts ranging between 46% and 72% of target for the NEOs, other than our CEO. Our CEO did not receive any cash incentive award in 2012. For Fiscal Year 2013, although our overall financial results were strong compared to Fiscal Year 2012, our corporate revenue and non-GAAP operating income targets were not fully achieved. This decreased our annual cash incentive payouts accordingly. Attainment levels for business unit/function performance targets were mixed, with some targets not being achieved and others being met or exceeded. Resulting cash incentive payouts for 2013 ranged from 89% and 122% of target for the NEOs under our annual cash incentive bonus program.

•

We Pay for Performance. In Fiscal Year 2012, although our overall financial results improved slightly compared to Fiscal Year 2011, many of the targets established under our annual cash incentive program were not fully achieved. As a result total cash compensation for our NEOs (the sum of base salary and annual incentive bonus payouts) was considerably lower than Fiscal Year 2011 levels. The aggregate amount paid to our NEOs under our annual cash incentive program decreased from $3.4 million for Fiscal Year 2011 to $0.7 million for Fiscal Year 2012. Our CEO’s total compensation for Fiscal Year 2012 was below the 25th percentile of our peer group.

•

Equity as a Key Component of Compensation. In Fiscal Year 2013, we introduced a program of annual equity awards for all of our employees, including executives, in order to more closely align our equity program with market practices. We also introduced performance-based option awards for our executives, with performance criteria based on sustained increases in the Company’s share price, in order to more closely align our executives interests with those of our shareholders. For our NEOs, approximately 53% of the value of their annual Fiscal Year 2013 grant was in the form of performance-based options. With the exception of the special, performance-based retention equity award made to Mr. Tan discussed below, the Fiscal Year 2013 performance-based option awards are not exercisable until the date on which the average of the closing prices of the Company’s ordinary shares over a ten consecutive trading day period is equal to or greater than 120% of the exercise price of the option. Our CEO did not receive any equity grant in Fiscal Year 2012.

•

Performance-Based Retention Grant to our CEO. In Fiscal Year 2013, we approved a special, performance-based retention equity award to our CEO, consisting of the grant of two performance-based options to acquire an aggregate of 2,500,000 ordinary shares of the Company, each of which vest over a four-year period, but which may only be exercised if five increasing share-price targets, each relating to 20% of the shares subject to the applicable option, are met. The share price targets range from $50.00 per share to $75.00 per share. In order to be exercisable, the average of the closing price per share of the Company, as quoted on the Nasdaq, over 30 consecutive trading days must equal or exceed the relevant share price target. Mr. Tan will not realize any value from the options unless and until the relevant price contingencies are met. Based on the closing share price of $38.99, as quoted on the Nasdaq on September 13, 2013, the date of approval of the award, attainment of the lowest price contingency of $50.00 would represent an increase in the Company’s share price of approximately 28%, and attainment of the highest price contingency of $75.00 would represent an increase in the Company’s share price of approximately 92%. The first performance-based option comprising this award was granted on September 13, 2013, covers 1,750,000 ordinary shares and has an exercise price per share of $38.99. The second performance-based option was granted on January 2, 2014, covers 750,000 ordinary shares and has an exercise price of $52.65. The award incentivizes our CEO to remain with Avago and to drive sustained value creation over the next four to seven years. Upon achievement of any of the performance thresholds, our stockholders may immediately realize the value of the corresponding share price appreciation, while our CEO remains subject to the time vesting feature of the award.

Board Recommends Vote “FOR” Our Executive Compensation:

Our Board believes that our current executive compensation program aligns the interests of our executives with those of our stockholders. We intend that our compensation programs reward actions and outcomes that are consistent with the sound operation of our Company and are aligned with the creation of long-term stockholder value.

For the reasons discussed above, the Board recommends that stockholders vote “FOR” the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Securities and Exchange Commission rules in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure of this proxy statement.”

While the vote on this resolution is advisory and not binding on the Company, the Compensation Committee or the Board, the Compensation Committee and the Board value the opinions that shareholders express in their votes and will consider the outcome of the vote on this resolution when considering future executive compensation arrangements. We currently conduct triannual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2017 annual meeting of stockholders.

The Board recommends that shareholders vote, on a non-binding, advisory basis, FOR the resolution to approve the compensation of the Company’s named executive officers.

PROPOSAL 5:

ORDINARY RESOLUTION TO AUTHORIZE ORDINARY SHARE ALLOTMENTS AND ISSUANCES

We are incorporated in the Republic of Singapore. Under the laws of Singapore, our directors may issue ordinary shares and make offers or agreements or grant options that might or would require the issuance of ordinary shares only with the prior approval of our shareholders. We are submitting this proposal to authorize our Board to allot and issue our ordinary shares from time to time, as set forth in the Notice, because we are required to do so under the laws of Singapore before we can issue any ordinary shares in connection with our equity compensation plans, possible future strategic transactions, or public and private offerings.

If this proposal is approved, the authorization would be effective from the date of the 2014 AGM and continue until the earlier of (i) the conclusion of the 2015 AGM or (ii) the expiration of the period within which the 2015 AGM is required by the laws of Singapore to be held. The 2015 AGM is required to be held no later than 15 months after the date of the 2014 AGM. The laws of Singapore allow for an application to be made with the Singapore Accounting and Corporate Regulatory Authority for an extension of up to an additional three months of the time in which to hold an annual general meeting of shareholders, which may be granted in the discretion of that Authority.

The Board believes that it is advisable and in the best interests of our shareholders for our shareholders to authorize the directors to issue ordinary shares and to make, enter into or grant offers, agreements or options that might or would require the issuance of ordinary shares. In the future, the directors may need to issue shares or make agreements that would require the allotment and issuance of new ordinary shares. For example:

•	in connection with strategic transactions and acquisitions;

•	pursuant to public and private offerings of our ordinary shares, as well as instruments (including debt instruments) convertible into our ordinary shares; or

•	in connection with our equity compensation plans and arrangements.

Notwithstanding this general authorization to allot and issue our ordinary shares, we will be required to seek shareholder approval with respect to future issuances of ordinary shares, where required, under the Nasdaq Stock Market rules, such as where we propose to issue ordinary shares that will result in a change in control of Avago or in connection with a transaction involving the issuance of ordinary shares representing 20% or more of our outstanding ordinary shares.

We expect that we will continue to issue ordinary shares and grant options, RSUs and other equity-based awards in the future under circumstances similar to those in the past. As of the date of this Proxy Statement, other than issuances of ordinary shares or agreements that would require the issuance of new ordinary shares in connection with our equity compensation plans and arrangements (including the Plan, as defined in Proposal 7 below, and any equity compensation plans and awards we assume as a result of our pending acquisition of LSI Corporation), we have no specific plans, agreements or commitments to issue any ordinary shares for which approval of this proposal is required. Nevertheless, the Board believes that it is advisable and in the best interests of our shareholders for our shareholders to provide this general authorization in order to avoid the delay and expense of obtaining shareholder approval at a later date, and to provide us with greater flexibility to pursue strategic transactions and acquisitions and raise additional capital through public and private offerings of our ordinary shares, as well as instruments convertible into our ordinary shares.

If this proposal is approved, our directors would be authorized to allot and issue, during the period described above, ordinary shares subject to our Articles of Association, applicable Singapore laws and the Nasdaq Stock Market rules. The issuance of a large number of ordinary shares (or instruments convertible into ordinary shares) could be dilutive to existing shareholders or reduce the trading price of our ordinary shares on the Nasdaq Global Select Market. If this proposal is not approved, we would not be permitted to issue ordinary shares (other than shares issuable on exercise or settlement of outstanding options, RSUs and other instruments convertible into or exercisable for ordinary shares or the like, which were previously granted when the previous shareholder approved share issue mandates were in force). If we are unable to rely upon equity as a component of compensation, we would have to review our compensation practices, and would likely have to substantially increase cash compensation to retain key personnel.

The Board recommends a vote FOR the resolution to authorize ordinary share allotments and issuances.

PROPOSAL 6:

ORDINARY RESOLUTION TO APPROVE THE SHARE PURCHASE MANDATE

Our purchases or acquisitions of our ordinary shares must be made in accordance with, and in the manner prescribed by, the Singapore Companies Act, the Nasdaq Stock Market rules and such other laws and regulations as may from time to time be applicable.

Singapore law requires us to obtain shareholder approval of a “general and unconditional share purchase mandate” if we wish to purchase or otherwise acquire our ordinary shares. We refer to this as the “Share Purchase Mandate” and it allows our directors to exercise their authority to purchase or otherwise acquire our outstanding ordinary shares on the terms of the Share Purchase Mandate.

Our shareholders approved a Share Purchase Mandate at our 2013 AGM; however, this Share Purchase Mandate will expire on the date of our 2014 AGM unless renewed. Accordingly, we are submitting this proposal to seek approval from our shareholders at the 2014 AGM to renew the Share Purchase Mandate. On April 10, 2013, following the conclusion of our 2013 AGM, the Board authorized the repurchase of up to 20 million of our outstanding ordinary shares in the aggregate, pursuant to the Share Purchase Mandate approved by shareholders at our 2013 AGM. This share repurchase program does not obligate us to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice. During Fiscal Year 2013 we paid $95 million to repurchase 2.6 million of our ordinary shares, all of which were cancelled upon repurchase.

If approved by our shareholders at the 2014 AGM, the authority conferred by the 2014 Share Purchase Mandate will, unless varied or revoked by our shareholders at a general meeting, continue in force from the date of such shareholder approval until the earlier of the date of our 2015 AGM or the date by which the 2015 AGM is required by law to be held (the “Relevant Period”). The 2015 AGM is required to be held no later than 15 months after the date of the 2014 AGM (which period may be extended for up to an additional three months upon application by the Company to, and the approval of, the Singapore Accounting and Corporate Regulatory Authority).

The authority and limitations placed on our share purchases or acquisitions under the proposed Share Purchase Mandate, if approved at the 2014 AGM, are summarized below:

Limit on Number of Ordinary Shares Allowed to be Purchased

During the period in which the renewed Share Purchase Mandate is effective, we may purchase or acquire that aggregate number of our ordinary shares which is equal to 10% of the total number of issued ordinary shares outstanding as of (a) April 10, 2013 (the date of our last annual general meeting of shareholders) or (b) the date of the passing of this resolution (expected to be April 9, 2014), whichever is greater (unless the share capital of the Company has been reduced in accordance with sections 78C or 78I of the Singapore Companies Act, at any time during the Relevant Period, in which event the total number of ordinary shares of the Company shall be taken to be the total number of issued ordinary shares of the Company as altered by such share capital reduction(s)). There were 246,805,225 of our ordinary shares outstanding as of April 10, 2013 and 249,702,431 of our ordinary shares outstanding as of February 11, 2014, the most recent practicable date.

Duration of Share Purchase Mandate

Purchases or acquisitions of ordinary shares may be made, at any time and from time to time, on and from the date of approval by shareholders of the renewed Share Purchase Mandate up to the earlier of:

•	the date on which our next Annual General Meeting of Shareholders is held or required by law to be held; or

•	the date on which the authority conferred by the Share Purchase Mandate is revoked or varied by our shareholders at a general meeting.

Manner of Purchases or Acquisitions of Ordinary Shares

Purchases or acquisitions of ordinary shares may be made by way of:

•

market purchases on the Nasdaq Global Select Market or any other stock exchange on which our ordinary shares may for the time being be listed and quoted, through one or more duly licensed dealers appointed by us for that purpose; and/or

•

off-market purchases (if effected other than on the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted) in accordance with an equal access prescribed by Singapore law.

If we decide to purchase or acquire our ordinary shares in accordance with an equal access scheme, our directors may impose any terms and conditions on such purchases as they see fit and as are in our interests, so long as the terms are consistent with the Share Purchase Mandate, the regulations and rules of the Nasdaq Global Select Market (or any other stock exchange on which our ordinary shares may then be listed and quoted), the Singapore Companies Act and other applicable laws. In addition, an equal access scheme must satisfy the following conditions:

•	offers for the purchase or acquisition of ordinary shares must be made to every person who holds ordinary shares to purchase or acquire the same percentage of their ordinary shares;

•	all of those persons must be given a reasonable opportunity to accept the offers made; and

•

the terms of all of the offers must be the same (except differences in consideration that result from offers relating to ordinary shares with (i) different accrued dividend entitlements, (ii) different amounts remaining unpaid and (iii) differences in the offers solely to ensure that each person is left with a whole number of ordinary shares).

Purchase Price

The purchase price (excluding brokerage commission, applicable goods and services tax and other related expenses of the purchase or acquisition) to be paid for an ordinary share will be determined by our directors. The maximum purchase price to be paid for the ordinary shares, as determined by our directors must not exceed:

•

in the case of a market purchase, the highest independent bid or the last independent transaction price, whichever is higher, of our ordinary shares quoted or reported on the Nasdaq Global Select Market or as the case may be, any other stock exchange on which our ordinary shares for the time being are listed or quoted, at the time the purchase is effected; and

•

in the case of an off-market purchase pursuant to an equal access scheme, 150% of the “Prior Day Close Price” of our ordinary shares, which means the closing price of an ordinary share as quoted on the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may, for the time being, be listed and quoted on the day immediately preceding the date on which we announce our intention to make an offer for the purchase or acquisition of our ordinary shares from holders of our ordinary shares, stating therein the purchase price (which shall not be more than the maximum purchase price calculated on the foregoing basis) for each ordinary share and the relevant terms of the equal access scheme for effecting the off-market purchase.

Sources of Funds

Only funds legally available for purchasing or acquiring ordinary shares in accordance with our Articles of Association and applicable laws of Singapore shall be used. In the event that we elect to purchase or acquire any of our ordinary shares, depending on the number of ordinary shares repurchased or acquired and then current market, business and other relevant conditions, we may use our internal sources of funds and/or external borrowings to finance any such purchases or acquisitions. Our directors do not propose to exercise the Share Purchase Mandate in a manner and to such an extent that would materially affect our working capital requirements and those of our subsidiaries.

Under the Singapore Companies Act, any payment made in consideration of the purchase or acquisition of ordinary shares may be made out of our capital or profits. Acquisitions or purchases made out of capital or profits are permissible only so long as Avago is solvent. Pursuant to Section 76F(4) of the Singapore Companies Act, a company is solvent if (a) it is able to pay its debts in full at the time of the payment made in consideration of the purchase or acquisition (or the acquisition of any right with respect to the purchase or acquisition) of ordinary shares and will be able to pay its debts as they fall due in the normal course of business during the 12-month period immediately following the date of such payment; and (b) the value of the company’s assets is not less than the value of its liabilities (including contingent liabilities) and will not, after giving effect to the proposed purchase or acquisition, become less than the value of its liabilities (including contingent liabilities).

Status of Purchased or Acquired Ordinary Shares

The ordinary shares that we purchase or acquire will be deemed cancelled immediately on purchase or acquisition, and all rights and privileges attached to those ordinary shares will expire on cancellation. The total number of issued shares will be reduced by the number of ordinary shares purchased or acquired by us.

We will cancel and destroy certificates, if applicable, in respect of purchased or acquired ordinary shares as soon as reasonably practicable following settlement of any purchase or acquisition of ordinary shares.

Financial Effects

Our net tangible assets will be reduced by the purchase price of any ordinary shares purchased or acquired and cancelled. We do not anticipate that the purchase or acquisition of our ordinary shares in accordance with the 2014 Share Purchase Mandate would have a material impact on our consolidated results of operations, financial condition and cash flows.

The financial effects on us arising from purchases or acquisitions of ordinary shares which may be made pursuant to the Share Purchase Mandate will depend on, among other things, whether the ordinary shares are purchased or acquired out of our profits and/or capital, the number of ordinary shares purchased or acquired, and the price paid for the ordinary shares.

Under the Singapore Companies Act, purchases or acquisitions of ordinary shares by us may be made out of our profits and/or our capital. Where the consideration paid by us for the purchase or acquisition of ordinary shares is made out of our profits, such consideration (excluding brokerage, commission, goods and services tax and other related expenses) will correspondingly reduce the amount available for the distribution of cash dividends by us. Where the consideration that we pay for the purchase or acquisition of ordinary shares is made out of our capital, the amount available for the distribution of cash dividends by us will not be reduced.

Rationale for the Share Purchase Mandate

We believe that renewal of the Share Purchase Mandate at the 2014 AGM will benefit our shareholders by providing our directors with appropriate flexibility to cause the repurchase of our ordinary shares if our directors believe that such repurchases would be in the best interests of our shareholders. Our decision to repurchase our ordinary shares from time to time will depend on our continuing assessment of then-current market conditions, our need to use available cash to finance our operations, acquisitions and other strategic transactions, the level of our debt, and the terms and availability of financing.

Take-Over Implications

If, as a result of our purchase or acquisition of our issued ordinary shares, a shareholder’s proportionate interest in our voting capital increases, such increase will be treated as an acquisition under The Singapore Code on Take-overs and Mergers, Appendix 2. If such increase results in a change of effective control, or, as a result of such increase, a shareholder or a group of shareholders acting in concert obtains or consolidates effective control of our company, such shareholder or group of shareholders acting in concert could become obliged to make a take-over offer for our company under Rule 14 of The Singapore Code on Take-overs and Mergers.

The circumstances under which shareholders (including directors or a group of shareholders acting together) will incur an obligation to make a take-over offer can be found under Rule 14 and Appendix 2 of the Singapore Code on Take-overs and Mergers. The effect of Appendix 2 is that, unless exempted, shareholders will incur an obligation to make a take-over offer under Rule 14 if, as a result of us purchasing or acquiring our issued ordinary shares, the voting rights of such shareholders (and parties acting in concert with them) would increase to 30% or more, or if such shareholders (and parties acting in concert with them) hold between 30% and 50% of our voting rights, the voting rights of such shareholders (and parties acting in concert with them) would increase by more than 1% in any period of six months. Shareholders who are in doubt as to their obligations, if any, to make a mandatory take-over offer under The Singapore Code on Take-overs and Mergers as a result of any share purchase by us should consult the Securities Industry Council of Singapore and/or their professional advisers at the earliest opportunity.

The Board recommends a vote FOR the resolution to approve the Share Purchase Mandate.

PROPOSAL 7:

ORDINARY RESOLUTION TO APPROVE THE AVAGO TECHNOLOGIES LIMITED
EXECUTIVE CASH AND EQUITY INCENTIVE AWARD PLAN

On January 22, 2014, the Board, upon the recommendation of the Compensation Committee, adopted the Avago Technologies Limited Executive Cash and Equity Incentive Award Plan (the “Plan”) and directed that the Plan be submitted to the Company’s shareholders for approval at the 2014 AGM. Shareholder approval of the Plan will permit cash bonuses and certain equity compensation, starting in Fiscal Year 2014, to be considered “performance-based compensation” within the meaning of Section 162(m) of the United States Internal Revenue Code of 1986, as amended (“Code”), and therefore fully deductible by the Company for federal income tax purposes.

Our Board believes that it is in our best interests and those of our shareholders to provide for an incentive plan under which cash-based and equity-based compensation awards made to the executive officers of the Company and its subsidiaries, as applicable, can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Plan has been structured in a manner such that awards under it may satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). In general, under Section 162(m), in order for the Company or its relevant subsidiaries to be able to deduct compensation in excess of $1 million paid in any one year to “covered employees,” which include the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Plan, each of these aspects is discussed below, and shareholder approval of the Plan will be deemed to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

Shareholders are requested to approve the adoption of the Plan so that cash bonuses and certain equity compensation can be structured to be fully tax deductible by the Company. Additional shares are not being requested to be reserved under the Plan as each grant made under the Plan will reduce the number of shares available for grant under the Company’s 2009 Equity Incentive Award Plan, referred to as the 2009 Plan; however, the Plan does increase the annual share and cash bonus limit per executive officer to permit the Company to grant larger awards when it is deemed by the Compensation Committee necessary or appropriate to incentivize our executive officers using performance-based awards. If the Plan is not approved by our shareholders, it will not become effective, and the limits existing under the 2009 Plan will continue in effect.

Summary of the Executive Cash and Equity Incentive Award Plan

The Plan provides for the granting of options, share appreciation rights, restricted shares, restricted share units, deferred shares, dividend equivalents, performance awards, share payments and other share-based and cash-based awards, or any combination thereof. The material provisions of the Plan are described below, and the description is qualified in its entirety by reference to the text of the Plan, as proposed to be adopted at the 2014 AGM and which is attached as Appendix A to this proxy statement.

Purpose of the Executive Cash and Equity Incentive Award Plan

The purpose of the Plan is to motivate and reward the Company’s eligible employees for their service by providing incentive compensation in the form of cash bonuses and equity compensation.

Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of binding guidance thereunder, the Company cannot guarantee that the awards under the Plan to covered employees will qualify for exemption under Section 162(m). However, the Company’s intention and the intention of the Compensation Committee is to administer the Plan in compliance with Section 162(m) with respect to covered employees or participants who may become covered employees. If any provision of the Plan does not comply with the requirements of Section 162(m) with respect to covered employees or participants who may become covered employees, then such provision will be construed or deemed amended to the extent necessary to conform to such requirements. With respect to all other participants, the Plan may be operated without regard to the constraints of Section 162(m).

Participants in the Executive Cash and Equity Incentive Award Plan

Individuals eligible for Plan awards are the Company’s and its subsidiaries executive officers and key employees. If the Plan were in effect as of February 20, 2014, there would be 5 executive officers and approximately 20 key employees of the Company and its subsidiaries eligible to receive cash and equity awards. No non-employee directors or consultants of the Company would be eligible to participate in the Plan.

Administration of the Executive Cash and Equity Incentive Award Plan

The Plan will be administered by the Compensation Committee, which will have the authority to interpret the Plan, to establish performance targets and to establish the amounts of awards payable under the Plan.

The Compensation Committee will consist of at least two members of our Board, each of whom is intended to qualify as an “outside director,” within the meaning of Section 162(m) and, to the extent necessary to comply with Rule 16b-3 of the Exchange Act, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, as applicable.

New Plan Benefits

Future awards under the Plan to executive officers and key employees are not determinable in advance because these grants are subject to the discretion of the Compensation Committee. The Company has therefore not included a table that reflects such awards.

Share Reserve and Maximum Award Limits.

The ordinary shares underlying awards under the Plan will be issued from our 2009 Plan, as may be amended from time to time.

To the extent that an award granted under the Plan terminates, expires or lapses for any reason, any shares subject to the award at such time will revert back to the 2009 Plan; to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the Plan, such tendered or withheld shares will revert back to the 2009 Plan; to the extent any restricted shares are forfeited by the holder, such shares will revert back to the 2009 Plan; and the payment of dividend equivalents in cash in conjunction with any outstanding awards under the Plan will not be counted against the shares available for issuance under the 2009 Plan. In addition, on the date set forth in the applicable award agreement, all unearned awards under the Plan that have not vested and are forfeited will revert back to the 2009 Plan.

The actual amount of future cash bonus payments and future equity awards under the Plan is not presently determinable. However, the Plan provides that no individual may be granted share-based awards under the Plan covering more than 3,000,000 shares or more than $5,000,000 in cash in any calendar year. To the extent required by Section 162(m), shares subject to awards which are canceled will continue to be counted against this limit. Further, the Compensation Committee, in its sole discretion, may reduce or eliminate the amount of a participant’s cash bonus or equity awards under the Plan to an amount below the amount otherwise payable pursuant to the Plan formula. With respect to Plan awards to participants who are not subject to Section 162(m), the Compensation Committee may use its discretion to increase the amount otherwise payable under the Plan award. The maximum number of ordinary shares that may be granted under the Plan as incentive stock options is 25,000,000.

Performance Goals and Criteria.

The vesting and size of cash and equity awards granted under the Plan to each participant may be based on an individual bonus target for the performance period set by the Compensation Committee in writing and is directly related to the satisfaction of the applicable performance goal(s) set by the Compensation Committee for such performance period. A performance goal is an objective formula or standard utilizing one or more of performance criteria and any objectively verifiable adjustment(s) thereto permitted and pre-established by our Compensation Committee and if such cash and equity awards are intended to qualify as performance-based compensation under Section 162(m) determined in accordance with Section 162(m). The performance criteria that our Compensation Committee selects for a cash or equity award for purposes of establishing the performance goal(s) for a performance period are limited to the following: (a) net earnings (either before or after one or more of the following: (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization), (b) gross or net sales or revenue, (c) net income (either before or after taxes), (d) operating earnings or profit, (e) cash flow (including, but not limited to, operating cash flow and free cash flow), (f) return on assets, (g) return on capital, (h) return on shareholders’ equity, (i) return on sales, (j) gross or net profit or operating margin, (k) costs, (l) funds from operations, (m) expenses, (n) working capital, (o) earnings per share, (p) price per share of our ordinary shares, (q) regulatory body approval for commercialization of a product, (r) implementation or completion of critical projects and (s) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. Our Compensation Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the performance goals, such adjustments may include one or more of the following: (a) items related to a change in accounting principle; (b) items relating to financing activities; (c) expenses for restructuring or productivity initiatives; (d) other non-operating items; (e) items related to acquisitions; (f) items attributable to the business operations of any entity acquired by the Company during the performance period; (g) items related to the disposal of a business or segment of a business; (h) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles; (i) items attributable to any share dividend, share split, combination or exchange of shares occurring during the performance period; (j) any other items of significant income or expense which are determined to be appropriate adjustments; (k) items relating to unusual or extraordinary corporate transactions, events or developments; (l) items related to amortization of acquired intangible assets; (m) items that are outside the scope of our core, on-going business activities; or (n) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all cash and equity awards under the Plan intended to qualify as performance-based compensation under Section 162(m), such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m). Awards issued to participants who are not subject to the limitations of Section 162(m) may take into account other factors (including subjective factors).

The performance period(s), individual bonus target(s) and performance goal(s) will be adopted by the Compensation Committee in its sole discretion with respect to each performance period and, with respect to covered employees, must be adopted no later than the latest time permitted by the Code in order for cash and equity awards granted pursuant to the Plan to be deductible under Section 162(m).

Awards.

The Plan provides that our Compensation Committee may grant or issue options, share appreciation rights, restricted shares, restricted share units, dividend equivalents, performance awards, and other share-based and cash-based awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award, including, without limitation, whether such award is intended to qualify as performance-based compensation under Section 162(m).

Nonqualified Options, or “NQOs”, will provide for the right to purchase our ordinary shares at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of our Compensation Committee) in one or more installments after the grant date. NQOs may be granted for any term specified by our Compensation Committee, but may not exceed ten years.

Incentive Stock Options, or “ISOs”, will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of an ordinary share on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. To the extent ISOs having an aggregate exercise price in an amount greater than $100,000 become exercisable by an individual in any calendar year, the options in excess of $100,000 will be treated as NQOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our shares, the Plan provides that the exercise price must be at least 110% of the fair market value of an ordinary share on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

Restricted Shares may be granted to any eligible individual and made subject to such restrictions as may be determined by our Compensation Committee. Restricted shares, typically, may be forfeited for no consideration if the conditions or restrictions on vesting are not met. In general, restricted shares may not be sold, or otherwise transferred, until restrictions are removed or expire. Purchasers of restricted shares, unlike recipients of options, generally will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse.

Restricted Share Units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions established by our Compensation Committee. Like restricted shares, restricted share units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted shares, shares underlying restricted share units will not be issued until the restricted share units have vested, and recipients of restricted share units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Deferred Share Awards represent the right to receive our ordinary shares on a future date. Deferred shares may not be sold or otherwise hypothecated or transferred until issued. Deferred shares will not be issued until the deferred share award has vested, and recipients of deferred shares generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred share awards generally will be forfeited, and the underlying shares will not be issued, if the applicable vesting conditions and other restrictions are not met.

Share Appreciation Rights, or “SARs”, may be granted in connection with options or other awards, or separately. SARs granted in connection with options or other awards typically will provide for payments to the holder based upon increases in the price of our ordinary shares over a set exercise price. The exercise price of any SAR granted under the Plan must be at least 100% of the fair market value of an ordinary share on the date of grant. SARs under the Plan will be settled in cash or ordinary shares, or in a combination of both, at the election of our Compensation Committee.

Dividend Equivalents represent the value of the dividends, if any, per share paid by the Company, calculated with reference to the number of shares covered by the awards held by the participant. Dividend equivalents may be settled in cash or shares and at such times as determined by the Compensation Committee. Dividend Equivalents with respect to an Award with performance-based vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are satisfied and the award vests. Dividend Equivalents shall not be paid out on any unvested Restricted Share Units. No Dividend Equivalents shall be payable with respect to options or SARs.

Performance Awards may be granted by the administrator on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in ordinary shares or in a combination of both. Performance awards may include “phantom” share awards that provide for payments based upon the value of our ordinary shares. Performance awards may also include bonuses that may be granted by the administrator on an individual or group basis and which may be payable in cash or in ordinary shares or in a combination of both.

Share Payments may be authorized by the administrator in the form of ordinary shares or an option or other right to purchase ordinary shares as part of a deferred compensation arrangement or in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee.

Change in Control.

In the event of a change in control where the acquirer does not assume or replace awards granted under the Plan, awards issued under the Plan will be subject to accelerated vesting such that 100% of such award will become vested and exercisable or payable, as applicable. In addition, our Compensation Committee will also have complete discretion to structure one or more awards under the Plan to provide that such awards will become vested and exercisable or payable on an accelerated basis in the event such awards are assumed or replaced with equivalent awards but the individual’s service with the Company or the acquiring entity is subsequently terminated within a designated period following the change in control event. Our Compensation Committee may also make appropriate adjustments to awards under the Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions. Under the Plan, a change in control is generally defined as: the transfer or exchange in a single or series of related transactions by our shareholders of more than 50% of our voting shares to a person or group; a change in the composition of our board over a two-year period such that fifty percent or more of the members of the board were elected through one or more contested elections; a merger, consolidation, reorganization or business combination in which the Company is involved, directly or indirectly, other than a merger, consolidation, reorganization or business combination which results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction; the sale, exchange, or transfer of all or substantially all of our assets; or shareholder approval of our liquidation or dissolution. No adjustment or action described in this section or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause an award to fail to so qualify as “performance-based compensation” under Section 162(m), unless our Compensation Committee determines that the award should not so qualify.

Adjustments of Awards.

In the event of any share dividend, share split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of our assets to shareholders (other than normal cash dividends) or any other corporate event affecting the number of our outstanding ordinary shares or the price of our ordinary shares that would require adjustments to the Plan or any awards under the Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, our Compensation Committee will make appropriate, proportionate adjustments to: the aggregate annual award limits and type of shares subject to the Plan and any other plan terms denominated in shares; the terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and the grant or exercise price per share of any outstanding awards under the Plan.

Amendment and Termination.

Our Board or the Compensation Committee may terminate, amend, or modify the Plan at any time and from time to time. However, the Company must generally obtain shareholder approval to the extent required by applicable law, rule or regulation (including Section 162(m) and any applicable stock exchange rule). No amendment, suspension or termination of the Plan may, without the consent of the holders, impair their rights or obligations under an award unless the award itself otherwise expressly so provides.

The Compensation Committee may not, without first obtaining the approval of the Company’s shareholders (i) reduce the exercise price of any outstanding option or SAR under the Plan, (ii) cancel any outstanding option or SAR under the Plan and replace it with an option or SAR with a lower exercise price, (iii) accept any outstanding option or SAR in exchange for a new option or SAR with a lower exercise price, or (iv) take any other action that is treated as a repricing under United States generally accepted accounting principles.

Expiration Date.

The Plan will expire on, and no cash or equity award may be granted pursuant to the Plan after five (5) years following the date our Board approved the Plan. Any award that is outstanding on the expiration date of the Plan will remain in force according to the terms of the Plan and the applicable award agreement.

Securities Laws and Federal Income Taxes. The Plan is designed to comply with various securities and federal tax laws as follows:

Securities Laws.

The Plan is intended to conform to all provisions of the U.S. Securities Act of 1933, as amended, and the U.S. Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the SEC thereunder, including without limitation, Rule 16b-3. The Plan will be administered, and awards will be granted and, if applicable, may be exercised, only in such a manner as to conform to such laws, rules and regulations.

U.S. Federal Income Taxes.

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Section 409A of the Code. Certain awards under the Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A of the Code, or is not operated in accordance with those requirements, all amounts deferred under the Plan and all other incentive plans for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A of the Code, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional federal income tax is equal to 20% of the compensation required to be included in gross income. In addition, certain states, including California, have laws similar to Section 409A, which impose additional state penalty taxes on such compensation.

Section 162(m) of the Code. In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent total compensation (including, but not limited to, base salary, annual bonus, and income attributable to option exercises and other non-qualified benefits) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” established by an independent compensation committee that is adequately disclosed to, and approved by, shareholders. The Company has attempted to structure the Plan such that cash and equity awards may satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee and such rights or awards are granted or vest upon pre-established objective performance goals, the material terms of which are disclosed to and approved by our shareholders. In addition, options and SARs may satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the Plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the share price after the grant date. Specifically, the option exercise price must be equal to or greater than the fair market value of the shares subject to the award on the grant date. The Company has not, however, requested a ruling from the IRS or an opinion of counsel regarding the deductibility of amounts awarded under the Plan under Section 162(m).

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as long-term or short-term capital gain or loss, depending on the holding period.

Nonqualified Options. An optionee does not recognize any taxable income at the time he or she is granted a nonqualified option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding by us. The Company or its relevant subsidiaries is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. The Company or its relevant subsidiaries will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant (including covered employees as options are considered to be performance-based compensation).

Restricted Shares. A participant acquiring restricted shares generally will recognize ordinary income equal to the fair market value of the shares on the date our right of repurchase lapses (i.e. the date the award vests). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition of the shares be a date earlier than the date our repurchase rights lapses, provided such election is made no later than 30 days after the participant acquires the shares. Upon the sale of shares acquired pursuant to a restricted share award pursuant to which an election pursuant to Section 83(b) of the Code has been made, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as short term or long term capital gain or loss, depending on the holding period. Any taxable income recognized in connection with the grant of restricted shares by our employee is subject to tax withholding by us. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant. With respect to covered employees, a tax deduction will be permitted if the award is structured to be granted in compliance with Section 162(m).

Share Appreciation Rights. No taxable income is reportable when a share appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of the shares received, and if granted to an employee, tax withholding is generally due. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss, depending on the holding period. The Company will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant (including covered employees as options are considered to be performance-based compensation).

Restricted Share Units. A participant generally will recognize no income upon the grant of a restricted share unit. Upon the settlement and/or payment of such restricted share units, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and/or the fair market value of any non restricted shares received. Such ordinary income is subject to withholding taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value will be taxed as capital gain or loss, depending on the holding period. The Company or its relevant subsidiaries generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant. With respect to covered employees, a tax deduction will be permitted if the award is structured to be granted in compliance with Section 162(m).

Performance Awards; Dividend Equivalents; Other Awards. A participant generally will not realize taxable income at the time of the grant of the award, and the Company will not be entitled to a deduction at that time. When a award is paid, a participant will recognize ordinary income, and the Company or its relevant subsidiaries will be entitled to a corresponding deduction. Such ordinary income is subject to withholding taxes. With respect to covered employees, a tax deduction will be permitted if the award is structured to be granted in compliance with Section 162(m).

The foregoing is only a summary of the effect of federal income taxation upon award recipients and the Company and its subsidiaries with respect to the payment of cash bonuses, and the grant and, if applicable, exercise or settlement of options, restricted shares, restricted share units, share appreciation rights, and dividend equivalents under the Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the a participant may reside.

The Board recommends a vote FOR the resolution to approve the Avago Technologies Limited Executive Cash and Equity Incentive Award Plan.

PROPOSAL 8:

ORDINARY RESOLUTION TO APPROVE THE SEVERANCE BENEFIT AGREEMENT
BETWEEN THE COMPANY AND HOCK E. TAN, THE COMPANY’S PRESIDENT AND
CHIEF EXECUTIVE OFFICER AND A DIRECTOR

We are incorporated in the Republic of Singapore. Under the laws of Singapore, our shareholders must approve any new or amended severance arrangements with any director who is also an executive officer of the Company or any of its subsidiaries. Accordingly, we are seeking shareholder approval of a new Severance Benefit Agreement (“Severance Benefit Agreement”) with Mr. Hock E. Tan, our President and Chief Executive Officer and one of our directors. The Severance Benefit Agreement was approved by our Compensation Committee, subject to shareholder approval thereof, in January 2014. If our shareholders do not approve the Severance Benefit Agreement, it will not become effective and the severance and change in control benefits provided to Mr. Tan will continue to be governed by the terms of his existing employment agreement.

The Severance Benefit Agreement provides substantially the same benefits currently provided to Mr. Tan under his existing offer letter agreement except for the following modifications:

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Acceleration of all outstanding time-vesting equity and equity-linked awards held by Mr. Tan in the event of a termination of employment without cause or for good reason, or in the event of death or disability (each a “qualifying termination”) three months before or 12 months following such a change in control (as defined below). Mr. Tan’s existing employment agreement provides for 12 months accelerated vesting of time-vesting option and RSU awards upon such an event. Mr. Tan’s existing employment agreement and the new Severance Benefit Agreement do not provide for any equity acceleration of time-vesting award in event of a single-trigger change in control and require a qualifying termination of employment in connection with a change in control transaction (double-trigger) to accelerate awards.

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Achievement of the performance criteria associated with outstanding performance-based equity awards that vest or become exercisable upon the achievement of certain share price targets in the event of a change in control to the extent the effective price per share paid by the acquirer meets or exceeds the price contingency with respect to each award, and similar performance achievement of up to 100% for any performance-based equity awards that measure performance on something other than price per share, with the achievement determined in the sole discretion of the Board based on its determination of performance through the date of the change in control. Any performance-based equity awards for which achievement is deemed satisfied at the change in control become subject to accelerated vesting as time-vesting awards if Mr. Tan incurs a qualifying termination. Mr. Tan’s existing employment agreement does not provide for any specific treatment of performance-based equity awards.

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Conforms the definition of change in control, which under Mr. Tan’s existing employment agreement currently only captures sales of all or substantially all assets of the Company, to the definition of change in control in our 2009 Plan, which also captures acquisitions of more than 50% of our voting shares by any person or group and other change in control transactions. “Change of control” under the 2009 Plan is generally defined as: the transfer or exchange in a single or series of related transactions by our shareholders of more than 50% of our voting shares to a person or group; a change in the composition of our board over a two-year period such that fifty percent or more of the members of the board were elected through one or more contested elections; a merger, consolidation, reorganization or business combination in which the Company is involved, directly or indirectly, other than a merger, consolidation, reorganization or business combination which results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction; the sale, exchange, or transfer of all or substantially all of our assets; or shareholder approval of our liquidation or dissolution.

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Addition of an Internal Revenue Code Section 280G best pay provision which automatically reduces severance payments and benefits under the Severance Benefit Agreement to the extent Mr. Tan is better off, on a net tax basis, not paying a golden parachute excise tax.

No changes are being proposed to the benefits currently provided to Mr. Tan under his existing employment agreement upon a qualifying termination without a change in control.

Mr. Tan must execute and deliver a general release of all claims against the Company and its subsidiaries in order to receive benefits under the Severance Benefit Agreement.

The following table summarizes the benefits that are currently provided to Mr. Tan under his existing employment agreement as compared to those that will be provided to Mr. Tan under the Severance Benefit Agreement:

Benefit	Trigger	Existing Employment Agreement	New Severance Benefit Agreement
Continued Base Salary	Qualifying Termination	12 months	12 months
	Change in Control (without a Qualifying Termination)	None	None
	Change in Control and Qualifying Termination	24 months	24 months
Cash Bonus(1)	Qualifying Termination	100%	100%
	Change in Control (without a Qualifying Termination)	None	None
	Change in Control and Qualifying Termination	200%	200%

Equity Award Acceleration (Time-Vesting)	Qualifying Termination	None	None
	Change in Control (without a Qualifying Termination)	None	None
	Change in Control and Qualifying Termination	12 months vesting of options and RSUs	100% acceleration of all solely time-based vesting equity and equity-linked awards

Equity Award Acceleration (Performance-Based Vesting)	Qualifying Termination	None	None
	Change in Control (without a Qualifying Termination)	None	No acceleration, however, price contingency met to the extent the effective price per share paid by the acquirer meets or exceeds the price contingency with respect to each share-price performance award, and other performance goals deemed satisfied, in the discretion of the Board, based on performance through the change in control for all other performance-based awards.

Benefit	Trigger	Existing Employment Agreement	New Severance Benefit Agreement
	Change in Control and Qualifying Termination	None	100% acceleration to the extent the effective price per share paid by the acquirer meets or exceeds the price contingency with respect to each share-price performance award, and to the extent other performance goals have been deemed satisfied, in the discretion of the Board, based on performance through the change in control for all other performance-based awards.

(1)	Bonus payments are calculated using the lesser of the executive’s prior year’s actual bonus or prior year’s target bonus.

Mr. Tan’s compensation for Fiscal Year 2013 and the severance benefits he currently receives under his employment agreement with the Company are discussed in more detail under “Compensation, Discussion and Analysis” and “Executive Compensation” starting on pages 42 and 62, respectively.

The Board recommends that shareholders vote FOR the new Severance Benefit Agreement between the Company and Hock E. Tan, the Company’s President and Chief Executive Officer

EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information about our executive officers as of February 20, 2014.

Name	Age	Position
Hock E. Tan	62	President, Chief Executive Officer and Director
Anthony E. Maslowski	53	Chief Financial Officer
Bryan T. Ingram	49	Senior Vice President and Chief Operating Officer
Boon Chye Ooi	60	Senior Vice President, Global Operations
Patricia H. McCall	59	Vice President and General Counsel

Hock E. Tan has served as our President, Chief Executive Officer and a director since March 2006. From September 2005 to January 2008, he served as chairman of the board of directors of Integrated Device Technology, Inc. (“IDT”). Prior to becoming chairman of IDT, Mr. Tan was the President and Chief Executive Officer of Integrated Circuit Systems, Inc.(“ICS”), from June 1999 to September 2005. Prior to ICS, Mr. Tan was Vice President of Finance with Commodore International, Ltd. from 1992 to 1994, and previously held senior management positions with PepsiCo, Inc. and General Motors Corporation. Mr. Tan served as managing director of Pacven Investment, Ltd., a venture capital fund in Singapore from 1988 to 1992, and served as managing director for Hume Industries Ltd. in Malaysia from 1983 to 1988.

Anthony E. Maslowski has served as our Chief Financial Officer since September 2013 and served as our interim Chief Financial Officer since March 2013. Prior to that Mr. Maslowski served as our Vice President and Controller since 2008, having joined the Company in 2006 as Vice President of Internal Audit. Prior to joining the Company, Mr. Maslowski served as the Chief Financial Officer for Allegro Manufacturing Pte Ltd from 2002 to 2006 and prior to that, he held senior finance management positions at Lam Research Corporation and Hitachi Data Systems Corporation.

Bryan T. Ingram has served as our Senior Vice President and Chief Operating Officer since April 2013 and prior to that served as our Senior Vice President and General Manager, Wireless Semiconductor Division since November 2007 and as Vice President of that division since December 2005. Prior to the closing of our acquisition of the Semiconductor Products Group (“SPG”) of Agilent Technologies, Inc., Mr. Ingram was the Vice President and General Manager, Wireless Semiconductor Division of SPG. He has held various other positions with Hewlett-Packard Company and Agilent Technologies, Inc. Mr. Ingram joined Hewlett-Packard Company in 1990.

Boon Chye Ooi has served as our Senior Vice President, Global Operations since January 2009. From November 2003 until 2008, Mr. Ooi was at Xilinx, Inc., where he was responsible for all worldwide manufacturing operations, most recently as Senior Vice President of Worldwide Operations. Prior to Xilinx, Mr. Ooi spent 25 years at Intel Corporation, where he served in a variety of positions.

Patricia H. McCall has served as our Vice President and General Counsel since March 2007. She served as Director of Litigation at Adobe Systems from 2006 to 2007. Prior to this, Ms. McCall served as Senior Vice President, General Counsel and Secretary of ChipPAC Inc. from January 2003 to August 2004, when ChipPAC Inc. merged with ST Assembly Test Services Ltd. in August 2004. Ms. McCall served as the Senior Vice President Administration, General Counsel and Secretary of ChipPAC Inc. from November 2000 to January 2003. From November 1995 to November 2000, Ms. McCall was at National Semiconductor Corporation, most recently as Associate General Counsel, and prior to that was a partner at the law firm of Pillsbury, Madison & Sutro. Ms. McCall is also a Barrister in England.

Our executive officers are appointed by, and serve at the discretion of, our Board. There are no family relationships among our directors and executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Compensation Committee reviews and approves compensation for all our executives.

We have in place a compensation strategy for our executives which focuses on both individual and Company performance. Compensation of our executives is structured around the achievement of near-term corporate targets (fiscal year metrics) and longer-term business objectives and strategies. The Compensation Committee is responsible for evaluating and administering all of our compensation programs and practices to ensure that they properly compensate, reward and drive corporate performance while remaining competitive with comparable semiconductor companies operating in the same or similar markets. The Compensation Committee reviews and approves all compensation policies, including executive base salaries, bonuses and equity incentive compensation.

Our named executive officers (“NEOs”) for Fiscal Year 2013 were Hock E. Tan, President and Chief Executive Officer, Anthony E. Maslowski, Chief Financial Officer, Bryan T. Ingram, Senior Vice President and Chief Operating Officer, Boon Chye Ooi, Senior Vice President, Global Operations, Patricia H. McCall, Vice President and General Counsel, and Douglas R. Bettinger, who served as Senior Vice President and Chief Financial Officer for part of Fiscal Year 2013.

In this Compensation Discussion and Analysis section, we discuss the material elements of our compensation programs and policies, including program objectives and reasons why we pay each element of our executives’ compensation. Following this discussion, you will find a series of tables containing more specific details about the compensation earned by, or awarded to, our NEOs. This discussion focuses principally on compensation and practices relating to the NEOs for our Fiscal Year 2013.

Executive Management Changes in Fiscal Year 2013

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On March 8, 2013, Anthony E. Maslowski, our Vice President and Corporate Controller was appointed as interim Chief Financial Officer. Mr. Maslowski replaced Douglas R. Bettinger, who stepped down as Chief Financial Officer on March 8, 2013. Mr. Maslowski was appointed as our Chief Financial Officer effective September 4, 2013.

•

Effective April 1, 2013, Bryan T. Ingram, was appointed as our Chief Operating Officer. Mr. Ingram was serving as our Senior Vice President and General Manager, Wireless Semiconductor Division, immediately prior to his appointment.

Alignment of Executive Compensation with Performance—Highlights

Under our CEO’s leadership, we have created long-term, sustained value for our stockholders. Since our initial public offering in August, 2009 up to the end of Fiscal Year 2013, our share price has increased 198%. Our executive compensation program is designed to have a significant portion of our executives’ compensation opportunity delivered in the form of equity-based compensation to tie our executives’ long-term interests to those of our stockholders.

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During Fiscal Year 2013, our share price increased from $33.03 to $44.72 per share, reflecting strong price appreciation of 35.4% and a total shareholder return (“TSR”) of 40.6% including the impact of our dividends, compared to our peer group average of 29.8%, S&P 500 average of 24.4% and the PHLX Semiconductor Index SOX average of 38.2%.

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From the beginning of Fiscal Year 2010 to the end of Fiscal Year 2013, our share price increased from $14.87 to $44.72 per share, reflecting strong price appreciation of approximately 200.7% and an annualized TSR of 33.6%, compared to our peer group average of 15.7%, S&P 500 average of 14.1% and the PHLX Semiconductor Index SOX average of 14.3%.

•	The charts below reflect our total shareholder return over a one, three and four year period compared to our peer group, S&P 500 and PHLX indices.

We delivered solid operating performance during Fiscal Year 2013. Our executive compensation programs are designed to reward superior company performance and provide consequences for underperformance.

•	Company Financial Performance. In Fiscal Year 2013:

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Revenues increased $156 million or 6.6% over Fiscal Year 2012, primarily due to growth in our Wireless target market and the acquisition of CyOptics, Inc. Revenues increased $64 million, or 2.7% over Fiscal Year 2012, without the contribution from CyOptics and Javelin Semiconductor, referred to as the “Acquired Businesses.”

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Non-GAAP income from operations increased $21 million or 3.0% over Fiscal Year 2012, with non-GAAP earnings per diluted share increasing 4.3% year-over-year. Non-GAAP income from operations for Fiscal Year 2013, without the contribution from the Acquired Businesses, increased by $2 million.

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The Company’s financial condition continues to be robust; we generated $486 million in free cash flow (cash flow from operations less capital expenditures) during Fiscal Year 2013, and the Company ended Fiscal Year 2013 with $985 million in cash and cash equivalents, compared to $1.084 billion at the end of Fiscal Year 2012. The decrease in cash and cash equivalents was due primarily to the acquisition of CyOptics, Inc. in Fiscal Year 2013 for approximately $400 million in cash.

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Cash Incentives Reflected Positive 2013 Company Performance. Payouts under our annual cash incentive bonus program are tied to pre-established operational and financial performance goals. Our performance goals for Fiscal Year 2013 were rigorous and designed to be difficult to achieve, and although our overall financial results were strong compared to Fiscal Year 2012, some of the target attainment levels for these goals were not fully achieved. This decreased our annual cash incentive payouts accordingly:

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We achieved 81% attainment of our corporate revenue goal for Fiscal Year 2013 and 51% attainment of our corporate non-GAAP operating income target. Attainment of performance targets was determined without reference to the financial contributions from the Acquired Businesses, as our performance goals were established prior to these acquisitions.

•	Attainment levels for business unit/function performance targets were mixed, with some targets not being achieved and others being met or exceeded.

•

This resulted in cash incentive payouts ranging between 89% and 122% of target for the NEOs under our annual cash incentive bonus program. The aggregate amount paid to our NEOs under our annual cash incentive bonus program increased to $2.5 million in Fiscal Year 2013 from $0.7 million in Fiscal Year 2012.

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Modest Increases to Base Salaries and Target Bonus Opportunities. Other than in the case of promotions, the Compensation Committee approved only modest increases to cash compensation levels for our NEOs (the sum of base salary and annual incentive bonus payouts):

•	Base salaries for our NEOs were increased by 5% or less in Fiscal Year 2013, with the exception of Mr. Tan who received a pay increase of 6.7%, after reviewing competitive market data.

Mr. Ingram and Mr. Maslowski received promotional pay increases of 19.1% and 25%, respectively, in connection with the significant changes in their responsibilities.

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Target annual cash bonus levels for Fiscal Year 2013 were set at the same levels as in Fiscal Year 2012 for Mr. Tan and Mr. Ooi. Ms. McCall’s target percentage increased from 50% to 60% of her base salary to better align her cash compensation with the peer group median. Mr. Ingram’s and Mr. Maslowski’s targets were increased as a result of their promotions from 75% to 100% and from 45% to 75% of their base salaries, respectively.

•	Equity as a Key Component of Compensation:

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Annual Equity Awards. In Fiscal Year 2013, we introduced a program of annual equity awards for all of our employees, including executives, instead of periodic grants every two to three years, in order to more closely align our equity program with market practices. We also introduced performance-based option awards for our executives, with performance criteria based on sustained increases in the Company’s share price, in order to more closely align our executives’ interests with those of our shareholders. For our NEOs, approximately 53% of the value of their annual Fiscal Year 2013 grant was in the form of performance-based options and 47% of the value of their annual grant was in the form of service-vesting RSUs. With the exception of the special, performance-based retention equity award made to Mr. Tan discussed below, the performance-based option awards are not exercisable until the date on which the average of the closing prices of the Company’s ordinary shares (as reported on the Nasdaq), over a ten consecutive trading day period is equal to or greater than 120% of the exercise price of the option.

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Merit-Related Awards. Mr. Ingram received a grant of 80,000 performance-based options and 26,667 service-vesting RSUs at the time of the annual equity awards, March 12, 2013, in recognition of his promotion to Chief Operating Officer. Mr. Maslowski received a grant of 90,000 performance-based options and 30,000 service-vesting RSUs on September 11, 2013 as a result of his promotion to Chief Financial Officer.

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Performance-Based Retention Award to our CEO. In Fiscal Year 2013, we also approved a special, performance-based retention equity award to Mr. Tan, the Company’s President and Chief Executive Officer, consisting of the grant of two performance-based options to acquire an aggregate of 2,500,000 ordinary shares of the Company, each of which vest over a four-period, but which may only be exercised if five increasing share-price targets, each relating to 20% of the shares subject to the applicable option, are met. The first option of the performance-based retention equity award was granted on September 13, 2013, covers 1,750,000 ordinary shares and has an exercise price per share of $38.99. The second option of the performance-based retention equity award was granted on January 2, 2014, covers 750,000 ordinary shares and has an exercise price of $52.65. The share price targets range from $50.00 per share to $75.00 per share. In order to be exercisable, the average of the closing price per share of the Company, as quoted on the Nasdaq, over 30 consecutive trading days must equal or exceed the relevant share price target. Mr. Tan will not realize any value from the Options unless and until the relevant price contingencies are met. Based on the closing share price of $38.99, as quoted on the Nasdaq on September 13, 2013, the date of approval of the award, attainment of the lowest price contingency of $50.00 would represent an increase in the Company’s share price of approximately 28%, and attainment of the highest price contingency of $75.00 would represent an increase in the Company’s share price of approximately 92%. These price targets were intended to be difficult to attain, and the value Mr. Tan will realize from this award will depend on his ability to successfully grow the Company over the next four to seven years and achieve the corresponding significant, sustained increases in the Company’s share price needed to meet the performance requirements of the award. We believe that this strongly incentivizes our President and Chief Executive Officer to act in the interests of shareholders over the long-term by working to increase the price of our shares.

Return of Significant Capital to our Shareholders. Our strong balance sheet in Fiscal Year 2013 enabled us to return an aggregate of approximately $95 million to our shareholders through share repurchases of approximately 1.03% of our ordinary shares outstanding as at November 3, 2013 and an aggregate of $198 million in cash dividends paid to our shareholders during the fiscal year. We have increased our quarterly dividend every quarter since the initiation of our cash dividend in December 2010.

Shareholder Advisory Vote on Executive Compensation

At our 2011 Annual General Meeting of Shareholders, our shareholders voted, in non-binding advisory votes (i) to approve the compensation of our NEOs and (ii) in favor of having a non-binding shareholder vote on executive compensation once every three years. The Compensation Committee reviewed the result of the shareholders’ advisory vote on executive compensation. In light of the approval by a substantial majority of our shareholders of the compensation programs described in our 2011 proxy statement (representing over 95% of the shares represented in person or by proxy at the meeting and entitled to vote), the Compensation Committee did not implement changes to our executive compensation programs as a result of the shareholders’ advisory vote. The compensation for each of the Company’s NEOs for Fiscal Year 2013 reflects the Compensation Committee’s philosophy regarding executive compensation, including that executives’ compensation be linked to Company and individual performance.

Objectives and Philosophy of Our Executive Compensation Program

Our compensation program for executives is designed to achieve the following:

•	attract and retain qualified, experienced and talented executives, in a highly competitive market for executive talent;

•	motivate and reward executives whose skills, knowledge and performance are critical to the on-going success of our Company;

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encourage executives to focus on the achievement of corporate and financial performance goals and metrics by aligning the incentive reward program to the achievement of both functional/divisional goals and corporate goals; and

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align the interests of our executives with those of our shareholders. A significant portion of total compensation paid to our executives is in the form of equity grants that vest over their years of service and may be subject to attainment of pre-established performance-based objectives. We use equity grants as a long term retention strategy that aims to align the interests of our executives with shareholders by tying a significant portion of each executive’s compensation to returns realizable by our shareholders.

Equity grants are a long-term retention tool for key executives intended to reflect the value we place on their contribution to our Company. The Compensation Committee approves all equity grants made to executives. Equity grants to our executives currently consist of options to acquire ordinary shares and/or RSUs. Equity grants are typically awarded in connection with their commencement of employment with us, in connection with a promotion or in connection with the assignment of increased responsibilities or for ongoing retention and incentive purposes. When allocating equity, the Compensation Committee looks at each executive’s level of experience and expertise and overall value to our Company, as well as how much vested and unvested equity an executive holds. In Fiscal Year 2013, we implemented an annual equity award program for our employees, including executives, instead of periodic grants, in order to more closely align our equity program with market practices. We also adopted a policy of granting performance-based options to our executives, with performance criteria based on sustained increases in the Company’s share price, in order to more closely align our executives interests with those our of shareholders.

Our Compensation Committee has adopted a compensation philosophy that is intended to keep total cash compensation (base salary plus cash incentive reward) of our executives competitive with compensation for similarly situated executives both at other companies within our peer group and with companies included in the market salary surveys it reviews (as discussed below). Generally, where the Committee believes that the positions in the market match our internal roles, we view total cash compensation (including incentive cash compensation) as competitive when it is within approximately the 25th-75th percentiles, dependent on the area of responsibility relative to product development, sales, or support functions. The Compensation Committee believes that total cash compensation within this range of the market provides us a competitive position for attracting and retaining executives. However, our Compensation Committee bases its compensation decisions on the needs of the Company and an executive’s level of expertise, experience and marketability and will make exceptions to the above philosophy when it determines it is necessary to attract or retain an executive with the experience and skills desirable for a particular position, to provide additional incentive to an executive to achieve the Company’s goals or to maintain internal parity among executives with similar levels of responsibilities. As a result, target and actual total cash compensation paid to an executive may be outside of these reference points.

Approach for Determining Form and Amount of Compensation

Market Data

When reviewing compensation against market practices, the Compensation Committee uses industry-based market compensation survey data, to which we refer in this Proxy Statement as “market salary surveys”, from the following data sources:

•	Radford Global Technology Survey;

•	Radford Global Sales Survey; and

•	Mercer High Tech Salary Survey (Asia).

The companies the Compensation Committee used in January 2013 as a point of reference for reviewing and setting executive compensation for the remainder of Fiscal Year 2013, to which we refer in this Proxy Statement as our “peer group companies”, and those that participate in the market salary surveys, are:

•	Altera Corporation;

•	Analog Devices, Inc.;

•	Atmel Corporation;

•	Fairchild Semiconductor International, Inc.;

•	Freescale Semiconductor, Ltd.;

•	Linear Technology Corporation;

•	LSI Logic Corporation;

•	Marvell Technology Group Ltd.;

•	Maxim Integrated Products, Inc.;

•	Microchip Technology Incorporated;

•	NVIDIA Corporation;

•	ON Semiconductor Corporation;

•	Skyworks Solutions, Inc. and

•	Xilinx, Inc.

In January 2013, our Compensation Committee reviewed our peer group companies for the purposes of identifying the appropriate peer group. The selection criteria for the peer group are companies in the semiconductor industry, with similar business focus, comparability across annual revenue (generally 0.5 to 2.0 times that of the Company) and market capitalization (generally 0.3 to 3.0 times that of the Company). The peer group used for our market comparisons for 2013 was the same as the peer group used for 2012, except the Committee removed International Rectifier Corporation as it no longer met the revenue and market capitalization criteria used to identify the peer group. In March 2013, our Compensation Committee reviewed market survey data for the revised peer group for the purpose of setting 2013 compensation for our executives. Relative to the above peer group, our revenues for the four quarters proceeding February 2013 ranked at the 52nd percentile and our market capitalization (as of February 2013) ranked at the 66th percentile. The Compensation Committee also reviewed peer group performance data on a one and three year basis, as set forth in the table below, which shows where we ranked among the 15 companies in our peer group (including us) based on our Fiscal Year 2012 and the most recently ended fiscal year for the 14 other companies in the group

One-Year Performance	2013 Percentile Rank
Revenue growth	73rd
Total shareholder return	72nd

Three-Year Performance	2013 Percentile Rank
Revenue growth	82nd
Total shareholder return	100th

While the Compensation Committee reviews benchmark compensation data for, and compensation practices at, peer companies to inform its decision-making process, it does not set compensation components to meet specific benchmarks. The Compensation Committee uses peer-group data and market salary surveys as points of reference so that it can set total compensation levels that it believes are reasonably competitive, but also believes that a mechanical benchmarking approach can result in compensation that is unrelated to the value delivered by our executives. In addition, peer group data and market salary surveys do not always contain data for positions and responsibilities exactly comparable to those of our executives, and different survey data can be inconsistent. While compensation levels may differ among executives on competitive factors, and the role, responsibilities and performance of each specific executive, there are not material differences in the compensation philosophies, objectives or policies for our executives, including NEOs.

Individual Executive Compensation Data

In addition to market compensation survey data, the Compensation Committee considers the following information for each executive when determining his or her compensation: (i) the targeted value of base pay, annual cash incentive bonus target, equity grants and other benefits; and (ii) the accumulated value of unvested “in-the-money” outstanding equity grants. This information helps the Compensation Committee to understand the total compensation being delivered to executives and the long-term retentive elements in place for executives.

Internal Pay Equity

We do not maintain a formal policy regarding internal pay parity, but it may be considered as a factor in determining compensation where applicable.

Our President and Chief Executive Officer is compensated at a higher level than other executives because he has a significantly higher level of responsibility, accountability and experience. For Fiscal Year 2013, Mr. Tan’s base salary was set at $800,000. Mr. Tan also receives more of his pay in the form of long-term incentive compensation, rather than annual cash compensation, as compared to the compensation of the other NEOs. Given Mr. Tan’s responsibility for overall Company performance, the Board believes that compensating him at a higher level than other executives and weighting his total compensation more heavily toward long-term, performance-based, incentive compensation is consistent with market practice, appropriately reflects his contributions and aligns his values with shareholders.

We believe the Fiscal Year 2013 target total direct compensation for the NEOs other than Mr. Tan in relation to the compensation targeted for Mr. Tan, and to one another, was reasonable and appropriate given each executive’s responsibilities and Fiscal Year 2012 performance. For Fiscal Year 2013, the differences in pay among our NEOs relative to each other and Mr. Tan are based on internal parity between executives, based on their contributions to the Company, market differences for the particular job, job responsibilities and scope, professional experience and adjustments for individual performance.

Compensation Consultant

The Compensation Committee retains Compensia as its compensation consultant. As the independent consultant to the Committee, Compensia prepares the assessment of executive compensation based on market data, including data from our peer group companies. Compensia has not provided, and does not provide, any other services to the Company that are not at the direction of the Compensation Committee.

Components of Our Executive Compensation Program

The components of our executive compensation program are:

•	annual base salary;

•	annual (fiscal year) cash incentive program;

•	equity incentive (grants of options, including performance-based options, to purchase ordinary shares, and RSUs);

•	perquisites; and

•	severance and change-in-control benefits.

Annual Cash Compensation

Base Salary

Our Compensation Committee believes that a competitive base salary is a necessary element of any compensation program designed to attract, engage and retain key executives. Base salaries provide fixed, baseline compensation and are set at levels that are intended to reflect internal parity between executives of similar levels of responsibility and to be within a competitive range with similar positions at our peer group companies. The base salaries of all our executives are reviewed annually by the Compensation Committee against positions of similar size and scope in our peer group companies.

Annual adjustments to an executive’s base salary take into account:

(i)	economic and business conditions and outlook;

(ii)	individual performance throughout the prior fiscal year (based on the achievement of divisional goals used in the annual cash incentive bonus plan, fiscal responsibility and senior leadership ability);

(iii)	the actual pay rate of our executives as compared to market pay rates from the market salary surveys; and

(iv)	internal parity, where applicable.

Our Compensation Committee reviews and considers many factors in determining individual performance for the purposes of adjusting base salaries including such measures as unit or division performance against budget, achievement of unit or division sales goals, new product introductions and corporate strategy implementation. The process for considering internal parity where applicable involves comparing executives in peer roles to ensure that base salaries are comparable based on function, scope and responsibilities of the role and taking into account the executive’s experience, technical knowledge and expertise. The Compensation Committee also believes that a significant portion of an executive’s total compensation should be dependent upon the Company’s performance.

The Compensation Committee conducts the annual salary review process for executives in the middle of the fiscal year, with changes to salaries becoming effective in July. In March 2013, the Compensation Committee undertook a market review of executive compensation, using market survey data for 2012 prepared by Compensia, and approved market-based salary increases resulting in base salaries for the NEOs (commencing July 2013) as follows, other than Mr. Maslowski, who is discussed below, and Mr. Bettinger who left the Company in March 2013:

Name	Base Salary (USD) Effective July 1, 2012	2012 Base Salary As a Percentile of Base Salaries at Comparator Companies(1)	Base Salary (USD) Effective July 1, 2013		2013 Base Salary As a Percentile of Base Salaries at Comparator Companies(1)
Hock E. Tan	$750,000	40th Percentile	$800,000		60th Percentile
Bryan T. Ingram	$420,000	60th Percentile	$500,000	(2)	65th Percentile
Boon Chye Ooi(3)	$539,577	60th Percentile	$567,700		>75th Percentile
Patricia H. McCall	$360,500	45th Percentile	$378,535		55th Percentile

(1)	Based on market survey data for 2012 (the most recent period then available) prepared by Compensia.
(2)	The increase was effective April 1, 2013 in connection with Mr. Ingram’s appointment as Chief Operating Officer of the Company.
(3)	Mr. Ooi’s cash compensation is paid in Singapore Dollars. Mr. Ooi’s base salary was increased from $688,500 to $716,040 in local currency. For the purposes of this table, salary amounts paid to Mr. Ooi in Singapore Dollars were converted back to U.S. Dollars using the Accounting Rate for June 2012 (1.276 Singapore Dollars to the U.S. Dollar) and June 2013 (1.2613 Singapore Dollars to the U.S. Dollar), as applicable. The “Accounting Rate” for any month is the exchange ratio of the number of Singapore Dollars to one U.S. Dollar for the last business day of the preceding fiscal month, as reported by Bloomberg L.P.

Mr. Ooi’s experience and expertise in the US and internationally were major factors considered in his starting base salary. His global senior executive role located in Singapore has a limited number of survey incumbents for comparison, which results in the higher position of his salary compared to the available market data.

Mr. Tan’s base salary was increased by 6.7% and Mr. Ooi and Ms. McCall’s base salaries were increased by 5% or less (in local currency), over their respective prior year’s salary, in each case based on the Compensation Committee’s assessment of the market survey data, and in light of the NEOs’ experience, performance at the Company and total direct compensation being awarded to each executive.

Mr. Ingram’s salary increase reflects the increases in his responsibilities and accountability as a result of the change in his role from Senior Vice President and General Manager, Wireless Semiconductor Division, to Senior Vice President and Chief Operating Officer of the Company effective April 1, 2013. In determining the appropriate base salary for Mr. Ingram in his new role as Chief Operating Officer, the Compensation Committee considered market pay rates for comparable roles in salary surveys and internal parity.

In addition, effective September 4, 2013, Anthony E. Maslowski was confirmed as the Company’s Chief Financial Officer. In connection with this appointment, the Compensation Committee set Mr. Maslowski’s annual base salary at $390,000. In determining the appropriate base salary for Mr. Maslowski in his new role as Chief Financial Officer, the Compensation Committee considered market pay rates for comparable roles in salary surveys and internal parity. Mr. Maslowski’s salary as Chief Financial Officer is below the 25th percentile of base salaries at comparable companies, based on the market survey data for 2012. Prior to his appointment as Chief Financial Officer, Mr. Maslowski had served as the Company’s interim Chief Financial Officer, since March 8, 2013, for which he received a lump sum cash payment of $50,000 for assuming increased responsibilities.

Our Chief Executive Officer may recommend increasing the base salary of an executive at any time throughout the course of the year if a change in the scope of the executive’s role and responsibilities warrants an increase. In limited circumstances, our Chief Executive Officer may propose that an executive’s base salary be adjusted in response to a competitive threat or competitive labor market conditions. The Compensation Committee approves any salary adjustments that are made during the fiscal year for executives.

Annual Cash Incentive Program

We maintain a performance-based annual cash incentive bonus plan for all of our executives and one for all other employees. The plans are reviewed and approved on an annual basis by our Compensation Committee. Company goals and business metrics are also reviewed and approved by the Compensation Committee. Our performance based annual cash incentive plan for executives is designed to encourage and motivate the Chief Executive Officer and Chief Operating Officer to achieve corporate level goals and other executives to achieve both corporate level and functional/divisional level goals, thereby positively contributing to the growth and performance of the Company. The structure of the plan for Fiscal Year 2013 was the same as for Fiscal Year 2012. The plan included a target bonus amount expressed as a percentage of base salary for each NEO, which could be achieved by meeting corporate and divisional or functional goals, and could be increased or decreased based on individual performance. The formula used to calculate an executive’s performance-based bonus under the plan is as follows:

Bonus Amount	=	Bonus Target Percentage (participation rate)	x	Annual Bonus Eligible Earnings (base salary paid during the fiscal year)	x	Group Performance Factor (may range from 50% - 150%)	x	Individual Performance Factor (may range from 50% - 150%)

If an executive’s role changes during the course of the fiscal year, such that the applicable performance metrics are also changed, such executive’s performance-based bonus under the plan is calculated on a pro-rata basis using the relevant metrics for the periods served in each capacity during the fiscal year. This was the case for Mr. Ingram, whose performance metrics and target bonus percentage were changed in connection with his appointment as Chief Operating Officer in April 2013, and for Mr. Maslowski whose performance metrics and target bonus percentage were changed in connection with his appointment as Chief Financial Officer in September 2013, in each case as shown in more detail in the “Summary Bonus Table” below.

All bonuses paid under the plan are paid to the NEOs in cash, with the exception of the Chief Executive Officer in certain circumstances. In the event the Compensation Committee assigns the Chief Executive Officer an Individual Performance Factor (discussed in more detail below) greater than 100%, the Compensation Committee may elect to pay the difference between the dollar amount of the Chief Executive Officer’s actual bonus amount and the dollar amount of the Chief Executive Officer’s bonus calculated using a performance factor of 100% in the form of an equity award under the Avago Technologies Limited 2009 Equity Incentive Award Plan (the “2009 Plan”). The type and terms of any such equity award would be determined by the Compensation Committee. The Compensation Committee believes that this feature allows it to further incentivize our Chief Executive Officer to focus on the mid- to long-term performance of the Company and to further provide for value creation for the Company’s shareholders.

Bonus Target as a Percentage of Base Salary

Bonus targets are expressed as a percent of base salary. The Compensation Committee reviews competitive market data from the market salary surveys for our peer group companies as a point of reference in determining each executive’s bonus target. In addition, the Compensation Committee sets bonus targets based on each executive’s experience in his or her role with our Company and the level of responsibility held by each executive, which the Compensation Committee believes directly correlates to his or her ability to influence corporate results. The NEO’s target rates of participation for Fiscal Year 2013 were the same as in 2012 for Mr. Tan and Mr. Ooi. Ms. McCall’s target percentage increased from 50% to 60% in order to better align her cash compensation with the peer group median. Mr. Ingram’s and Mr. Maslowski’s targets were increased as a result of their promotions from 75% to 100% and from 45% to 75% of their base salaries, respectively. Each NEO’s target bonus amount can be calculated by multiplying his or her target bonus percentage, disclosed in the table entitled “Summary Bonus Table” below, by his or her base salary.

Group Performance

Group performance for each executive, other than our Chief Executive Officer and our Chief Operating Officer, consists of corporate performance and division/function performance, with each component equally weighted at 50%. Division/function performance metrics may include, among other things, metrics for direct expenses incurred by the division or function for which an NEO is responsible. Our Chief Executive Officer’s and our Chief Operating Officer’s group performance is measured solely using corporate performance since our Chief Executive Officer has overall responsibility for our Company and our Chief Operating Officer has responsibility for all operational aspects of the Company. A performance goal must be achieved at the minimum level of performance before it is taken into account in calculating an executive’s bonus amount. Achieving the minimum level of performance for a particular goal (other than direct expenses) results in 50% attainment while achieving the maximum level of performance results in 150% attainment for such goal, with performance between these levels resulting in an attainment percentage based on linear interpolation. For direct expense performance targets only, achieving the minimum level of performance will result in 80% attainment while achieving the maximum level of performance will result in 120% attainment for such component, with performance between these levels resulting in attainment percentages based on linear interpolation.

The corporate goals for Fiscal Year 2013 were revenue growth as compared to Fiscal Year 2012 and non-GAAP income from operations. Each goal carried an equal weighting of 50% of corporate performance component. The target for revenue growth for Fiscal Year 2013 was 4.4%, as compared to Fiscal Year 2012, and the target for non-GAAP income from operations from Fiscal Year 2013 was $731 million. The goals were set by the Compensation Committee, with input from management and were designed to be difficult to attain and to require substantial effort by management to achieve.

In determining whether performance goals were met, the calculations of revenue growth and non-GAAP income from operations excluded the effects of the acquisitions of Javelin Semiconductor, Inc. and CyOptics, Inc. by the Company, which were completed in Fiscal Year 2013, but which were not included when the performance targets for the year were set. See the table below showing the revenue growth and non-GAAP income from operations excluding the effects of the acquisitions of Javelin Semiconductor, Inc. and CyOptics, Inc.

($ in millions)	Company Fiscal Year 2012 Results ($)	Company Fiscal Year 2013 Results ($)	Contribution from Javelin to Company Fiscal Year 2013 Results ($)	Contribution from CyOptics to Company Fiscal Year 2013 Results ($)	Adjusted Company Fiscal Year 2013 Results(1) ($)	Adjusted Company Fiscal Year 2013 Results(1) Compared to Company Fiscal Year 2012 ($)	Adjusted Company Fiscal Year 2013 Results(1) Compared to Company Fiscal Year 2012 (%)
Revenue	2,364	2,520	7	85	2,428	64	2.7%
Non-GAAP Income from Operations	719	740	(2)	21	721	2	0.3%

(1)	“Adjusted Company Fiscal Year 2013 Results” exclude contribution from Javelin and CyOptics.

Non-GAAP income from operations of $740 million for Fiscal Year 2013 is calculated from our consolidated audited financial statements in our 2013 Form 10-K by adding to our $552 million GAAP income from operations: $85 million related to the amortization of acquisition-related intangibles ($61 million reported as amortization of intangible assets as part of cost of products sold and $24 million reported in amortization of intangible assets as part of operating expenses), $77 million related to share-based compensation expense ($10 million reported as part of cost of products sold and $67 million reported as part of operating expenses), $3 million related to restructuring charges ($1 million reported as part of cost of products sold and $2 million reported as part of operating expenses), and $23 million in acquisition-related costs ($12 million reported as part of cost of products sold and $11 million reported as part of operating expenses).

In November 2013, the Compensation Committee preliminarily assessed that we achieved Fiscal Year 2013 adjusted revenue growth of 2.7%, which was above the minimum level of performance but below target, resulting in 81% attainment of this goal. The Compensation Committee also preliminarily determined that we achieved adjusted non-GAAP income from operations for Fiscal Year 2013 of $720 million, which was above the minimum level of performance but below target, resulting in 51% attainment of this goal. Final adjusted non-GAAP income from operations was $721 million, instead of $720 million, a result of certain adjustments that were finalized after the Compensation Committee’s preliminary approval of results. In December 2013, the Compensation Committee made its final determination regarding attainment of performance goals and confirmed attainment of performance goals at the levels reviewed in November, exercising its discretion to keep attainment of adjusted non-GAAP operating income at the lower $720 million amount.

The Compensation Committee determines an executive’s division/functional performance percentage based on the achievement of goals by the division/function overseen by the executive. The Compensation Committee sets divisional/functional goals and their weightings annually, based on its assessment of the business requirements of the particular division/function to which the goals relate and the relative importance of the goals to the division/function. Each of the divisional goals, and its respective weighting, for our NEOs is described in the “Summary Bonus Table” below. Each divisional/function goal is set by the Compensation Committee to be difficult to attain and to require substantial effort on behalf of the division and the executive in charge of the division or function to achieve. In December 2013, the Compensation Committee determined that divisional/functional goals had been achieved at the levels set forth in the “Summary Bonus Table” below.

Individual Performance

Individual performance is applied as a multiplier to the bonus amount calculated based on group performance. Individual performance is approved by the Compensation Committee based on recommendations from the Chief Executive Officer for each executive other than the Chief Executive Officer. In determining individual performance, the Compensation Committee considers the requirements of the executive’s position including the achievement of the divisional goals set forth in the Summary Bonus Table below, fiscal responsibility as determined by the Compensation Committee with input from the Chief Executive Officer, the executive’s senior leadership capability, and how each of these factors impacts the overall performance of the executive’s division and/or function. Based on their respective levels of performance and individual contribution, the Compensation Committee assigns each executive an individual performance multiplier, of between 50% and 150%. Executives, who consistently meet or exceed the requirements of the position, as determined by the Compensation Committee, will receive a bonus multiplier of between 100% and 150%. Executives who meet some, but not all, of the requirements of the position or for whom the Compensation Committee believes that improvement is needed will receive a bonus multiplier of between 50% and less than 100%. The Compensation Committee may adjust our executives’ individual performance multiplier upwards or downwards in its sole discretion, based on any criteria it determines appropriate.

For Fiscal Year 2013, the Compensation Committee (with input from our Chief Executive Officer, other than with respect to himself) determined that each of our NEOs should receive an individual performance multiplier of between 110% and 150%, based on attainment of the bonus metrics set forth in the “Summary Bonus Table” below for their respective divisions/functions. Mr. Tan received a performance multiplier of 135% in recognition of the successful consummation of the CyOptics acquisition and the growth in the Company’s share price during fiscal year 2013. The other NEOs received performance multipliers in excess of 100% as a result of their significant contributions to the Company in their respective divisional or functional capacities, and in particular due to significant overachievement of divisional or functional goals.

Discretionary Bonuses

Each year, our Compensation Committee may supplement the performance-based cash incentive plan awards earned by our NEOs with discretionary bonuses which are awarded based on our Chief Executive Officer’s recommendations, other than with respect to himself, and the Compensation Committee’s assessment of individual contributions. In Fiscal Year 2013, our Compensation Committee awarded a discretionary bonus of $50,000 to Mr. Maslowski, in recognition of his performance, for an extended period, as interim Chief Financial Officer.

Summary Bonus Table

With respect to each NEO, corporate and divisional/functional goals for Fiscal Year 2013 were set and achieved, and bonuses were paid under our annual cash incentive bonus plan, as follows:

Name	Bonus Target as a Percentage of Bonus Eligible Earnings	Fiscal Year 2013 Bonus Metric (weighting)	Fiscal Year 2013 Bonus Metric Achievement	Fiscal Year 2013 Payout in Dollars and as a Percentage of Bonus Eligible Earnings
Hock E. Tan	150%	Avago Revenue Growth (50%)	81%
President and Chief Executive Officer		Avago Operating Profit (50%)	51%
		Total Weighted Fiscal Year 2013 Attainment	66.2%	$1,025,000 (133.9%)

Anthony E. Maslowski	45%	Avago Revenue Growth (25%)	81%
Vice President and Corporate Controller (84% of the fiscal year)		Avago Operating Profit (25%)	51%
		Direct Expenses (25%)	120%
		Collections Metrics (25%)	150%
		Total Weighted Fiscal Year 2013 Attainment	84.1%

Chief Financial Officer	75%	Avago Revenue Growth (25%)	81%
(16% of the fiscal year)		Avago Operating Profit (25%)	51%
		Direct Expenses (25%)	120%
		Collections Metrics (25%)	150%
		Total Weighted Fiscal Year 2013 Attainment	16.5%	$227,794 (70.8%)

Bryan T. Ingram	75%	Avago Revenue Growth (25%)	81%
Senior Vice President and General Manager, Wireless Semiconductor Division (WSD) (42% of the fiscal year)		Avago Operating Profit (25%)	51%
		WSD Design Wins (16.7%)	115%
		WSD Revenue (16.7%)	150%
		WSD Gross Margin % (16.7%)	150%
		Total Weighted Fiscal Year 2013 Attainment	42.4%

Senior Vice President and Chief Operating Officer (58% of the fiscal year)	100%	Avago Revenue Growth (50%)	81%
		Avago Operating Profit (50%)	51%
		Total Weighted Fiscal Year 2013 Attainment	38.7%	$506,527 (109.0%)

Name	Bonus Target as a Percentage of Bonus Eligible Earnings	Fiscal Year 2013 Bonus Metric (weighting)	Fiscal Year 2013 Bonus Metric Achievement	Fiscal Year 2013 Payout in Dollars and as a Percentage of Bonus Eligible Earnings

Boon Chye Ooi	75%	Avago Revenue Growth (25%)	81%
Senior Vice President, Global Operations		Avago Operating Profit (25%)	51%
		Avago Gross Margin % (25%)	111%
		Direct Expenses (25%)	108%
		Total Weighted Fiscal Year 2013 Attainment	87.9%	$475,199 (85.7%)

Name	Bonus Target Percent	Fiscal Year 2013 Bonus Metric	Fiscal Year 2013 Achievement	Fiscal Year 2013 Payout in Dollars and as a Percentage of Bonus Eligible Earnings
Patricia H. McCall	60%	Avago Revenue Growth (25%)	81%
Vice President and General Counsel		Avago Operating Profit (25%)	51%
		Direct Expenses (50%)	101%
		Total Weighted Fiscal Year 2013 Attainment	83.5%	$219,965 (60.1%)

Equity Incentive Compensation

Our Compensation Committee believes that long term, sustainable growth and performance are best facilitated through a culture of executive stock ownership that encourages long-term investment and engagement by our executive management. The aim is also to align executive performance and behaviors to create a culture conducive to shareholder investment.

Our Compensation Committee approves all equity awards granted to executive officers. The size of initial and subsequent grants for executives takes into account past equity grants, the executive’s position and level, other compensation and the value the executive brings to the Company based on their technical experience, expertise and leadership capabilities. The Compensation Committee also reviews annually the amount of vested and unvested equity that an executive holds and the fair market value of the unvested equity compared to the executive’s base salary. The philosophy behind equity awards is to provide the executive with a strong incentive to remain with, and build value in, the Company over an extended period of time. Equity awards to executives may be proposed by our Chief Executive Officer from time to time, and any grants are made by the Compensation Committee. Since Fiscal Year 2010, equity awards to executives have typically consisted of a combination of options and RSUs, in order to balance long-term retention of executives, by providing an element of certainty of value from service-based RSUs, with motivating the executives to improve performance and increase the Company’s share price over the long term, through the award options. The Compensation Committee typically issues equity awards with a mix of options and RSUs in a ratio of three option shares to one RSU, in order to emphasize the long-term retention and performance aspect of equity awards, since the recipient only realizes value from an option award if the Company performs well and its share price increases above the strike price of the option. Options awarded to employees after March 2011 have a term of seven years (instead of a historical term of 10 years). Equity awards granted to executives under the 2009 Plan prior to Fiscal Year 2013 generally vest in two equal installments, with options vesting on the third and fourth anniversaries of the date of grant and RSUs vesting at approximately the end of the third and fourth years after grant.

Changes in Equity Incentive Compensation Policies

During Fiscal Year 2013, the Compensation Committee, in consultation with and upon advice from, Compensia, made significant changes to our equity incentive compensation policies.

Annual Equity Grants

In November 2012, the Compensation Committee decided, with input from Compensia, to move to an annual equity award program for our employees and executives, starting in Fiscal Year 2013 to reduce overall volatility in executives’ total compensation. Prior to this we did not have a set annual equity award program for our executives. Instead, the Compensation Committee reviewed each executive’s equity position annually, but did not necessarily grant an award to an executive each year. This resulted in periodic spikes in executives’ total compensation that were not necessarily reflective of underlying, ongoing performance. Starting in Fiscal Year 2013, annual equity awards to executives will vest over four years, with 25% vesting on each anniversary of the date of grant.

Share Price Performance-Based Options

In addition, in March 2013, in connection with its annual compensation review, the Compensation Committee, with advice and input from Compensia, determined that starting in Fiscal Year 2013, option grants to our executives, would be 100% performance-based. These performance-based options vest over four years, with 25% vesting on each anniversary of the date of grant, assuming the executive’s continued service with the Company through the vesting dates. However, these options are not exercisable until the date on which the average of the closing prices of the Company’s ordinary shares (as reported on the Nasdaq), over a defined historical trading day equals or exceeds a price threshold higher than the exercise price of the option, set at the time of the grant of the options. As a result, the executive is not able to realize any value from the option award unless there is a significant increase in the Company’s overall share price over a sustained period. This structure provides executives with stronger incentives to improve the Company’s performance and maximize the value of the Company’s shares, which more closely aligns their interests with those of shareholders generally.

2013 Equity Grants

In March 2013, in accordance with its new annual granting policy, the Compensation Committee awarded equity grants to all of the NEOs (except Douglas Bettinger who left the Company on March 8, 2013) as follows:

Name	Performance-Based Options (Number of Shares)	RSUs (Number of Shares)
Hock E. Tan	175,000	58,333
Bryan T. Ingram	80,000	26,667
Anthony E. Maslowski	60,000	20,000
Boon Chye Ooi	30,000	10,000
Patricia H. McCall	18,000	6,000

The performance-based option awards made in Fiscal Year 2013 are not exercisable until the date on which the average of the closing prices of the Company’s ordinary shares (as reported on the Nasdaq), over a ten consecutive trading day period is equal to or greater than 120% of the exercise price of the option. This performance-based condition for the options granted on March 12, 2013 was met on October 3, 2013. In determining the size of the awards, the Compensation Committee considered the fair market value of the unvested equity already held by each executive compared to the executive’s base salary, as well as market data for our peer group companies, and the performance of the Company. The Compensation Committee also took into account Mr. Ingram’s promotion to Chief Operating Officer in determining the size of his award.

Mr. Tan also received an award of 12,500 RSUs in December 2012 for retention purposes and also received a special, long-term compensation and retention equity award in September 2013, as discussed in more detail below.

Mr. Maslowski also received an additional grant of 90,000 performance-based options and 30,000 RSUs in September 2013, connection with his promotion to Chief Financial Officer. Similar to the March 2013 grants, Mr. Maslowski’s option award is not exercisable until the date on which the average of the closing prices of the Company’s ordinary shares (as reported on the Nasdaq), over a ten consecutive trading day period is equal to or greater than 120% of the exercise price of the option.

Performance-Based Retention Award to President and Chief Executive Officer.

Terms of the Award

On September 13, 2013, the Board, following the recommendation of the Compensation Committee, approved a special, long-term compensation and retention equity award to Mr. Tan consisting of performance-based options to acquire an aggregate of 2,500,000 ordinary shares of the Company. The award was made under the 2009 Plan and consists of (i) an option to acquire 1,750,000 shares with an effective grant date of September 13, 2013 and a strike price of $38.99 per share, which was the closing price per Share, as reported by the Nasdaq on that date (“Option #1”), and (ii) and an option to acquire 750,000 shares with an effective grant date of January 2, 2014, and a strike price of $52.65 per share, which was the closing price per Share, as reported on the Nasdaq on January 2, 2014 (“Option #2” and together with Option #1, the “Options”). The Options vest in four equal installments over a four-year period from their respective dates of grant, assuming Mr. Tan’s continued service to the Company; however, the Options will only become exercisable as to any tranche thereof, if the relevant Price Contingency for each such tranche is or has been achieved. The Options have a term of seven years from their respective dates of grant.

The “Price Contingency” for each tranche of the Options set forth in the table below means the date on which the average of the closing prices per Share, as reported on the Nasdaq, over a 30 consecutive trading-day period (the “30-Day Average Price”) is equal to or greater than the relevant price set forth in the table below:

30-Day Average Price (U.S.$)	Option #1: Number of Option Shares Subject to the Price Contingency	Option #2: Number of Option Shares Subject to the Price Contingency
$50.00	350,000	150,000
$56.75	350,000	150,000
$62.50	350,000	150,000
$68.75	350,000	150,000
$75.00	350,000	150,000

The satisfaction of a particular Price Contingency with respect to the options also satisfies all other Price Contingencies for the option having a lower 30-Day Average Price. If any Price Contingency is not satisfied prior to the expiration, termination or cancellation of an option pursuant to its terms, both the relevant vested tranche as to which such Price Contingency relates and all unvested tranches of such option shall thereupon expire, terminate or be cancelled.

In the event of the closing of a Change in Control (as defined in the 2009 Plan) in which the effective price per share paid by the acquirer meets or exceeds a 30-Day Average Price related to a particular Price Contingency tranche of the options, as set forth in the table above, the Price Contingency relating to each tranche of the Options having a lower 30-Day Average Price shall be deemed met, and the options shall become exercisable as to such tranche, in each case, irrespective of whether such price is maintained for 30 consecutive trading days. Unless the Options are assumed by the acquirer in a Change of Control transaction, the Options become fully vested immediately prior to the closing of such transaction, but shall remain subject to the requirement that the options only become exercisable as to those tranches of the Options for which the relevant Price Contingencies are or have been achieved. Any tranches of the Options for which the relevant Price Contingencies have not been met as of the closing of such Change in Control transaction in which the Options are not assumed by the acquirer shall terminate upon such closing.

Rationale for, and Structuring of, the Award

In determining whether to make the award, and how to structure the award, the Compensation Committee consulted extensively with, and was advised by, Compensia, the Compensation Committee’s external, independent compensation consultant. The Compensation Committee and the Board reviewed and weighed heavily Mr. Tan’s contributions to the Company to date, and the successful performance of the Company while Mr. Tan has been its President and Chief Executive Officer, and the resulting, substantial increase in the Company’s share price in the four years since its IPO in August 2009. The Board believes it is in the best interests of the Company to ensure Mr. Tan remained as President and Chief Executive Officer of the Company and that he is incentivized to continue to improve Company performance going forward. The Board also believed that this award was essential to ensuring Mr. Tan remained with the Company. As of September 13, 2013, the effective date of the grant of Option #1, the Company’s share price had increased over 160% from its IPO price. Net revenue increased from $1,484 million in Fiscal Year 2009 to $2,520 million in Fiscal Year 2013. Similarly, net income (loss) has increased from $(44) million, or $(0.20) per share, in Fiscal Year 2009 to $552 million, or $2.19 per share, in Fiscal Year 2013.

In designing the award, in consultation with and upon the advice of Compensia, the Compensation Committee focused on ensuring that the award aligns with and reinforces the Company’s pay-for-performance philosophy, while also emphasizing substantial, sustainable shareholder value creation. Therefore, the Board after consultation with and upon the recommendation of the Compensation Committee, decided to adopt a tiered performance-based award structure, based on the objective, quantifiable metric of the Company’s share price. The tiered, performance-based nature of the award is intended to incentivize Mr. Tan to lead the Company to sustained, superior financial and operational performance, continuing the performance Mr. Tan has accomplished since he joined the Company. The Options will only become exercisable if the Company’s shares trade for sustained periods at increasing prices between $50.00 and $75.00 per share and Mr. Tan will not realize any value from the Options unless and until the relevant Price Contingencies are met. The price targets provided for in the award were intended to be difficult to attain, and the value Mr. Tan will realize from this award will depend on his ability to successfully grow the Company over the next four to seven years and achieve the corresponding significant, sustained increases in the Company’s share price needed to meet the performance requirements of the award. The Board believes strongly that the structure of this award reinforces and more closely aligns Mr. Tan’s interests with those of our shareholders, and strongly incentivizes Mr. Tan to act in the interests of shareholders generally over the long term. The Board also believes that the potential gains Mr. Tan may realize with this award are reasonable based on the aggregate overall increase in the amount of Company shareholder wealth that will need to be achieved for Mr. Tan to actually realize such gains.

Based on the closing share price of $38.99, as quoted on the Nasdaq on September 13, 2013, the date the award was approved, attainment of the lowest Price Contingency of $50.00 would represent an increase in the Company’s share price of approximately 28%, and attainment of the highest Price Contingency of $75.00 would represent an increase in the Company’s share price of approximately 92%. Similarly, attainment of the lowest and highest Price Contingencies would correspond with (i) an increase in the market capitalization of the Company of approximately $2.8 billion and approximately $9.1 billion, respectively, based on an assumed 252 million shares outstanding on a fully diluted basis (as reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on September 13, 2013, and which number will change over time), and (ii) value to Mr. Tan of approximately $27.5 million and $90 million, in each case assuming an exercise price per share of $38.99 for the entire award.

Shareholder Outreach

In connection with awarding Mr. Tan this retention equity award, the Compensation Committee, through its Chairman, engaged in outreach to shareholders who, at the time, collectively owned approximately 61% of our then outstanding shares. Of those contacted, shareholders owning approximately 56% of our then outstanding shares took the opportunity to engage in discussion with the Chairman of our Compensation Committee. The reason most often cited by those investors who declined our invitation for extended discussions was that they had no outstanding concerns or questions about the award. The award and its design was viewed positively by those shareholders with whom we had discussions. The most commonly cited reason for this was that the award is strongly performance-based and Mr. Tan benefits from the award only when the Company’s share price exceeds each of the significantly higher price contingent steps provided for in the award. This was viewed as strongly aligning Mr. Tan’s incentives with those of shareholders generally. Our shareholder outreach efforts will continue after the filing of this proxy statement.

Pre-IPO Equity Grants

Options to purchase ordinary shares that were granted to executives prior to our IPO are governed by the Equity Incentive Plan for Executive Employees of Avago Technologies Limited and Subsidiaries (the “Executive Plan”), which is administered by the Compensation Committee. Generally, options granted under the Executive Plan vest in equal annual installments over five years based 50% upon the passage of time and 50% on our financial performance, as measured using non-GAAP operating income, subject in each case to continued employment with Avago (the “Original Performance Options”). The annual operating income target used for Original Performance Options is income (loss) from operations calculated in accordance with GAAP, but adjusted to exclude amortization of acquisition-related intangibles, share-based compensation, restructuring and asset impairment charges, acquired in-process research and development, (gain)/loss on extinguishment of debt, certain third-party management and transaction fees, and (income) loss from and (gain) loss on discontinued operations and other items eligible for exclusion. Generally, the exercise price of options granted under the Executive Plan was equal to the fair market value of our ordinary shares on the date of grant as determined by our Compensation Committee or the Board.

The minimum non-GAAP operating income threshold for Fiscal Year 2013, attainment of which must be achieved for any vesting of Original Performance Options to occur, was $800 million. In December 2013, our Compensation Committee determined that no Original Performance Options would vest based on Fiscal Year 2013 performance, since our non-GAAP income from operations for Fiscal Year 2013, calculated as described above, was $721 million, which did not meet the minimum non-GAAP operating threshold for vesting.

NEO Share Ownership Guidelines

In August 2012, the Committee approved the following share ownership guidelines for NEOs, based on market and peer group data and upon consultation with, and advice from Compensia: (i) the Chief Executive Officer should hold a minimum of 70,000 of our ordinary shares or ordinary shares having a fair market value equal to three times the Chief Executive Officer’s annual base salary, whichever is less, and (ii) each other NEO should hold a minimum of 15,000 of our ordinary shares or ordinary shares having a fair market value equal to one times such NEO’s annual base salary, whichever is less.

NEOs are expected to reach this goal within five years of the date on which the guidelines were adopted or the date on which they become a NEO, whichever is later, and to hold at least such minimum value in ordinary shares for so long as he or she is a NEO. Shares held in a trust or other estate-planning vehicle established by a NEO, which continue to be beneficially owned by such NEO under SEC rules, count toward the NEO achieving the applicable guideline level of share ownership. Outstanding vested option awards held by a NEO count toward achieving the applicable guideline level of share ownership at a rate of 50%, i.e. two vested option shares will count as one ordinary share equivalent. Outstanding unvested equity awards do not count toward achieving the applicable guideline level of share ownership.

The Compensation Committee will evaluate, in its discretion, whether exceptions should be made in the case of any executive who, due to his or her financial circumstances or other special circumstances, would incur a hardship by complying with these share ownership guidelines.

Employee Stock Purchase Plan

Executives employed by our participating subsidiaries, including our NEOs, may also participate in our Employee Share Purchase Plan (“ESPP”). The ESPP provides eligible employees with the opportunity to acquire ordinary shares of the Company through periodic payroll deductions, at a 15% discounted price, based on a six-month look-back period. The ESPP is structured as a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986. The ESPP requires participants to hold shares for a minimum of six months after any purchase date, unless they cease to be eligible to participate in the ESPP in which case the shares become freely tradable, subject to our applicable securities laws and our insider trading policy.

Termination-Based Compensation

Separation compensation is determined by Company policy and any specific arrangements detailed in the executive’s employment agreement. Severance payments are typically comprised of a cash payment in lieu of salary, bonuses and/or coverage of health benefits for a limited period of time and, in some cases, option and RSU vesting acceleration. In addition to employment agreement provisions, the vesting of options granted under the Executive Plan accelerate with respect to 10% of the shares subject to the options if an executive is terminated in connection with the sale of his or her division. Our Compensation Committee must approve any exceptions to severance payments including any additional cash payments and any variance from the Executive Plan regarding the treatment of options. Executives who are terminated from Avago are required to sign a general release of all claims against Avago to receive any severance benefits.

Each of our NEOs is eligible for severance benefits under his or her respective employment agreement or severance benefits agreement with Avago. The Compensation Committee provides termination benefits to our NEOs based on its review of severance practices at our peer group companies and as the result of arms’ length negotiations at the time our executives enter into employment with us, at the time they are requested to take on additional responsibilities or from time to time if deemed necessary or desirable to achieve parity with other NEOs. The level of benefits varies from executive to executive based on the level of responsibility of the executive and accommodations made through arms’ length negotiations.

The table below sets forth the severance benefits payable to each NEO under his or her respective employment agreement, offer letter or severance agreement in effect as of the end of Fiscal Year 2013, upon a termination of employment without cause or for good reason or in the event of death or disability, in each case, apart from a change in control. Each executive must provide a full release of claims in order to be eligible for his or her full severance payment. Mr. Bettinger, our former Senior Vice President and Chief Financial Officer, did not receive any severance or other benefits in connection with his departure from the Company. Mr. Maslowski did not have a severance agreement with the Company as at the end of Fiscal Year 2013.

Name	Continued Base Salary	Bonus(1)	Health Benefits Continuation Coverage
Hock E. Tan	12 months	100%	—
Anthony E. Maslowski(2)	9 months	50%	6 months
Bryan T. Ingram	9 months	50%	6 months
Boon Chye Ooi	6 months	50%	6 months
Patricia H. McCall	9 months	50%	6 months

(1)	Bonus payments are calculated using the lesser of the executive’s prior year’s actual bonus or prior year’s target bonus.

(2)	Represents severance benefits approved by the Compensation Committee in January 2014 and which are consistent with the benefits provided to our former Chief Financial Officer. See “New Severance Benefit Agreements” below.

The table below sets forth the severance benefits payable to each NEO under his or her respective employment agreement, offer letter or severance agreement in effect as of end of Fiscal Year 2013, upon a termination of employment without cause or for good reason or in the event of death or disability, in each case, within 12 months following a change in control involving the sale of all or substantially all of the assets of the Company (or in the case of Mr. Tan, three months before or 12 months following such a change in control). Vesting of equity held by our NEOs will only accelerate following such a change in control if there is a qualifying termination of employment, as described above, which is commonly referred to as a “double trigger.” Each executive must provide a full release of claims in order to be eligible for his or her full severance payment.

Name	Continued Base Salary	Bonus(1)	Health Benefits Continuation Coverage	Option and RSU Vesting Acceleration(2)
Hock E. Tan	24 months	200%	—	12 months
Anthony E. Maslowski(3)	12 months	100%	12 months	12 months
Bryan T. Ingram	12 months	100%	12 months	12 months
Boon Chye Ooi	12 months	100%	12 months	12 months
Patricia H. McCall	12 months	100%	12 months	12 months

(1)	Bonus payments are calculated using the lesser of the executive’s prior year’s actual bonus or prior year’s target bonus.
(2)	Accelerated vesting is limited to time-based equity awards, which would otherwise vest solely upon the executive’s continued employment.
(3)	Represents severance benefits approved by the Compensation Committee in January 2014 and which are consistent with the benefits provided to our former Chief Financial Officer. See “New Severance Benefit Agreements” below.

New Severance Benefit Agreements

In January 2014, the Compensation Committee approved new severance benefit agreements for Messrs. Tan, Maslowski, Ingram and Ooi and Ms. McCall. The new severance benefit agreements provide for the same level of continued base salary, bonus and health benefits continuation, in the same circumstances, as were provided for under the executives’ prior severance arrangements, and which are summarized immediately above. Mr. Maslowski’s new severance benefit agreement entitles him to receive the same level of continued base salary, bonus and health benefits continuation as Messrs. Ingram, Ooi and Ms. McCall, and is consistent with the severance benefits provided to our former Chief Financial Officer. The new severance benefit agreements provide for full acceleration of all outstanding time-vesting equity and equity-linked awards in the event of a qualifying termination following a change in control of the Company (or in the case of Mr. Tan, three months before or 12 months following such a change in control). The new severance benefit agreements also provide for full acceleration of all outstanding time-vesting equity and equity-linked awards, and acceleration of outstanding performance-based equity and equity-linked awards (i) to the extent the effective price per share paid by the acquirer meets or exceeds any share price contingency applicable to any share-price performance awards, and (ii) to the extent other performance goals have been deemed satisfied, in the discretion of the Board, based on Company performance through the date of the change in control, for all other types of performance-based awards. The Compensation Committee also conformed the change in control definition in each NEO’s severance benefit agreement to the definition of change of control in our 2009 Plan, which captures acquisitions of more than 50% of our voting shares by any person or group, as well as the sale of all or substantially all of our assets. Mr. Tan’s new severance benefit agreement is subject to shareholder approval at this annual meeting of shareholders, as set forth in more detail in Proposal 8. If our shareholders do not approve the new severance benefit agreement, Mr. Tan’s severance benefits will continue on their current terms, as set forth in his offer letter (described in more detail starting on page 68) and his new severance benefit agreement will become null and void.

For more detailed descriptions of the benefits provided to our NEOs upon a termination of employment, please see “Executive Compensation—Employment, Severance and Change of Control Agreements with Named Executive Officers” below.

Other Compensation

U.S.-based executives may also participate in the Avago Technologies U.S. Inc. Deferred Compensation Plan. For a description of the Deferred Compensation Plan, see footnote 1 of the 2013 Non-Qualified Deferred Compensation Table.

The Compensation Committee approves providing perquisites to our executives on a case-by-case and limited basis. The Compensation Committee will provide a perquisite to an NEO when it is necessary to attract or retain the executive officer. In Fiscal Year 2013, the following executives received perquisites:

Name	Perquisites
Hock E. Tan, President and Chief Executive Officer	Reimbursement for travel to his residence in Pennsylvania.
Boon Chye Ooi, Senior Vice President, Global Operations	Reimbursement of tax preparation service fees and annual home leave travel expenses.

Tax and Accounting Considerations

While the Compensation Committee and our Board generally consider the financial, accounting and tax implications of its executive compensation decisions, neither element has been a material consideration in the compensation awarded to our NEOs historically. In addition, the Compensation Committee and our Board have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for our Chief Executive Officer and each of the other NEOs (other than our Chief Financial Officer), referred to as “covered employees”, unless compensation is performance-based. Our Compensation Committee has not previously taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation. However, the Compensation Committee will continue to evaluate the effects of the Section 162(m) and related U.S. Treasury regulations and the advisability of qualifying its executive compensation for deductibility of such compensation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation payable to a covered employee must be deductible under Section 162(m).

Hedging and Pledging Prohibitions

As noted above, a core element of our compensation philosophy is to align the interests of executive officers with those of shareholders by providing appropriate long-term incentives. In furtherance of this philosophy, our insider trading policy prohibits our executives from hedging, pledging or margining Avago securities or trading in derivative securities related to our securities.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information about compensation earned by our NEOs during Fiscal Year 2013, Fiscal Year 2012 and Fiscal Year 2011. Our NEOs consist of our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers serving at the end of Fiscal Year 2013.

Name and Principal Position(s)	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)		Total ($)
Hock E. Tan	2013	781,731		—		2,493,405	27,531,000	1,025,000		35,993	(4)	31,867,129
President and Chief Executive Officer	2012	716,346		—		—	—	—		36,694		753,040
	2011	700,000		—		6,478,000	7,415,710	1,626,380		34,181		16,254,271

Anthony E. Maslowski(5)	2013	330,825		50,000	(6)	1,886,500	2,050,875	177,794		65,426	(7)	4,461,420
Chief Financial Officer

Bryan T. Ingram	2013	475,769		—		945,345	1,066,800	506,527		15,000	(8)	3,009,441
Senior Vice President and General Manager,	2012	406,539		60,000		—	—	188,997		15,000		670,536
	2011	389,962		—		1,619,500	1,853,928	560,225		14,700		4,438,315
Wireless Semiconductor Division

Boon Chye Ooi	2013	554,298	(9)	—		354,500	400,050	475,199	(9)	16,105	(10)	1,800,152
Senior Vice President, Global Operations	2012	554,547		—		1,177,024	1,448,839	192,151		9,504		3,382,065
	2011	511,873		—		—	—	520,706		17,599		1,050,178

Patricia H. McCall	2013	373,672		—		212,700	240,030	219,965		15,600	(11)	1,061,967
Vice President and General Counsel	2012	353,433		—		588,512	724,419	127,163		15,600		1,809,127
	2011	343,308		—		—	—	230,304		15,300		588,912

Douglas R. Bettinger(12)	2013	172,262		—		—	—	—		3,385	(8)	175,647
Former Senior Vice President and Chief	2012	402,615		—		588,512	724,419	162,997		14,765		1,893,308
	2011	389,962		—		269,906	308,988	437,934		14,700		1,421,490
Financial Officer

(1)	Represents the grant date fair value of RSU awards granted in Fiscal Year 2013, determined in accordance with ASC 718. The amounts in this column do not reflect compensation actually received by the NEO or the actual value that will be recognized by the NEO.
(2)	Represents the grant date fair value of options granted in each fiscal year of the grant, determined in accordance with ASC 718. The amounts shown for 2013 consist of grant date fair value of performance-based option awards. The single performance measure that determines the number of options to be earned for the performance-based option awards is our stock price, which is a market condition as defined under Financial Accounting Standards Board principles regarding the measurement of stock-based compensation (ASC 718). Since these awards do not have performance conditions as defined under ASC 718, such awards have no maximum grant date fair values that differ from the fair values presented in the table above. The amounts in this column do not reflect compensation actually received by the NEO or the actual value that will be recognized by the NEO. For a discussion of valuation assumptions used in the calculations, see Note 9 of Notes to Consolidated Financial Statements included in Part IV, Item 8 of our 2013 Form 10-K.
(3)	Represents amounts paid for each applicable fiscal year under our annual cash incentive program for executive employees. Please see plan description in “Compensation Discussion and Analysis—Annual Cash Compensation—Annual Cash Incentive Program for Executive Employees” above.
(4)	Represents $20,933 in expense reimbursements for travel to Mr. Tan’s residence in Pennsylvania and a $15,000 401(k) employer match.
(5)	Mr. Maslowski was appointed as Chief Financial Officer on September 4, 2013, having served as interim Chief Financial Officer from March 8, 2013.
(6)	Represents a $50,000 discretionary cash bonus paid to Mr. Maslowski due to his extended service period as interim CFO.
(7)	Represents a lump sum cash payment of $50,000 for Mr. Maslowski’s service as interim Chief Financial Officer from March 2013 to September 2013 and $15,426 401(k) employer match.
(8)	Represents a 401(k) employer match.

(9)	For the purposes of this table, salary amount and incentive paid to Mr. Ooi in Singapore Dollars for Fiscal Year 2013 were converted to U.S. Dollars using the Accounting Rate for October 2013, the last month of our fiscal year. The Accounting Rate for October 2013 was 1.2574 Singapore Dollars to the U.S. Dollar as reported by Bloomberg L.P.
(10)	Represents $11,532 in reimbursement for annual home leave travel expenses and $4,573 in reimbursement of tax preparation service fees in the United States. The annual home leave travel expenses of 37,578 Malaysian Ringgits was converted to U.S. Dollars using the using the Accounting Rate for October 2013 of 3.2586 Malaysian Ringgits to the U.S. Dollar, as reported by Bloomberg L.P.
(11)	Represents a $15,000 401(k) employer match and a $600 credit for not enrolling in a medical plan.
(12)	Mr. Bettinger resigned as Senior Vice President and Chief Financial Officer effective March 8, 2013. Mr. Bettinger did not receive any severance or other benefits in connection with his departure from the Company.

Grant of Plan-Based Awards in Fiscal Year 2013

The following table sets forth information regarding grants of incentive awards during Fiscal Year 2013 to each of our NEOs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)(2)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Hock E. Tan(5)		143,510	1,148,077	2,583,173
	11/26/2012								12,500			425,500	(5)
	3/12/2013								58,333			2,067,905	(5)
	3/12/2013				—	175,000	(3)	175,000			35.45	2,333,625	(6)
	9/13/2013				350,000	1,750,000	(4)	1,750,000			38.99	25,197,375	(6)

Anthony E. Maslowski		10,043	160,695	343,485
	3/12/2013								20,000			709,000	(5)
	3/12/2013				—	60,000	(3)	60,000			35.45	800,100	(6)
	9/11/2013								30,000			1,177,500	(5)
	9/11/2013				—	90,000	(8)	90,000			39.25	1,250,775	(6)

Bryan T. Ingram		17,385	416,401	936,901
	3/12/2013								26,667			945,345	(5)
	3/12/2013				—	80,000	(3)	80,000			35.45	1,066,800	(6)

Boon Chye Ooi		25,983	415,723	888,608
	3/12/2013								10,000			345,500	(5)
	3/12/2013				—	30,000	(3)	30,000			35.45	400,050	(6)

Patricia H. McCall		13,727	219,628	444,746
	3/12/2013								6,000			212,700	(5)
	3/12/2013				—	18,000	(3)	18,000			35.45	240,030	(6)
Douglas R. Bettinger(7)	—	—	—	—	—	—		—	—	—	—	—

(1)

Represents estimated potential payouts under our 2013 Annual Performance Bonus Plan for Executives, including the NEOs. The threshold amount for Mr. Tan is 12.5% of his target bonus amount, calculated based on the achievement of a single corporate goal at 50% of the target for such goal and using the minimum individual performance multiplier. The threshold amount for Mr. Maslowski is 6.25%, which is a blended rate based on the percentage of the target bonus amount for his service as Vice President and Corporate Controller for a portion of the year and the percentage of the target bonus amount for his service as Chief Financial Officer for a portion of the year, calculated based on the achievement of a single divisional goal at 25% of the target for such goal and using the minimum individual performance multiplier. The threshold amount for Mr. Ingram is 4.18%, which is a blended rate based on the percentage of the target bonus amount for his service as Senior Vice President and General Manager, Wireless Semiconductor Division for a portion of the year and the percentage of the target bonus amount for his service as Senior Vice President and Chief Operating Officer for a portion of the year, calculated based on the achievement of a single divisional goal at 16.7% of the target for such goal and using the minimum individual performance multiplier. The threshold amount for Mr. Ooi and Ms. McCall is 6.25% of their target bonus amount, in each case, calculated based on the achievement of a single corporate/divisional goal at 25% of the target for such goal and using the minimum individual performance multiplier. The maximum bonus payable is 225% of the target bonus amount for Mr. Tan and Mr. Ingram, which assumes maximum (150%) performance for each corporate goal and uses the maximum individual performance multiplier (150%). The maximum bonus payable is 213.8% for Mr. Maslowski and Mr. Ooi, which assumes maximum (150%) performance for each corporate and divisional goal (except Direct Expenses which as a maximum of 120%) and uses the maximum individual performance multiplier (150%). The maximum bonus payable is 203% for Ms. McCall, which assumes maximum (150%) performance for each corporate goal and (120%) for Direct Expenses functional goal and uses the maximum individual performance multiplier (150%).
(2)	Mr. Tan’s target bonus for Fiscal Year 2013 was 150% of his base salary. Mr. Ingram’s target bonus participation rate was pro-rated to 89.6% (75% of his base salary prior to his appointment as Chief Operating Officer and 100% of his base salary thereafter). Mr. Maslowski’s target bonus was pro-rated to 49.9% (45% of his base salary prior to his appointment as Chief Financial Officer and 75% of his base salary thereafter). Mr. Ooi’s target bonus participation rate was 75% of their respective base salaries and Ms. McCall’s target bonus was 60% of her base salary.
(3)	Represent performance-based option awards that vest at the rate of 25% of the shares subject thereto on each anniversary of the grant date subject to the executive’s continued employment with Avago. The performance-based options are not exercisable until the date on which the average of the closing prices of the Company’s ordinary shares (as reported on the Nasdaq), over a ten consecutive trading day period is equal to or greater than 120% of the exercise price of the option. The performance-based condition for the options granted on March 12, 2013 was met on October 3, 2013.
(4)	Represents a performance-based option award to Mr. Tan which vests over a four-period, but which may only be exercised if various, increasing share-price contingencies, each relating to 20% of the shares subject to the option, are met. The share price contingencies range from $50.00 per share to $75.00 per share. In order to be exercisable, the average of the closing price per share of the Company, as quoted on the Nasdaq, over 30 consecutive trading days must equal or exceed the relevant price contingency. Does not include the award of a share price performance option to Mr. Tan to acquire 750,000, approved on the same date, because the grant was not effective until January 2, 2014. The $50 per share price contingency for this award was met on January 13, 2014.
(5)	Represents the grant date fair value of the RSU awards, determined in accordance with ASC 718.
(6)	Represents the grant date fair value of the options determined in accordance with ASC 718. For a discussion of valuation assumptions used in the calculations, see Note 9 of Notes to Consolidated Financial Statements included in Part II, Item 8 of our 2013 Form 10-K.
(7)	Mr. Bettinger left the Company on March 8, 2013. No grants were awarded to Mr. Bettinger in Fiscal Year 2013.
(8)	Represents a performance-based option award to Mr. Maslowski which vests at the rate of 25% of the shares subject thereto on each anniversary of the grant date subject to continued employment with Avago. The performance-based options are not exercisable until the date on which the average of the closing prices of the Company’s ordinary shares (as reported on the Nasdaq), over a ten consecutive trading day period is equal to or greater than 120% of the exercise price of the option. The performance-based condition for the options granted on September 11, 2013 was met on December 17, 2013.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table sets forth information about stock options and stock awards outstanding on November 3, 2013, the last day of Fiscal Year 2013, of each of our NEOs.

	Option Awards									Restricted Share Unit (RSU) Awards
Name	Vesting Reference Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Un-exercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested (#)(2)
Hock E. Tan	3/3/2009	180,000		60,000	(3)	—		10.00	3/2/2019	—		—
	8/5/2009	300,000				—		15.00	8/4/2019	—		—
	3/8/2011	—		600,000	(4)	—		32.39	3/7/2018	200,000	(5)	$8,944,000
	11/26/2012	—		—		—		—	—	12,500	(5)	$559,000
	3/12/2013	—		175,000	(6)			35.45	3/11/2020	58,333	(7)	$2,608,652
	9/13/2013	—		—		1,750,000	(8)	38.99	9/12/2020	—		—

Anthony E. Maslowski	3/3/2009	—		3,000	(3)	—		10.00	3/2/2019	—		—
	12/1/2009	—		20,000	(4)	—		15.96	11/30/2019	—		—
	9/8/2010	—		10,000	(4)	—		20.08	9/7/2020	3,334	(5)	$149,096
	3/6/2012	—		25,000	(4)	—		35.31	3/5/2019	8,334	(5)	$372,696
	3/12/2013	—		60,000	(6)			35.45	3/11/2020	20,000	(7)	$894,400
	9/11/2013	—		—		90,000	(9)	39.25	9/10/2020	30,000	(7)	$1,341,600

Bryan T. Ingram	11/1/2007	—		17,917	(10)	—		10.22	10/31/2017	—		—
	3/3/2009	—		12,000	(3)	—		10.00	3/2/2019	—		—
	3/8/2011	—		150,000	(4)	—		32.39	3/7/2018	50,000	(5)	$2,236,000
	3/12/2013	—		80,000	(6)			35.45	3/11/2020	26,667	(7)	$1,192,548

Boon Chye Ooi	1/15/2009	—		70,000	(11)			8.12	1/14/2019	—		—
	3/6/2012	—		100,000	(4)	—		35.31	3/5/2019	33,334	(5)	$1,490,696
	3/12/2013	—		30,000	(6)			35.45	3/11/2020	10,000	(7)	$447,200

Patricia H. McCall	3/23/2007	50,000		—		—		10.22	6/4/2017	—		—
	2/22/2008	20,000						10.22	2/21/2018	—		—
	3/3/2009	40,000	(4)	10,000	(4)	—		10.00	3/2/2019	—		—
	8/5/2009	50,000	(4)	—		—		15.00	8/4/2019	—		—
	3/6/2012	—		50,000	(4)	—		35.31	3/5/2019	16,667	(5)	$745,348
	3/12/2013	—		18,000	(6)			35.45	3/11/2020	6,000	(7)	$268,320
Douglas R. Bettinger(12)	—	—		—		—		—	—	—		—

(1)	This column represents RSU awards granted under our 2009 Plan.
(2)	Represents the closing price of a share of our common stock ($44.72) as quoted on the Nasdaq Stock Market as of November 1, 2013, the last trading day of Fiscal Year 2013, multiplied by the number of shares that have not vested.
(3)	Option vests at the rate of 20% of the shares subject thereto on each anniversary of the Vesting Reference Date (grant date) subject to the executive’s continued employment with Avago.
(4)	Option vests at the rate of 50% of the shares subject thereto on each of the third and fourth anniversaries of the Vesting Reference Date subject to the executive’s continued employment with Avago.
(5)	RSUs vest in two equal installments of 50% on approximately the third and fourth anniversaries of the grant date subject to the executive’s continued employment with Avago.
(6)	The share price performance option vests at the rate of 25% of the shares subject thereto on each anniversary of the grant date subject to the executive’s continued employment with Avago. The performance share options are not exercisable until the date on which the average of the closing prices of the Company’s ordinary shares (as reported on the Nasdaq), over a ten consecutive trading day period is equal to or greater than 120% of the exercise price of the options. The performance-based condition for these options was met on October 3, 2013.
(7)	RSUs vest in four equal installments of 25% commencing on approximately the first anniversary of the grant date subject to the executive’s continued employment with Avago.

(8)	The share price performance option vests at the rate of 25% the shares subject thereto on each anniversary of the grant date subject to the executive’s continued employment with Avago. The performance share option will only become exercisable as to any tranche thereof if the relevant Price Contingency for such tranche is or has been achieved. The “Price Contingency” for each tranche of the Option shall mean the date on which the average of the closing prices of the Company’s ordinary shares (as reported on the Nasdaq) over a 30 consecutive trading-day period (the “30-Day Average Price”) is equal to or greater than the following: 350,000 shares become exercisable at a 30-Day Average Price of $50.00 per share, 350,000 shares become exercisable at a 30-Day Average Price of $56.75 per share, 350,000 shares become exercisable at a 30-Day Average Price of $62.50 per share, 350,000 shares become exercisable at a 30-Day Average Price of $68.75 per share and 350,000 shares become exercisable at 30-Day Average Price of $75.00 per share. The satisfaction of a particular Price Contingency with respect to the Option shall also constitute satisfaction of all other Price Contingencies for the Option having a lower 30-Day Average Price. Does not include the award of a price performance share option to acquire 750,000 shares at an exercise price per share of $52.65, approved on the same date and which is subject to the same terms, because the grant was not effective until January 2, 2014. The $50.00 per share price contingency for this award was met on January 13, 2014.
(9)	The share price performance option vests at the rate of 25% of the shares subject thereto on each anniversary of the grant date subject to the executive’s continued employment with Avago. The performance share option is not exercisable until the date on which the average of the closing prices of the Company’s ordinary shares (as reported on the Nasdaq), over a ten consecutive trading day period is equal to or greater than 120% of the exercise price of the option. The share price contingency for these options was met on December 17, 2013.
(10)	Options to purchase 17,917 shares vest on each of the sixth and seventh anniversary of the Vesting Reference Date, in each case, subject to Mr. Ingram’s continued employment.
(11)	Option vest 50% based upon the passage of time and Mr. Ooi’s continued employment with Avago and 50% based upon achieving specified financial targets, in each case, at a rate of 20% per year over five years on each anniversary of the Vesting Reference Date. Any tranche of the option that do not vest if performance targets for a particular year were not met would, under the terms of the option, have vested two years after the date such tranche of such option could first have vested had the performance targets for such tranche been achieved. The relevant financial targets for Fiscal Year 2013 were not met with regard to this option. On January 21, 2014, the Compensation Committee changed the vesting of this option so that the remaining tranche will vest one year after the date such options could first have vested had the performance targets for such options been achieved. The change was made to recognize Mr. Ooi’s achievements during Fiscal Year 2013, notwithstanding that the performance targets for vesting for Fiscal Year 2013 had not been met.
(12)	Mr. Bettinger left the Company on March 8, 2013. No grants were outstanding for Mr. Bettinger as of November 3, 2013.

Option Exercises and Stock Vested in Fiscal Year 2013

The following table shows information regarding the exercise of options to purchase our ordinary shares and the vesting of stock awards (RSUs) during the fiscal year ended November 3, 2013. Option award value is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the ordinary shares acquired on the date of exercise. Stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of our shares, as reported on the Nasdaq, on the date the RSUs vested. Value Realized on Exercise and Value Realized on Vesting represent long-term gain over many years of service by the executive and we do not consider it as part of an executive’s Fiscal Year 2013 compensation.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Hock E. Tan	570,002	$18,777,373	—	—
Anthony E. Maslowski	44,500	$884,690	3,333	$130,820
Bryan T. Ingram	222,835	$5,604,472	—	—
Boon Chye Ooi	70,000	$2,144,100	—	—
Patricia H. McCall	20,000	$605,067	—	—
Douglas R. Bettinger(1)	—	—	—	—

(1)	Mr. Bettinger left the Company on March 8, 2013.

2013 Non-Qualified Deferred Compensation

The following table sets forth information regarding contributions and earnings under the Avago Technologies U.S. Inc. Deferred Compensation Plan during Fiscal Year 2013.

Name	Executive Contributions in Fiscal Year 2013 ($)(1)	Registrant Contributions in Fiscal Year 2013 ($)(1)	Aggregate Earnings in Fiscal Year 2013 ($)(2)	Aggregate Withdrawals / Distribution ($)	Aggregate Balance at November 3, 2013 ($)
Anthony E. Maslowski	56,918	—	123,231	—	963,919
Bryan T. Ingram	—	—	2,945	—	21,008
Patricia H. McCall	124,316	—	134,499	—	561,026
Douglas R. Bettinger	—	—	7,827	—	31,253

(1)	The Avago Technologies U.S. Inc. Deferred Compensation Plan is a non-qualified Plan under the Internal Revenue Code and is exempt from the reporting and fiduciary requirements of ERISA. The Plan is designed to allow the participants to defer a specified percentage of their base salary, commissions and/or bonuses in a manner similar to the way in which the Avago Technologies U.S. Inc. 401(k) plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Internal Revenue Code. In addition, the Company may make discretionary contributions to participant accounts. As required by applicable law, participation in the Deferred Compensation Plan is limited to a group of our employees who have an annual base salary plus targeted commissions of at least $175,000, which group includes each of our U.S. based NEOs.

Amounts deferred by each participant pursuant to the Deferred Compensation Plan are held in a “rabbi” trust. The trust protects the assets from the effects of a change in management control or takeover, but not against insolvency for bankruptcy of the company. Amounts invested by each participant under the Deferred Compensation Plan are periodically adjusted for earnings and/or losses at a rate that is equal to one or more of the measurement funds elected by a participant. Currently, the measurement funds consist of the following: Fidelity Retirement US Treasury Money Market Fund, T. Rowe Price Short Term Bond Fund, PIMCO Total Return Fund Institutional Class, Mainstay ICAP Equity Fund-Class I, Spartan 500 Index- Institutional Class, Fidelity Contra Fund-Class K, Nuveen Winslow Large-Cap Growth Fund Class I, Fidelity Low-Priced Stock Fund-Class K, Wells Fargo Advantage Discovery Fund Class Institutional Class, Goldman Sachs Small Cap Value Fund Institutional, Templeton Foreign Fund Advisor Class, Vanguard Total International Stock Index Fund Signal Shares, Fidelity Freedom Index Income Fund Class W, Fidelity Freedom Index 2000 Fund Class W, Fidelity Freedom Index 2005 Fund Class W, Fidelity Freedom Index 2010 Fund-Class W, Fidelity Freedom Index 2015 Fund-Class W, Fidelity Freedom Index Fund 2020-Class W, Fidelity Freedom Index 2025 Fund-Class W, Fidelity Freedom Index 2030 Fund-Class W, Fidelity Freedom Index 2035 Fund-Class W, Fidelity Freedom Index 2040 Fund-Class W, Fidelity Freedom Index 2045 Fund-Class W and Fidelity Freedom Index 2050 Fund-Class W, Fidelity Freedom Index 2055 Fund-Class W.

Distributions are made in accordance with elections filed by participants at the time of their initial deferrals and distributions occur in a lump sum upon death or total disability and in a lump sum or installments upon a participant’s choice of in-service or separation of service. Distributions are also made in the event of a change in control of our Company.

(2)	Amounts reflected are not included in the Fiscal Year 2013 “Summary Compensation Table” because the earnings are not “above-market.” These amounts include dividends, interest and change in market value.

Employment, Severance and Change of Control Agreements with Named Executive Officers

Hock E. Tan

We entered into an offer letter with Hock E. Tan, our President and Chief Executive Officer, on March 28, 2006, which was amended and restated on July 17, 2009. Mr. Tan’s offer letter provides that Mr. Tan will be a member of our Board and that he will be eligible to participate in all employee benefit plans made available to executive officers, is entitled to enter into an indemnification agreement and must enter into our standard agreement regarding confidential information and proprietary developments.

Mr. Tan’s offer letter provides Mr. Tan with severance in the event of the termination of his employment without cause, because of death or disability or a resignation by him for good reason, provided that, in each case, Mr. Tan executes and does not revoke a general release of all claims against us and our affiliates within 60 days following his termination of employment. If the termination of employment without cause, because of death or disability or resignation for good reason takes place within the three months prior to or the 12 months following a change in control involving the sale of all or substantially all of the Company’s assets, we must provide Mr. Tan with (a) continued salary payments for 24 months following his termination or resignation, (b) an amount equal to 200% of the lesser of Mr. Tan’s prior year’s bonus or target bonus, in both (a) and (b), payable in 24 monthly installments, and (c) 12 months accelerated vesting for those equity awards held by Mr. Tan which would otherwise vest based solely upon the passage of time and his continued employment If the termination of employment without cause or resignation for good reason takes place more than three months prior to or more than 12 months following a change in control, Mr. Tan is entitled to (a) continued salary payments for 12 months following his termination or resignation and (b) an amount equal to the lesser of his prior year’s bonus or target bonus, in both (a) and (b), payable in 12 monthly installments.

In January 2014, the Compensation Committee approved a new severance benefit agreement for Mr. Tan, subject to shareholder approval, that provides for substantially the same severance benefits detailed above, except that in the event of a qualifying termination following a Change in Control (as defined below), the agreement provides for full acceleration of all outstanding time-vesting equity and equity-linked awards and acceleration of outstanding performance-based equity and equity-linked awards (i) to the extent the effective price per share paid by the acquirer meets or exceeds any share price contingency applicable to any share-price performance awards, and (ii) to the extent other performance goals have been deemed satisfied, in the discretion of the Board, based on Company performance through the date of the Change in Control, for all other types of performance-based awards. The new severance benefit agreement also conforms the definition of change in control definition in each

NEO’s agreement to conform to the definition of change in control in our 2009 Plan, which captures acquisitions of more than 50% of our voting shares by any person or group, as well as the sale of all or substantially all of the assets of the Company (“Change in Control”). Mr. Tan’s new severance benefit agreement is subject to shareholder approval at the 2014 AGM, as set forth in more detail in Proposal 8 starting on page 38.

Bryan T. Ingram

We entered into an employment agreement with Bryan T. Ingram on October 30, 2007, effective as of November 1, 2007, which was amended and restated on July 17, 2009. Mr. Ingram’s employment agreement provides that he will be eligible for equity incentive awards and to participate in all employee benefit plans made available to similarly situated employees.

We also entered into a Severance Benefits Agreement with Mr. Ingram, effective March 9, 2011, which provides Mr. Ingram with severance in the event of the termination of his employment without cause, because of death or disability or a resignation by him for good reason, provided that, in each case, Mr. Ingram executes and does not revoke a general release of all claims against us and our affiliates within 60 days of any such termination. If the termination of employment without cause, because of death or disability or resignation for good reason takes place within 12 months following a change in control involving the sale of all or substantially all of the Company’s assets, we will provide Mr. Ingram with (a) 12 months of continued salary payments commencing on the sixtieth day following his separation from us, (b) an amount equal to 100% of the lesser of Mr. Ingram’s prior year’s bonus or target bonus payable in 12 monthly installments commencing on the sixtieth day following his separation from us, (c) 12 months accelerated vesting for those equity awards held by Mr. Ingram which would otherwise vest based solely upon the passage of time and his continued employment, and (d) the payment of continued health, dental and vision insurance premiums for Mr. Ingram and any covered dependents for 12 months, or, if earlier, until Mr. Ingram is covered under similar plans of a new employer. If Mr. Ingram’s termination of employment without cause, because of death or disability or a resignation for good reason takes place other than in connection with a change in control involving the sale of all or substantially all of the Company’s assets, Mr. Ingram is entitled to (a) nine months of continued salary payments commencing on the sixtieth day following his separation from us, (b) an amount equal to the lesser of 50% of his prior year’s bonus or target bonus payable in nine monthly installments commencing on the sixtieth day following his separation from us, and (c) the payment of continued health, dental and vision insurance premiums for Mr. Ingram and any covered dependents for six months, or, if earlier, until Mr. Ingram is covered under similar plans of a new employer.

In January 2014, the Compensation Committee approved a new Severance Benefit Agreement for Mr. Ingram that provides for substantially the same severance benefits detailed above, except that the agreement provides for acceleration of outstanding equity and equity-linked awards in the event of a qualifying termination following a Change in Control on the same terms specified in Mr. Tan’s new severance benefit agreement.

Boon Chye Ooi

We entered into an offer letter with Boon Chye Ooi, our Senior Vice President of Operations, on December 10, 2008, effective as of January 5, 2009. Mr. Ooi’s offer letter provides Mr. Ooi with two business class round-trip airfares from Singapore, once per calendar year, intended for U.S. home leave, and assistance with preparation of taxation returns and tax-equalization payment. Mr. Ooi’s offer letter also provides that he will be eligible to participate in all employee benefit plans made available to executive officers in Singapore, is entitled to enter into an indemnification agreement and he must enter into the standard agreement regarding confidential information and proprietary developments.

Mr. Ooi’s offer letter provides him with severance in the event of the termination of his employment without cause, because of death or disability or a resignation by him for good reason, provided that, in each case, Mr. Ooi executes and does not revoke a general release of all claims against us and our affiliates within 60 days of any such termination. If the termination of employment without cause, because of death or disability or resignation for good reason takes place within 12 months following a change in control involving the sale of all or substantially all of the Company’s assets, we must provide Mr. Ooi with (a) 12 months of continued salary payments commencing on the sixtieth day following his separation from us, (b) an amount equal to 100% of the lesser of Mr. Ooi’s prior year’s bonus or target bonus payable in 12 monthly installments commencing on the sixtieth day following his separation from us, (c) 12 months accelerated vesting for those equity awards held by Mr. Ooi which would otherwise vest based solely upon the passage of time and his continued employment, and (d) the payment of continued health, dental and vision insurance premiums for Mr. Ooi and any covered dependents for 12 months, or, if earlier, until Mr. Ooi is covered under similar plans of a new employer. If Mr. Ooi’s termination of employment without cause or resignation for good reason takes place prior to or more than 12 months following a change in control involving the sale of all or substantially all of the Company’s assets, Mr. Ooi is entitled to (a) six months of continued salary payments commencing on the sixtieth day following his separation from us, (b) an amount equal to the lesser of 50% of his prior year’s bonus or target bonus payable in six monthly installments commencing on the sixtieth day following his separation from us, and (c) the payment of continued health, dental and vision insurance premiums for Mr. Ooi and any covered dependents for six months, or, if earlier, until Mr. Ooi is covered under similar plans of a new employer.

In January 2014, the Compensation Committee approved a new Severance Benefit Agreement for Mr. Ooi that provides for substantially the same severance benefits detailed above, except that the agreement provides for acceleration of outstanding equity and equity-linked awards in the event of a qualifying termination following a Change in Control on the same terms specified in Mr. Tan’s new severance benefit agreement.

Patricia H. McCall

We entered into an offer letter with Patricia H. McCall, our Vice President and General Counsel, on March 20, 2007. Ms. McCall’s offer letter agreement provides that she will be eligible to participate in all employee benefit plans made available to executive officers, is entitled to enter into an indemnification agreement and she must enter into the standard agreement regarding confidential information and proprietary developments.

We also entered into a Severance Benefit Agreement with Ms. McCall effective December 18, 2008. Ms. McCall’s Severance Benefit Agreement provides her with severance in the event of the termination of her employment without cause, because of death or disability or a resignation by her for good reason, provided that, in each case, Ms. McCall executes and does not revoke a general release of all claims against us and our affiliates within 60 days of any such termination. If the termination of employment without cause, because of death or disability or resignation for good reason takes place within 12 months following a change in control involving the sale of all or substantially all of the Company’s assets, we must provide Ms. McCall with (a) 12 months of continued salary payments commencing on the sixtieth day following her separation from us, (b) an amount equal to 100% of the lesser of Ms. McCall’s prior year’s bonus or target bonus payable in 12 monthly installments commencing on the sixtieth day following her separation from us, (c) 12 months accelerated vesting for those equity awards held by Ms. McCall which would otherwise vest based solely upon the passage of time and her continued employment, and (d) the payment of continued health, dental and vision insurance premiums for Ms. McCall and any covered dependents for 12 months, or, if earlier, until Ms. McCall is covered under similar plans of a new employer. If Ms. McCall’s termination of employment without cause, because of death or disability or a resignation for good reason takes place prior to or more than 12 months following a change in control involving the sale of all or substantially all of the Company’s assets, Ms. McCall is entitled to (a) nine months of continued salary payments commencing on the sixtieth day following her separation from us, (b) an amount equal to the lesser of 50% of her prior year’s bonus or target bonus payable in nine monthly installments commencing on the sixtieth day following her separation from us, and (c) the payment of continued health, dental and vision insurance premiums for Ms. McCall and any covered dependents for six months, or, if earlier, until Ms. McCall is covered under similar plans of a new employer.

In January 2014, the Compensation Committee approved a new Severance Benefit Agreement for Ms. McCall that provides for substantially the same severance benefits detailed above, except that the agreement provides for acceleration of outstanding equity and equity-linked awards in the event of a qualifying termination following a Change in Control on the same terms specified in Mr. Tan’s new severance benefit agreement.

Anthony E. Maslowski

In January 2014, the Compensation Committee approved a Severance Benefit Agreement for Mr. Maslowski in January 2014 which provides him with severance in the event of the termination of his employment without cause, because of death or disability or a resignation by his for good reason, provided that, in each case, Mr. Maslowski executes and does not revoke a general release of all claims against us and our affiliates within 60 days of any such termination. If the termination of employment without cause, because of death or disability or resignation for good reason takes place within 12 months following a Change in Control, we must provide Mr. Maslowski with (a) 12 months of continued salary payments commencing on the sixtieth day following his separation from us, (b) an amount equal to 100% of the lesser of Ms. Maslowski’s prior year’s bonus or target bonus payable in 12 monthly installments commencing on the sixtieth day following his separation from us, (c) full acceleration of all outstanding time-vesting equity and equity-linked awards in the event of a qualifying termination following a Change in Control, and (d) the payment of continued health, dental and vision insurance premiums for Mr. Maslowski and any covered dependents for 12 months, or, if earlier, until Mr. Maslowski is covered under similar plans of a new employer. In addition, the agreement provides for full acceleration of all outstanding time-vesting equity and equity-linked awards, and acceleration of outstanding performance-based equity and equity-linked awards (i) to the extent the effective price per share paid by the acquirer meets or exceeds any share price contingency applicable to any share-price performance awards, and (ii) to the extent other performance goals have been deemed satisfied, in the discretion of the Board, based on Company performance through the date of the Change in Control, for all other types of performance-based awards. If Mr. Maslowski’s termination of employment without cause, because of death or disability or a resignation for good reason takes place prior to or more than 12 months following a Change in Control, Mr. Maslowski is entitled to (a) nine months of continued salary payments commencing on the sixtieth day following his separation from us, (b) an amount equal to the lesser of 50% of his prior year’s bonus or target bonus payable in nine monthly installments commencing on the sixtieth day following his separation from us, and (c) the payment of continued health, dental and vision insurance premiums for Mr. Maslowski and any covered dependents for six months, or, if earlier, until Mr. Maslowski is covered under similar plans of a new employer.

Potential Severance Payments and Benefits Upon Certain Terminations

The following table reflects the potential payments and benefits to which the NEOs would be entitled under their agreements in effect as of November 3, 2013, as described under “—Compensation Discussion and Analysis—Termination-Based Compensation” above in the event of a termination of employment without cause, because of death or disability or a resignation with good reason taking place not in connection with a Change in Control. The amounts presented in the table assume a termination date of November 3, 2013 and that all eligibility requirements contemplated by the NEO’s respective agreements or our Company’s policies and practices, as applicable, were met.

Name	Cash Severance Base Salary ($)	Cash Severance Bonus ($)	Health Benefits Continuation Coverage ($)(1)	Total ($)
Hock E. Tan	800,000	1,200,000	—	2,000,000
Anthony E. Maslowski(2)	292,500	146,250	13,555	452,305
Bryan T. Ingram	375,000	224,057	13,472	612,529
Boon Chye Ooi(3)	284,730	213,548	1,990	500,269
Patricia H. McCall	283,894	113,558	—	397,451

(1)	Represents the cost of Company-subsidized continued benefits, based on our current costs to provide such coverage.

(2)	Represents severance benefits approved by the Compensation Committee in January 2014 consistent with the benefit levels provided to our former Chief Financial Officer.
(3)	All amounts paid to Mr. Ooi upon any termination will be paid in Singapore Dollars, converted from U.S. Dollars, where applicable, using the Accounting Rate for the month in which such termination occurs.

Potential Severance Payments and Benefits Upon Certain Terminations in Connection with Change in Control

The following table reflects the potential payments and benefits to which the NEOs would be entitled under their employment agreements in effect as of the end of Fiscal 2013 or our Company’s policies and practices as described under “Termination-Based Compensation” above in the event of a termination of employment without cause, because of death or disability or a resignation for good reason taking place within twelve months following a change in control (or in the case of Mr. Tan three months before or 12 months following a change in control). The amounts presented in the table assume a termination date of November 3, 2013 and that all eligibility requirements contemplated by the NEO’s respective agreements and our Company’s policies and practices, as applicable, were met. Mr. Bettinger, our former Senior Vice President and Chief Financial Officer, did not receive any severance or other benefits in connection with his departure from the Company.

Name	Cash Severance Base Salary ($)	Cash Severance Bonus ($)	Health Benefits Continuation Coverage ($)(1)	Value of Option Acceleration ($)(2)		Value of RSU Acceleration ($)		Total ($)
Hock E. Tan	1,600,000	2,400,000	—	6,187,763	(4)	5,124,196	(4)	15,311,959
Anthony E. Maslowski(3)	390,000	292,500	27,110	1,717,210		2,757,793		5,184,613
Bryan T. Ingram	500,000	500,000	26,944	1,526,790	(4)	1,416,148	(4)	3,969,882
Boon Chye Ooi(5)	569,461	427,096	3,981	2,631,525	(4)	111,800	(4)	3,743,862
Patricia H. McCall	378,525	227,115	—	388,915	(4)	67,080	(4)	1,061,635

(1)	Represents the cost of Company-subsidized continued benefits based on our current costs to provide such coverage.
(2)	Represents the difference between the exercise price of each unvested option that is accelerated and $44.72, the closing market price per ordinary share, as quoted on the Nasdaq Stock Market as of November 1, 2013 (the last trading day of Fiscal Year 2013). In January 2014, the Compensation Committee approved changes in the severance benefits provided to our NEOs, providing for full acceleration of all outstanding time-vesting equity awards in the event of a qualifying termination following a Change in Control and acceleration of outstanding performance-based options in the event of a Change in Control to the extent the effective price per share paid by the acquirer meets or exceeds the relevant price contingency of such options.
(3)	Represents severance benefits approved by the Compensation Committee in January 2014, and assumes that any price contingencies of performance-based options at or below $44.72 per share were satisfied as at the end of Fiscal Year 2013.
(4)	After giving effect to the severance benefits approved in January 2014, and assuming that any price contingencies of performance-based options at or below $44.72 per share were satisfied as at the end of Fiscal Year 2013, the hypothetical value of accelerated option and RSU awards upon the occurrence of a Change in Control would have been as follows, respectively: Mr. Tan $26,269,050 and $12,111,652; Mr. Ooi $3,781,100 and $1,937,896; Mr. Ingram $3,625,877 and $3,428,548; and Ms. McCall $984,560 and $1,013,668.
(5)	All amounts paid to Mr. Ooi upon any termination will be paid in Singapore Dollars, converted from U.S. Dollars, where applicable, using the Accounting Rate for the month in which such termination occurs.

EQUITY COMPENSATION PLAN INFORMATION

We have four equity compensation plans that have been approved by our shareholders: the Executive Plan, the Amended and Restated Equity Incentive Plan for Senior Management Employees of Avago Technologies Limited and Subsidiaries (the “Senior Management Plan” and together with the Executive Plan, the “Prior Plans”), the 2009 Plan and the ESPP. Upon the conclusion of our IPO, we ceased to make grants under the Prior Plans.

The following table sets forth the number and weighted-average exercise price of ordinary shares to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under all of our equity compensation plans, at November 3, 2013.

Plan Category	Number of Ordinary Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Ordinary Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	23,281,459	$29.78	(2)	17,256,680	(3)
Equity compensation plans not approved by shareholders	—	—		—
Total	23,281,459	$29.78	(2)	17,256,680	(3)

(1)	Represents 22,296,148 shares subject to outstanding options and 1,525,311 shares that may be issued upon vesting of outstanding RSUs.
(2)	1,525,311 shares issuable upon vesting of RSUs have been excluded from the calculation of the weighted average exercise price because they have no exercise price associated with them.
(3)	Reflects 8,053,805 shares available for grant under the 2009 Plan, including ordinary shares subject to outstanding awards under the Prior Plans that are cancelled, forfeited or lapse unexercised on or after July 27, 2009 (the date the 2009 Plan became effective), which shares become available for future issuance under the 2009 Plan, and 9,202,875shares available for issuance under the ESPP. The 2009 Plan incorporates an evergreen formula pursuant to which the aggregate number of shares reserved for issuance under the 2009 Plan increases on the first day each fiscal year, starting in Fiscal Year 2013. The amount of such increase is equal to the least of (a) 6 million shares, (b) 3% of the ordinary shares outstanding on the last day of the immediately preceding fiscal year and (c) such smaller number of shares as determined by our Board. In accordance with this formula, on November 4, 2013 (the first day of our Fiscal Year 2014), the maximum number of shares remaining available for future issuance under the 2009 Plan increased by 6,000,000, which is not reflected in the table. The ESPP also incorporates an evergreen formula pursuant to which the aggregate number of shares reserved for issuance under the ESPP increases on the first day each fiscal year, starting in Fiscal Year 2013. The amount of such increase is equal to the least of (a) 2 million shares, (b) 1% of the ordinary shares outstanding on the last day of the immediately preceding fiscal year and (c) such smaller number of shares as determined by our Board. The Board determined not to increase the number of shares available for issuance under the ESPP for Fiscal Year 2014.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for determining executive base compensation and incentive compensation and approving the terms of equity grants pursuant to our equity incentive plans. The Compensation Committee has the full authority to determine and approve the compensation of our Chief Executive Officer in light of relevant corporate performance goals and objectives.

This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation, which is contained elsewhere in this Proxy Statement and is not repeated here.

In this context, the Compensation Committee hereby reports as follows:

1.	The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.

2.	Based upon such review and the related discussions referenced above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its 2014 Annual General Meeting of Shareholders.

Submitted by the Compensation Committee of the Board of Directors:

Donald Macleod, Chairperson

John T. Dickson

James V. Diller

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for assisting the Board with its oversight responsibilities regarding the following:

•	the quality and integrity of the Company’s financial statements and internal controls;

•	the appointment, compensation, retention, qualifications and independence of the Company’s independent registered public accounting firm;

•	the performance of the Company’s internal audit function and independent registered public accounting firm;

•	the Company’s compliance with legal and regulatory requirements; and

•	related party transactions.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for Fiscal Year 2013 with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, with and without management present, the Company’s internal control over financial reporting and overall quality of the Company’s financial reporting. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed the independence of PricewaterhouseCoopers LLP with that firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. All audit and non-audit services performed by our independent registered public accounting firm during Fiscal Year 2013 were pre-approved by our Audit Committee in accordance with established procedures.

Based on the Audit Committee’s review and discussions noted above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements for Fiscal Year 2013 be included in the Company’s Annual Report on Form 10-K for Fiscal Year 2013, for filing with the SEC.

The Audit Committee and the Board of Directors have approved, subject to shareholder approval, the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and independent Singapore auditor for Fiscal Year 2014.

Submitted by the Audit Committee of the Board of Directors:

Justine F. Lien, Chairperson

James V. Diller

Donald Macleod

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the beneficial ownership of our ordinary shares at February 11, 2014 for:

•	each named executive officer;

•	each of our directors;

•	each person known to us to be the beneficial owner of more than 5% of our ordinary shares; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all ordinary shares that they beneficially own, subject to applicable community property laws.

Ordinary shares subject to options that are currently exercisable or exercisable within 60 days of February 11, 2014 and RSUs that vest within 60 days of February 11, 2014 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

In the table below, percentage ownership is based on 249,702,431 ordinary shares outstanding as of February 11, 2014.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner	Number of Shares	Percent
5% Shareholders:
Capital World Investors(2)	30,239,213	12.1%
333 South Hope Street
Los Angeles, CA 90071

JPMorgan Chase & Co.(3)	21,986,730	8.8%
270 Park Avenue
New York, NY 10017

Capital Research Global Investors(4)	21,208,400	8.5%
333 South Hope Street
Los Angeles, CA 90071

T. Rowe Price Associates, Inc.(5)	20,532,469	8.2%
100 E. Pratt Street,
Baltimore, Maryland 21202

The Growth Fund of America, Inc.(6)	17,262,820	6.9%
333 South Hope Street
Los Angeles, CA 90071

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner	Number of Shares	Percent
Named Executive Officers, Directors and Nominees:
Hock E. Tan(7)	998,334	*
Anthony E, Maslowski(8)	27,500	*
Bryan T. Ingram(9)	138,667	*
Boon Chye Ooi(10)	47,696	*
Patricia H. McCall(11)	178,031	*
John T. Dickson(12)	18,991	*
James V. Diller(13)	207,995	*
Lewis C. Eggebrecht	—	—
Bruno Guilmart	—	—
Kenneth Y. Hao(14)	82,893	*
Justine F. Lien(15)	13,139	*
Donald Macleod(16)	72,893	*
Peter J. Marks	—	—
All 13 executive officers, directors and nominees as a group(17)	1,786,099	*	%

*	Represents beneficial ownership of less than 1%.
(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)	Number of shares based solely on information reported by Capital World Investors on the Schedule 13G/A filed with the SEC on February 13, 2014, reporting ownership as of December 31, 2013. According to such Schedule 13G/A, Capital World Investors has sole voting power and sole dispositive power over these shares. Ownership percentage assumes the shareowner continued to own the number of shares reflected in the table above on February 11, 2014.
(3)	Number of shares based solely on information reported by JPMorgan Chase & Co. on the Schedule 13G/A filed with the SEC on January 28, 2014, reporting ownership as of December 31, 2013. According to such Schedule 13G/A, JPMorgan Chase & Co. has sole voting power over 20,431,409 of these shares, sole dispositive power over 21,603,558 of these shares, shared voting power over 289,276 of these shares and shared dispositive power over 383,172 of these shares. Ownership percentage assumes the shareowner continued to own the number of shares reflected in the table above on February 11, 2014.
(4)	Number of shares based solely on information reported by Capital Research Global Investors on the Schedule 13G/A filed with the SEC on February 13, 2014, reporting ownership as of December 31, 2013. According to such Schedule 13G/A, Capital Research Global Investors has sole voting power and sole dispositive power over these shares. Ownership percentage assumes the shareowner continued to own the number of shares reflected in the table above on February 11, 2014.
(5)	Number of shares based solely on information reported by T. Rowe Price Associates, Inc. on the Schedule 13G filed with the SEC on February 12, 2014, reporting beneficial ownership of shares as of December 31, 2013. According to such Schedule 13G, T. Rowe Price Associates, Inc. has sole voting power over 5,895,574 of these shares and sole dispositive power over 20,532,469 of these shares. Ownership percentage assumes the shareowner continued to own the number of shares reflected in the table above on February 11, 2014.
(6)	Number of shares based solely on information reported by The Growth Fund of America, Inc. on the Schedule 13G/A filed with the SEC on February 13, 2014, reporting beneficial ownership as of December 31, 2013. According to such Schedule 13G/A, The Growth Fund of America, Inc., which is advised by Capital Research and Management Company, has sole voting power over 17,262,820 of these shares and disclaims dispositive power over such shares. These shares may also be reflected in the Schedule 13G/A filed with the SEC by Capital World Investors (see footnote (2) above) and/or the Schedule 13G/A filed with the SEC by Capital Research Global Investors (see footnote (4) above). Ownership percentage assumes the shareowner continued to own the number of shares reflected in the table above on February 11, 2014.

(7)	Shares shown in the table above consist of 883,750 shares that Mr. Tan has the right to acquire within 60 days after February 11, 2014 upon the exercise of share options and 114,584 shares that he has the right to acquire within 60 days after February 11, 2014 upon the vesting of RSUs.
(8)	Shares shown in the table above consist of 18,000 shares that Mr. Maslowski has the right to acquire within 60 days after February 11, 2014 upon the exercise of share options and 5,000 shares that he has the right to acquire within 60 days after February 11, 2014 upon the vesting of RSUs.
(9)	Shares shown in the table above consist of 107,000 shares that Mr. Ingram has the right to acquire within 60 days after February 11, 2014 upon the exercise of share options and 31,667 shares that he has the right to acquire within 60 days after February 11, 2014 upon the vesting of RSUs.
(10)	Shares shown in the table above include 42,500 shares that Mr. Ooi has the right to acquire within 60 days after February 11, 2013 upon the exercise of share options and 2,500 shares that he has the right to acquire within 60 days after February 11, 2014 upon the vesting of RSUs.
(11)	Shares shown in the table above include 174,500 shares that Ms. McCall has the right to acquire within 60 days after February 11, 2014 upon the exercise of share options and 1,500 shares that she has the right to acquire within 60 days after February 11, 2014 upon the vesting of RSUs.
(12)	Shares shown in the table above include 12,743 shares that Mr. Dickson has the right to acquire within 60 days after February 11, 2014 upon the exercise of share options and 2,000 shares held by Mr. Dickson as Trustee for the Dickson Family Trust U/A Dated 10/24/2006.
(13)	Shares shown in the table above include (i) 6,683 shares held by Mr. Diller as Trustee for the James V. Diller Annuity Trust—2010B Dated May 10, 2010, (ii) 38,699 shares held by Mr. Diller as Trustee for the June P. Diller Annuity Trust—2010B Dated May 10, 2010, (iii) 134,618 shares held by the James & June Diller Trust UA dated 7/20/77, (iv) 24,670 shares that Mr. Diller has the right to acquire within 60 days after February 11, 2014 upon the exercise of share options and (v) 3,285 shares that he has the right to acquire within 60 days after February 11, 2014 upon the vesting of RSUs.
(14)	Shares shown in the table consist of (i) 54,938 shares acquired by Mr. Hao upon the exercise of share options and the vesting of RSUs granted to Mr. Hao and (ii) 24,670 shares that he has the right to acquire within 60 days after February 11, 2014 upon the exercise of share options and 3,285 shares that he has the right to acquire within 60 days after February 11, 2014 upon the vesting of RSUs. Pursuant to Mr. Hao’s arrangement with Silver Lake with respect to director compensation, upon the sale of shares received by him from the exercise of options or the vesting of RSUs, the proceeds of such sale are expected to be remitted to Silver Lake. Accordingly, Mr. Hao disclaims beneficial ownership of such shares.
(15)	Shares shown in the table above consist of 9,854 shares that Ms. Lien has the right to acquire within 60 days after February 11, 2014 upon the exercise of share options and 3,285 shares that she has the right to acquire within 60 days after February 11, 2014 upon the vesting of RSUs.
(16)	Shares shown in the table above include 24,670 shares that Mr. Macleod has the right to acquire within 60 days after February 11, 2014 upon the exercise of share options and 3,285 shares that he has the right to acquire within 60 days after February 11, 2014 upon the vesting of RSUs.
(17)	Shares shown in the table above include 1,322,357 shares that directors and executive officers have the right to acquire within 60 days after February 11, 2014 upon the exercise of share options and 168,391 shares that directors and executive officers have the right to acquire within 60 days after February 11, 2014 upon the vesting of RSUs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Other than compensation and other arrangements described above under “Director Compensation,” “Executive Compensation” and as set forth below, since October 29, 2012, there was not, nor is there currently planned, any transaction or series of similar transactions to which we were or will be a party in which:

•	the amount involved exceeded or will exceed $120,000; and

•	any director, nominee, executive officer, holder of more than 5% of our ordinary shares or any member of their immediate family had or will have a direct or indirect material interest.

We refer to these types of transactions as “related party transactions.”

Procedures for Approval of Related Party Transactions

As provided by our Audit Committee Charter, the Audit Committee must review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the committee the authority to pre-approve related party transactions, provided such approvals are presented to the Audit Committee at its next scheduled meeting. In approving or rejecting the proposed agreement, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our written Code of Ethics and Business Conduct requires that directors, officers and employees make appropriate disclosure of potential conflicts of interest situations to the Nominating and Corporate Governance Committee or the Audit Committee, in the case of directors and officers, and their supervisor, who will then seek authorization from our compliance officer, in the case of employees. The Board has authority to approve related party transactions in lieu of the Audit Committee.

Issuance of Convertible Notes to SLP Fund

In connection with our pending acquisition of LSI Corporation (“Merger”), on December 15, 2013, the Company entered into a Note Purchase Agreement (the “Purchase Agreement”) to sell to Silver Lake Partners IV, L.P., an investment fund affiliated with Silver Lake (“SLP Fund”) $1 billion aggregate principal amount of its 2.0% Convertible Senior Notes (“Convertible Notes”), with Deutsche Bank AG, Singapore Branch, as Lead Manager. Mr. Hao is a Managing Director of Silver Lake Partners. The proceeds from the issuance of the Convertible Notes will be used to fund a portion of the LSI acquisition consideration.

The completion of the private placement of the Convertible Notes is contingent on satisfaction or waiver of customary conditions, as well as a requirement that that the Merger shall have been consummated or shall be consummated substantially simultaneously with the closing under the Purchase Agreement of the issuance of the Convertible Notes (the “Convertible Notes Closing”), and Avago shall have received, or substantially simultaneously with the closing under the Purchase Agreement shall receive, the proceeds of the Debt Financing (as defined in the Purchase Agreement) in an amount sufficient to consummate the Merger and related transactions, as set forth in the Purchase Agreement. The Convertible Notes will bear interest at a rate of 2.0% per annum payable semiannually in cash. The initial conversion rate for the Convertible Notes is 20.8160 shares of the Company’s ordinary shares, and cash in lieu of fractional ordinary shares, per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of approximately $48.04 per ordinary share. The conversion rate will be subject to adjustment from time to time upon the occurrence of certain events. Holders may surrender their Convertible Notes for conversion at any time prior to the close of business on the business day immediately preceding the maturity date for the Convertible Notes.

The Company and SLP Fund will also enter into a Registration Rights Agreement pursuant to which SLP Fund will have certain registration rights with respect to the Convertible Notes and the ordinary shares of the Company issuable upon conversion of the Convertible Notes.

The issuance of the Convertible Notes by the Company to SLP Fund, and the terms thereof, and entry by the Company into the Note Purchase Agreement, Indenture, Registration Rights Agreement and all other agreements relating to the issuance of the Convertible Notes by the Company to SLP Fund were reviewed and approved by our Board.

Other Relationships

From time to time in the ordinary course of business, on an arm’s length basis, we purchase from, and/or sell to, certain entities where one of the Company’s directors also serves or served as a director of that entity. During Fiscal Year 2013 these entities were eSilicon Corporation and KLA-Tencor Corporation, on whose respective boards John T. Dickson serves, or served, as a director, and Wistron Corporation, of which John M. Hsuan, a former director of the Company, serves as a director. In addition, from time to time the Company has made purchases of equipment and related replacement parts and equipment servicing, in the ordinary course on an arms’ length basis, from Kulicke & Soffa Industries, Inc., of which Bruno Guilmart, a director of the Company, serves as the President and Chief Executive Officer. These purchases have been immaterial in both amount and significance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, executive officers and any persons holding more than ten percent of our ordinary shares (“Reporting Persons”), are required to report, to the SEC and to the Nasdaq Stock Market, their initial ownership of our ordinary shares and other equity securities and any subsequent changes in that ownership, and to furnish us with copies of all these reports they file. As a matter of practice, an administrative staff member assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf.

Based solely on our review of the copies of such reports received by us or written representations from certain Reporting Persons that no Forms 3, 4 or 5 were required, we believe that during Fiscal Year 2013, all Reporting Persons complied with all applicable filing requirements.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy materials and our 2013 Form 10-K may have been sent to multiple shareholders in your household, unless we have received contrary instructions from one or more shareholders in your household. We will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: c/o Avago Technologies U.S. Inc., Attn: Investor Relations, 350 W. Trimble Road, Building 90, San Jose, California 95131, U.S.A., Telephone: +1 (408) 435-7400. If you want to receive separate copies of our proxy materials or annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL GENERAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in our 2015 proxy statement. Any such shareholder proposals must be submitted, along with proof of ownership of our ordinary shares in accordance with Rule 14a-8(b)(2), to Avago Technologies U.S. Inc., located at 350 W. Trimble Road, Building 90, San Jose, CA 95131, U.S.A., Attention: General Counsel. We must receive all submissions no later than October 23, 2014. We strongly encourage any shareholder interested in submitting a proposal to contact our General Counsel in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. Our Board will review any shareholder proposals. These shareholder proposals may be included in our proxy statement for the 2015 AGM so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable rules and regulations promulgated by the SEC. Shareholder proposals are also subject to the requirements of the Singapore Companies Act, as described in the following paragraph. The proxies designated by us will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2015 AGM unless notice of such proposal is received by the applicable deadlines prescribed by the Singapore Companies Act.

In addition, under Section 183 of the Singapore Companies Act, only registered shareholders representing not less than 5% of the total voting rights or registered shareholders representing not fewer than 100 registered shareholders having an average paid up sum of at least $500 Singapore Dollars each may, at their expense, request that we include and give notice of their proposal for the 2015 AGM. Subject to satisfaction of the requirements of Section 183 of the Singapore Companies Act, any such requisition must be signed by all the shareholders making the request and be deposited at our registered office in Singapore, 1 Yishun Avenue 7, Singapore 768923, at least six weeks prior to the date of the 2015 AGM in the case of a request requiring notice of a resolution, or at least one week prior to the date of the 2015 AGM in the case of any other request.

Under our Articles of Association, no person other than a director retiring at a general meeting is eligible for appointment as a director at any general meeting of shareholders, without the recommendation of the Board for election, unless (a) in the case of a member or members who in aggregate hold(s) more than 50% of the total number of our issued and paid-up shares (excluding treasury shares), not less than ten days, or (b) in the case of a member or members who in aggregate hold(s) more than five percent of the total number of our issued and paid-up shares (excluding treasury shares), not less than 120 days, before the date of the notice provided to members in connection with the general meeting, a written notice signed by such member or members (other than the person to be proposed for appointment) who (i) are qualified to attend and vote at the meeting for which such notice is given, and (ii) have held shares representing the prescribed threshold in (a) or (b) above, for a continuous period of at least one year prior to the date on which such notice is given, is lodged at our registered office in Singapore. Such a notice must also include the consent to serve as a director of the person nominated.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference the following sections of our Annual Report on Form 10-K for Fiscal Year 2013:

•	Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	Item 7A, “Quantitative and Qualitative Disclosures About Market Risk”; and

•	Item 8, “Financial Statements and Supplementary Data.”

The information contained under the captions “Compensation Committee Report” and “Audit Committee Report” in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the U.S. Securities and Exchange Commission, nor shall such information be incorporated by reference into any filings under the U.S. Securities Act of 1933, as amended, or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

SINGAPORE STATUTORY FINANCIAL STATEMENTS

Our Singapore audited accounts, prepared in conformity with the provisions of the laws of Singapore, and the accompanying directors report (together, the “Singapore Statutory Financial Statements”) and the auditors’ reports thereon are required under Singapore law to be provided to shareholders for discussion (but not approval) at the 2014 AGM, and have therefore been provided as Appendix A to this Proxy Statement solely to satisfy this requirement. Neither the Singapore Statutory Financial Statements nor the auditors’ report thereon shall be deemed to be “soliciting material” or to be “filed” with the U.S. Securities and Exchange Commission, nor shall such information be incorporated by reference into any filings under the U.S. Securities Act of 1933, as amended, or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

OTHER MATTERS

Our management does not know of any matters to be presented at the 2014 AGM other than those set forth herein and in the Notice accompanying this Proxy Statement. If any other matters are properly presented for a vote, the enclosed proxy confers discretionary authority to the individuals named as proxies to vote the shares represented by proxy, as to those matters.

Accompanying this Proxy Statement is our 2013 Form 10-K. Copies of our Proxy Statement and 2013 Form 10-K, as filed with the SEC, are also available free of charge on our website at www.avagotech.com or you can request a copy free of charge by calling Investor Relations at +1 (408) 435-7400 or toll-free at (855) 591-5745 (within the United States).

Upon request, we will furnish without charge to each person to whom this Proxy Statement is delivered a copy of any exhibit listed in our 2013 Form 10-K. You may request a copy of this information, at no cost, by writing or telephoning us at:

Avago Technologies Limited

Attn: Investor Relations

c/o Avago Technologies U.S. Inc.

350 West Trimble Road, Building 90

San Jose, California 95131 U.S.A.

Telephone: (855) 591-5745 (toll-free within the United States) or +1 (408) 435-7400

Email: investor.relations@avagotech.com

To ensure timely delivery of any materials requested prior to the date of the 2014 AGM, you should request such materials no later than March 26, 2014.

By Order of the Board,

Hock E. Tan

Director, Chief Executive Officer and President

February 20, 2014

San Jose, California

APPENDIX A

AVAGO TECHNOLOGIES LIMITED

EXECUTIVE CASH AND EQUITY INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Avago Technologies Limited Executive Cash and Equity Incentive Award Plan (the “Plan”) is to motivate and reward eligible employees of Avago Technologies Limited (Registration No. 200510713C), a company organized under the laws of Singapore (the “Company”), and its subsidiaries for their service by providing incentive compensation in the form of cash bonuses and equity compensation. It is the intent that the incentives provided for in the Plan are deductible under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Code”). The adoption of the Plan as to current and future covered employees (determined under Code Section 162(m)) and executive officers (within the meaning of Rule 3b-7 of the U.S. Securities Exchange Act of 1934, as amended) is subject to the approval of the Company’s shareholders. The Plan is effective as of the date approved by the Board of Directors of the Company (the “Board”), subject to approval by the Company’s shareholders as set forth above (the “Effective Date”).

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the Committee.

2.2 “Award” shall mean an Option, a Restricted Shares award, a Restricted Share Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Shares award, a Share Payment award or a Share Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.3 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan. Certain additional terms, conditions and limitations applicable to an Award, or shares or cash issuable under an Award, may be set forth in a Shareholder’s Agreement, which shall then constitute an Award Agreement for purposes of the Plan.

2.4 “Award Limit” shall mean with respect to Awards that shall be payable in Ordinary Shares or in cash, as the case may be, the respective limit set forth in Section 3.3 hereof.

2.5 “Change in Control” shall mean and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Ordinary Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Sections 2.5(a) or 2.5(c) hereof) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or shares of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s shareholders approve a liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A of the Code.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.6 “Committee” means two (2) or more “outside directors” within the meaning of Section 162(m) of the Code appointed to administer the Plan by the Board.

2.7 “Covered Employee” shall mean any Eligible Individual who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.8 “Deferred Shares” shall mean a right to receive Ordinary Shares awarded under Section 9.4.

2.9 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Ordinary Shares) of dividends paid on Ordinary Shares, awarded under Section 9.2 hereof.

2.10 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.11 “Eligible Individual” shall mean any person who is an officer or key employee of the Company or any of its subsidiaries.

2.12 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its shareholders, such as a share dividend, share split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Ordinary Shares (or other securities of the Company) or the share price of Ordinary Shares (or other securities) and causes a change in the per share value of the Ordinary Shares underlying outstanding Awards.

2.13 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.14 “Fair Market Value” shall mean, as of any given date, the value of an Ordinary Share determined as follows:

(a) If the Ordinary Shares are listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, their Fair Market Value shall be the closing sales price for an Ordinary Share as quoted on such exchange or system for such date or, if there is no closing sales price for an Ordinary Share on the date in question, the closing sales price for an Ordinary Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Ordinary Shares are not listed on an established stock exchange or national market system, but the Ordinary Shares are regularly quoted by a recognized securities dealer, their Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for an Ordinary Share on such date, the high bid and low asked prices for an Ordinary Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Ordinary Shares are neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, their Fair Market Value shall be established by the Administrator in good faith

2.15 “Greater Than 10% Shareholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.16 “Holder” shall mean an Eligible Individual who has been granted an Award.

2.17 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.18 “Non-Qualified Option” shall mean an Option that is not an Incentive Stock Option.

2.19 “Option” shall mean a right to purchase Ordinary Shares at a specified exercise price, granted under Article 7 hereof. An Option shall be either a Non-Qualified Option or an Incentive Stock Option.

2.20 “Ordinary Shares” shall mean the ordinary shares of the Company, no par value.

2.21 “Performance Award” shall mean a cash bonus award, share bonus award, performance award or incentive award that is paid in cash, Ordinary Shares or a combination of both, awarded under Section 9.1.

2.22 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.23 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating earnings or profit, (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on assets, (vii) return on capital, (viii) return on shareholders’ equity, (ix) return on sales, (x) gross or net profit or operating margin, (xi) costs, (xii) funds from operations, (xiii) expenses, (xiv) working capital, (xv) earnings per share, (xvi) price per share of Ordinary Shares, (xvii) regulatory body approval for commercialization of a product, (xviii) implementation or completion of critical projects and (xix) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles (“GAAP”); (ix) items attributable to any share dividend, share split, combination or exchange of shares occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.24 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria utilizing any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee, and for Awards intended to qualify as Performance-Based Compensation determined in accordance with Code Section 162(m). The achievement of each Performance Goal shall be determined in accordance with GAAP to the extent applicable.

2.25 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as determined by the Committee, in its sole discretion, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award. The Committee may establish different Performance Periods for different Holders.

2.26 “Restricted Shares” shall mean Ordinary Shares awarded under Article 8 that are subject to certain restrictions and, subject to applicable law, may be subject to risk of forfeiture.

2.27 “Restricted Share Units” shall mean the right to receive Ordinary Shares awarded under Section 9.5.

2.28 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.29 “Share Appreciation Right” shall mean a share appreciation right granted under Article 10.

2.30 “Shareholder’s Agreement” shall mean an agreement between the Company and an Eligible Individual that sets forth the terms, conditions and limitations applicable to certain Awards and the Ordinary Shares issued under the Awards.

2.31 “Share Payment” shall mean (a) a payment in the form of Ordinary Shares, or (b) an option or other right to purchase Ordinary Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.32 “Subsidiary” as applicable, (i) means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain or (ii) has the meaning ascribed to it in the Companies Act (Chapter 50 of Singapore).

2.33 “Termination of Service” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to a Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship shall be deemed to be terminated in the event that the Subsidiary employing such Holder ceases to remain a Subsidiary following any merger, sale of shares or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN.

3.1 Number of Shares.

(a) The Ordinary Shares underlying an Award will be issued from the Company’s 2009 Equity Incentive Plan, as may be amended form time to time (the “2009 Plan”).

(b) To the extent that an Award terminates, expires, or lapses for any reason, or an Award is settled in cash without the delivery of shares to the Holder, then any Ordinary Shares subject to the Award shall revert back to the 2009 Plan. Any Ordinary Shares forfeited under Section 8.4 hereof by the Holder so that such shares are returned to the Company will revert back to the 2009 Plan. Any Ordinary Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the 2009 Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the 2009 Plan. Notwithstanding the provisions of this Section 3.1, no Ordinary Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. On the date set forth in the Award Agreement, all unearned Awards that have not vested will revert to the Company and again become available for grant under the 2009 Plan.

3.2 Shares Distributed. Any Ordinary Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Ordinary Shares, treasury Ordinary Shares or Ordinary Shares purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. The maximum number of Ordinary Shares that may be granted as Incentive Stock Options is 25,000,000. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2 hereof, the maximum aggregate number of Ordinary Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be three million (3,000,000) and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to Performance Awards shall be $5,000,000. To the extent required by Section 162(m) of the Code, shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE 4.

GRANTING OF AWARDS.

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Shareholder’s Agreement. As a condition to the grant or exercise of any Award, the Company may require the person exercising such Award or receiving such Award to enter into and/or be bound by all of the terms and conditions of a Shareholder’s Agreement.

4.4 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.5 At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.6 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign stock exchange or applicable laws, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign stock exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act or any other securities law or governing statute or any other applicable law.

4.7 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS

PERFORMANCE-BASED COMPENSATION.

5.1 Purpose. The Committee, in its sole discretion, may determine whether an Award is to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Committee may, in its sole discretion, grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of GAAP.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Shares the restrictions with respect to which lapse upon the attainment of specified Performance Goals, and any performance or incentive Awards that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under the Plan to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Holders, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Furthermore, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or any subsidiary corporation of the Company (as defined in Section 424(f) of the Code). No person who qualifies as a Greater Than 10% Shareholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary or parent corporation thereof, including, without limitation, the 2009 Plan, (as defined in Section 424(e) of the Code) exceeds $100,000, the Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of shares shall be determined as of the time the respective options were granted.

6.3 Option Exercise Price. The exercise price per Ordinary Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of an Ordinary Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Shareholder, such price shall not be less than 110% of the Fair Market Value of an Ordinary Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted to an employee or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Shareholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

ARTICLE 7.

EXERCISE OF OPTIONS.

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, any other federal, state or foreign securities laws or regulations and any other applicable laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full payment of the exercise price and applicable withholding taxes to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.

7.3 Notification Regarding Disposition. The Holder shall give the Company prompt notice of any disposition of Ordinary Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED SHARES

8.1 Award of Restricted Shares.

(a) The Administrator is authorized to grant Restricted Shares to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Shares, which terms and conditions shall not be inconsistent with the Plan, and, subject to applicable law, may impose such conditions on the issuance of such Restricted Shares as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Shares. In all cases, legal consideration shall be required for each issuance of Restricted Shares.

8.2 Rights as Shareholders. Subject to Section 8.4, upon issuance of Restricted Shares, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Ordinary Shares shall be subject to the restrictions set forth in Section 8.3.

8.3 Restrictions. All shares of Restricted Shares (including any shares received by Holders thereof with respect to shares of Restricted Shares as a result of share dividends, share splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide and as are permitted under applicable law. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Shares are issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Shares by removing any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Shares may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Forfeiture of Restricted Shares. Upon a Termination of Service the Holder’s rights in unvested Restricted Shares then subject to restrictions shall lapse, subject to applicable laws, and such Restricted Shares shall be surrendered to the Company and cancelled without consideration. The Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Shares shall not lapse and such Restricted Shares shall vest.

8.5 Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Shares must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, in it sole discretion, retain physical possession of any share certificate until such time as all applicable restrictions lapse.

8.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Shares as of the date of transfer of the Restricted Shares rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED

SHARES, SHARE PAYMENTS AND RESTRICTED SHARE UNITS

9.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Eligible Individual. Performance Awards may be paid in cash, Ordinary Shares, or both, as determined by the Administrator.

(b) Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5. Additionally, any such bonuses paid to any Eligible Individual shall be subject to the Award Limit.

9.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Ordinary Shares, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Ordinary Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are satisfied and the Award vests. Dividend Equivalents shall not be paid out on any unvested Restricted Share Units.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Share Appreciation Rights.

9.3 Share Payments. The Administrator is authorized to make Share Payments to any Eligible Individual. The number or value of shares of any Share Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Share Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4 Deferred Shares. The Administrator is authorized to grant Deferred Shares to any Eligible Individual. The number of Deferred Shares shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Ordinary Shares underlying a Deferred Shares award will not be issued until the Deferred Shares award has vested, pursuant to a vesting schedule or other conditions or criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Shares shall have no rights as a Company shareholder with respect to such Deferred Shares until such time as the Award has vested and the Ordinary Shares underlying the Award have been issued to the Holder.

9.5 Restricted Share Units. The Administrator is authorized to grant Restricted Share Units to any Eligible Individual. The number and terms and conditions of Restricted Share Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, in each case, on a specified date or dates or over any period or periods, as the Administrator determines. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Ordinary Shares underlying the Restricted Share Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Share Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable Ordinary Share for each vested and nonforfeitable Restricted Share Unit.

9.6 Term. The term of a Performance Award, Dividend Equivalent award, Deferred Shares award, Share Payment award and/or Restricted Share Unit award shall be set by the Administrator in its sole discretion.

9.7 Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of a Performance Award, Deferred Shares, shares distributed as a Share Payment award or shares distributed pursuant to a Restricted Share Unit award.

9.8 Exercise upon Termination of Service. A Performance Award, Dividend Equivalent award, Deferred Shares award, Share Payment award and/or Restricted Share Unit award is exercisable or distributable only while the Holder is an employee of the Company. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Shares award, Share Payment award and/or Restricted Share Unit award may be exercised or distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death or disability, or any other specified Termination of Service.

ARTICLE 10.

AWARD OF SHARE APPRECIATION RIGHTS

10.1 Grant of Share Appreciation Rights.

(a) The Administrator is authorized to grant Share Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Share Appreciation Right shall entitle the Holder (or other person entitled to exercise the Share Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Share Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Share Appreciation Right from the per share Fair Market Value on the date of exercise of the Share Appreciation Right by the number of Ordinary Shares with respect to which the Share Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Ordinary Share subject to each Share Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Share Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 10.1(b) hereof to the contrary, in the case of an Share Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Share Appreciation Right may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

10.2 Share Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Share Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Share Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, or any other criteria selected by the Administrator. At any time after grant of a Share Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Share Appreciation Right vests.

(b) No portion of a Share Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Share Appreciation Right.

10.3 Manner of Exercise. All or a portion of an exercisable Share Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Share Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Share Appreciation Right or such portion of the Share Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, any other federal, state or foreign securities laws or regulations and any other applicable laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Share Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Share Appreciation Right.

10.4 Payment. Payment of the amounts determined under Section 10.1(b) and 10.1(c) shall be in cash, Ordinary Shares (based on its Fair Market Value as of the date the Share Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS.

11.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Ordinary Shares (including, in the case of payment of the exercise price of an Award, Ordinary Shares issuable pursuant to the exercise of the Award) or Ordinary Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a notice that the Holder has placed a market sell order with a broker with respect to Ordinary Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (c) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Ordinary Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Ordinary Shares otherwise issuable under an Award (or allow the surrender of Ordinary Shares). The number of Ordinary Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Ordinary Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Share Appreciation Right exercise involving the sale of shares to pay the Option or Share Appreciation Right exercise price or any tax withholding obligation.

11.3 Transferability of Awards.

(a) Except as otherwise provided in Section 11.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and any other applicable laws and (C) evidence the transfer. For purposes of this Section 11.3(b), “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account any state, federal, local or foreign tax and securities laws and any other laws applicable to transferable Awards.

(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.

11.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Ordinary Shares pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Ordinary Shares are listed or traded, and the Ordinary Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board may require that a Holder make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Ordinary Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Ordinary Shares are listed, quoted, or traded. The Administrator may place legends on any Ordinary Share certificate or book entry to reference restrictions applicable to the Ordinary Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Ordinary Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Ordinary Shares issued in connection with any Award and instead such Ordinary Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or share plan administrator).

11.5 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Ordinary Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder).

11.6 Prohibition on Repricing. Subject to Section 13.2 hereof, the Administrator shall not, without the approval of the shareholders of the Company, (i) authorize the amendment of any outstanding Option or Share Appreciation Right to reduce its price per share, (ii) cancel any outstanding Option or Share Appreciation Right and replace it with an Option or Share Appreciation Right with a lower exercise price, (iii) accept any outstanding Option or Share Appreciation Right in exchange for a new Option or Share Appreciation Right with a lower exercise price, or (iv) take any other action that is treated as a repricing under United States generally accepted accounting principles.

ARTICLE 12.

ADMINISTRATION.

12.1 Administrator. The Compensation Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Applicable Law, the Committee shall consist solely of two or more directors of the Board who are not employees appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule. In addition, each member of the Committee shall be an “outside director” for purposes of Section 162(m) of the Code. To the extent necessary to comply with any listing requirement then applicable to the Company, each member of the Committee shall also be an “independent director” under the rules of the NASDAQ Stock Market (or other principal securities market on which Ordinary Shares are traded). Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

12.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10 hereof. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

12.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Holder;

(c) Determine the number of Awards to be granted and the number of Ordinary Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Ordinary Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 13.

MISCELLANEOUS PROVISIONS.

13.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company’s shareholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, increase the limits imposed in Section 3.1. Except as provided in Section 13.10 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the fifth (5th) anniversary of the Effective Date.

13.2 Changes in Ordinary Shares or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Company’s shares or the share price of the Company’s shares other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Award Limit); (ii) the number and kind of Ordinary Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended to qualify as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles.

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the shares of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of the Company’s shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Shares or Deferred Shares and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b) hereof:

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Award Limit).

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation.

(e) In the event that the successor corporation in a Change in Control refuses to assume or substitute for the Award, the Administrator shall cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

(f) For the purposes of this Section 13.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Ordinary Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in the Change in Control by holders of Ordinary Shares for each Ordinary Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely equity securities of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Ordinary Share subject to an Award, to be solely equity securities of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the Change in Control.

(g) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(i) The existence of the Plan, the Award Agreement, the Shareholder’s Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of share or of options, warrants or rights to purchase shares or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Ordinary Shares or the rights thereof or which are convertible into or exchangeable for Ordinary Shares, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j) No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(k) In the event of any pending share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Ordinary Shares or the share price of Ordinary Shares including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

13.3 Approval of Plan by Shareholders. The Plan will be submitted for the approval of the Company’s shareholders within twelve (12) months of the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such shareholder approval, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Ordinary Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the shareholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

13.4 No Shareholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a shareholder with respect to Ordinary Shares covered by any Award until the Holder becomes the record owner of such Ordinary Shares.

13.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, shares or assets of any corporation, partnership, limited liability company, firm or association.

13.7 Compliance with Laws. The Plan, the granting, vesting and payment of Awards under the Plan and the issuance and delivery of Ordinary Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

13.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

13.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary. Awards payable in cash represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any Award shall have no rights other than those of a general unsecured creditor to the Company.

13.13 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

APPENDIX B

AVAGO TECHNOLOGIES LIMITED

SEVERANCE BENEFIT AGREEMENT

This Severance Benefit Agreement (the “Agreement”) is made and entered into by and between Hock E. Tan (“Executive”) and Avago Technologies Limited (company registration number 200510713C), a public company incorporated under the Singapore Companies Act (the “Company”), effective as of the later of the (i) the latest date set forth by the signatures of the parties hereto below or (ii) the date the Company’s shareholders approve this Agreement (the “Effective Date”). Upon the Effective Date, this Agreement supersedes the change in control and severance provisions of that certain offer letter agreement between the Company and Executive, as amended (the “Offer Letter”), in their entirety. In the event, the shareholders of the Company fail to approve this Agreement at the Company’s 2014 annual general meeting of shareholders, it shall become void ab initio, and the change in control and severance provisions of the Offer Letter shall remain in full force and effect.

R E C I T A L S

A. The Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) recognizes that the possibility of an acquisition of the Company or an involuntary termination can be a distraction to Executive and can cause Executive to consider alternative employment opportunities. The Compensation Committee has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of Executive, notwithstanding the possibility, threat or occurrence of such an event.

B. The Compensation Committee believes that it is in the best interests of the Company and its shareholders to provide Executive with an incentive to continue Executive’s employment and to motivate Executive to maximize the value of the Company upon a Change in Control (as defined below) for the benefit of its shareholders.

C. The Compensation Committee believes that it is imperative to provide Executive with severance benefits upon certain terminations of Executive’s service to the Company and its subsidiaries (collectively, “Avago”) that enhance Executive’s financial security and provide incentive and encouragement to Executive to remain with Avago notwithstanding the possibility of such an event.

D. Unless otherwise defined herein, capitalized terms used in this Agreement are defined in Section 8 below.

The parties hereto agree as follows:

1. Term of Agreement. This Agreement shall become effective as of the Effective Date and terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.

2. At-Will Employment. The Company and Executive acknowledge that Executive’s employment with Avago is and shall continue to be “at-will,” as defined under applicable law. If Executive’s employment with Avago terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

3. Change in Control. In the event that the price per Company ordinary share paid by an acquirer in a Change in Control is equal to or greater than the minimum share price contingency upon which a portion of a performance-based share option or other equity award would become vested and/or exercisable under the applicable award agreement, then such minimum share price contingency shall be deemed to have been satisfied as of immediately prior to the Change in Control. In the event Executive holds performance-based equity awards that vest based upon the achievement of performance goals other than average share price, then the performance goals applicable to such performance-based equity awards shall be deemed satisfied up to 100% to the extent determined appropriate by the Board, in its sole discretion, based upon the performance of the Company through the date of such Change in Control.

4. Covered Termination Other Than During a Change in Control Period. If Executive experiences a Covered Termination at any time other than during a Change in Control Period, and if Executive delivers to the Company a general release of all claims against the Company and its affiliates in a form acceptable to the Company (a “Release of Claims”) that becomes effective and irrevocable within sixty (60) days, or such shorter period of time specified by Avago, following such Covered Termination, then in addition to any accrued but unpaid salary, bonus, benefits, vacation and expense reimbursement payable in accordance with applicable law, Executive shall be entitled to receive Executive’s base salary at the rate in effect immediately prior to the Termination Date during the period of time commencing on the Termination Date and ending on the first (1st) anniversary of the Termination Date. Executive shall also be entitled to receive an additional amount equal to the lesser of (i) Executive’s actual cash bonus for the prior year and (ii) Executive’s target cash bonus for the prior year. Such payments shall be made in substantially equal installments in accordance with Avago’s standard payroll policies, less applicable withholdings, with such installments to commence on the sixtieth (60th) day following the Termination Date with the first installment to include any amount that would have been paid had installments commenced on the Termination Date.

5. Covered Termination During a Change in Control Period. If Executive experiences a Covered Termination during a Change in Control Period, and if Executive delivers to Avago a Release of Claims that becomes effective and irrevocable within sixty (60) days, or such shorter period of time specified by Avago, following such Covered Termination, then in addition to any accrued but unpaid salary, bonus, benefits, vacation and expense reimbursement payable in accordance with applicable law, Avago shall provide Executive with the following, provided that such payments shall be reduced by any payments which as of such date have already been made pursuant to Section 4 hereof:

(a) Severance. Executive shall be entitled to receive Executive’s base salary at the rate in effect immediately prior to the Termination Date during the period of time commencing on the Termination Date and ending on the second (2nd) anniversary of the Termination Date. Executive shall also be entitled to receive an additional amount equal to the lesser of two hundred percent (200%) of (i) Executive’s actual cash bonus for the prior year and (ii) Executive’s target cash bonus for the prior year. Such payments shall be made in substantially equal installments in accordance with Avago’s standard payroll policies, less applicable withholdings, with such installments to commence on the sixtieth (60th) day following the Termination Date and with the first installment to include any amount that would have been paid had the installments commenced on the Termination Date.

(b) Equity Awards. Each outstanding and unvested equity and equity-linked award that, pursuant to its terms and after giving effect to any deemed satisfaction of performance goals pursuant to Section 3 vests solely based upon continued service, including, without limitation, each time-based share option and restricted share unit award, held by Executive shall automatically become vested and, if applicable, any forfeiture restrictions or rights of repurchase thereon shall immediately lapse, in each case, with respect to one-hundred percent (100%) of that number of unvested shares underlying such equity award as of the Termination Date.

6. Other Terminations. If Executive’s service with Avago is terminated by Avago or by Executive for any or no reason other than as a Covered Termination, then Executive shall not be entitled to any benefits hereunder other than accrued but unpaid salary, bonus, vacation and expense reimbursement in accordance with applicable law and to elect any continued healthcare coverage as may be required under COBRA or similar state law.

7. Limitation on Payments. Notwithstanding anything in this Agreement to the contrary, if any payment or distribution Executive would receive pursuant to this Agreement or otherwise (“Payment”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall either be (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the largest payment, notwithstanding that all or some portion the Payment may be taxable under Section 4999 of the Code. The accounting firm engaged by Avago for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. Avago shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm shall provide its calculations to Avago and Executive within fifteen (15) calendar days after the date on which Executive’s right to a Payment is triggered (if requested at that time by Avago or Executive) or such other time as requested by Avago or Executive. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon Avago and Executive. Any reduction in payments and/or benefits pursuant to this Section 7 will occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than share options; (3) cancellation of accelerated vesting of share options; and (4) reduction of other benefits payable to Executive.

8. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

(a) Cause. “Cause” means (i) Executive’s willful refusal to perform in any material respect Executive’s lawful duties or responsibilities for Avago or willful disregard in any material respect of any financial or other budgetary limitations established in good faith by the Board; (ii) Executive’s material breach of any provision of this Agreement that is not cured upon ten (10) days notice thereof; (iii) the engaging by Executive in conduct that causes material and demonstrable injury, monetarily or otherwise, to Avago, including, but not limited to, misappropriation or conversion of assets of Avago (other than non-material assets); or (iv) Executive’s conviction of or entry of a plea of nolo contendere to a felony.

(b) Change in Control. “Change in Control” shall mean and includes each of the following:

(i) A transaction or series of transactions (other than an offering of Company ordinary shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Sections 8(b)(i) or 8(b)(iii) hereof) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or shares of another entity, in each case other than a transaction:

A. Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

B. After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 8(b)(iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) The Company’s shareholders approve a liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).

(c) Change in Control Period. “Change in Control Period” means the period of time commencing three (3) months prior to and ending twelve (12) months following a Change in Control.

(d) Covered Termination. “Covered Termination” means the termination of Executive’s employment by Avago other than for Cause, by Executive for Good Reason, or because of Executive’s death or permanent disability, in each case, to the extent necessary, that constitutes a “Separation from Service” (as defined below).

(e) Good Reason. “Good Reason” means any of the following: (A) a material reduction in Executive’s salary (other than as part of a broad salary reduction program instituted because Avago is in financial distress); (B) a substantial reduction in Executive’s duties and responsibilities; (C) the elimination or reduction of Executive’s eligibility to participate in Avago’s benefit programs that is inconsistent with the eligibility of executive employees of Avago to participate therein; (D) Avago informs Executive of its intention to transfer Executive’s primary workplace to a location that is more than 50 miles from the location of Executive’s primary workplace as of such date; (E) Avago’s material breach of this Agreement that is not cured within sixty (60) days written notice thereof; and (F) any serious chronic mental or physical illness of Executive or a member of Executive’s family that requires Executive to terminate Executive’s employment because of substantial interference with Executive’s duties at Avago; provided, that at Avago’s request Executive shall provide Avago with a written physician’s statement confirming the existence of such mental or physical illness. Notwithstanding the foregoing, Executive shall not be deemed to have “Good Reason” under this Agreement unless Executive provides written notice to Avago of the event or condition giving rise to Good Reason within ninety (90) days after its initial occurrence, such event or condition continues to exist on the thirtieth (30th) day following Avago’s receipt of such notice (the “Cure Period”) and Executive’s resignation is effective within sixty (60) days following the end of the Cure Period.

(f) Termination Date. “Termination Date” means the date Executive experiences a Covered Termination.

9. Successors.

(a) Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 9(a) or which becomes bound by the terms of this Agreement by operation of law.

(b) Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

10. Notices. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or one day following mailing via Federal Express or similar overnight courier service. In the case of Executive, mailed notices shall be addressed to Executive at Executive’s home address that Avago has on file for Executive. In the case of the Company or Avago, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of the Company’s General Counsel.

11. Confidentiality; Non-Disparagement.

(a) Confidentiality. Executive hereby expressly confirms Executive’s continuing obligations to Avago pursuant to Executive’s confidential information and inventions assignment agreement with the Company (the “Confidential Information Agreement”).

(b) Non-Disparagement. Executive agrees that he or she shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, shareholders or employees, either publicly or privately. The Company agrees that it shall not, and it shall instruct its officers and members of its Board to not, disparage, criticize or defame Executive, either publicly or privately. Nothing in this Section 11(b) shall have application to any evidence or testimony required by any court, arbitrator or government agency.

12. Dispute Resolution. To ensure the timely and economical resolution of disputes that arise in connection with this Agreement, Executive and the Company agree that any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance or interpretation of this Agreement, Executive’s employment, or the termination of Executive’s employment, shall be resolved to the fullest extent permitted by law by final, binding and confidential arbitration, by a single arbitrator, in Santa Clara County, California, conducted by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) under the applicable JAMS employment rules. By agreeing to this arbitration procedure, both Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The arbitrator shall: (i) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (ii) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that Executive or the Company would be entitled to seek in a court of law. Avago shall pay all JAMS’ arbitration fees in excess of the amount of court fees that would be required if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Notwithstanding the foregoing, Executive and the Company each have the right to resolve any issue or dispute over intellectual property rights by Court action instead of arbitration.

13. Miscellaneous Provisions.

(a) Section 409A.

(i) Separation from Service. Notwithstanding any provision to the contrary in this Agreement, no amount deemed deferred compensation subject to Section 409A of the Code shall be payable pursuant to Sections 4 or 5 above unless Executive’s termination of employment constitutes a “separation from service” with Avago within the meaning of Section 409A of the Code and the Department of Treasury regulations and other guidance promulgated thereunder (“Separation from Service”).

(ii) Specified Employee. Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed at the time of his separation from service to be a “specified employee” for purposes of

Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (a) the expiration of the six (6)-month period measured from the date of Executive’s Separation from Service or (b) the date of Executive’s death. Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 13(a)(ii) shall be paid in a lump sum to Executive, and any remaining payments due under this Agreement shall be paid as otherwise provided herein.

(iii) Installments. For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Executive’s right to receive any installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment.

(b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c) Whole Agreement. This Agreement and the Confidential Information Agreement represent the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior arrangements and understandings regarding same, including, without limitation, the change in control and severance provisions of the Offer Letter.

(d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

(e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(Signature page follows)

IN WITNESS WHEREOF, each of the parties has executed this Severance Benefit Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

AVAGO TECHNOLOGIES LIMITED (Company Registration Number 200510713C)

By:	/s/ James V. Diller

Title:	Chairman of the Board of Directors

Date:	January 23, 2014

EXECUTIVE

/s/ Hock E. Tan
Hock E. Tan

Date:	January 23, 2014

APPENDIX C

SINGAPORE STATUTORY FINANCIAL STATEMENTS

AVAGO TECHNOLOGIES LIMITED

(Incorporated in Singapore)

ANNUAL REPORT

For the financial year ended November 3, 2013

C-i

AVAGO TECHNOLOGIES LIMITED

DIRECTORS’ REPORT

For the financial year ended November 3, 2013

The directors present their report to the members together with the audited consolidated financial statements of Avago Technologies Limited and its subsidiaries (“we” or the “Group”) for the financial year ended November 3, 2013 and the unconsolidated balance sheet of Avago Technologies Limited (the “Company”) as of November 3, 2013.

Directors

The directors of the Company in office at the date of this report are as follows:

Bruno Guilmart (appointed on June 5, 2013)

Donald Macleod

James V. Diller

John T. Dickson

Justine F. Lien

Kenneth Y. Hao

Peter J. Marks (appointed on December 10, 2013)

Hock E. Tan

Arrangements to Enable Directors to Acquire Shares and Debentures

Neither at the end of nor at any time during the financial year was the Company a party to any arrangement whose object was to enable the directors of the Company to acquire benefits by means of the acquisition of shares in, or debentures of, the Company or any other body corporate, other than as disclosed under “Equity Awards”.

Directors’ Interests in Shares or Debentures

(a)	According to the register of directors’ shareholdings, none of the directors holding office at the end of the financial year had any interest in the shares or debentures of the Company or its related corporations, except as follows:

	Holdings in Which Director Is Deemed to have an Interest
	As of November 3, 2013		As of October 29, 2012
Avago Technologies Limited
(No. of Ordinary Shares)

Donald Macleod	44,938	(1)	42,395
James V. Diller	180,000	(2)	182,395
John T. Dickson	4,124	(3)	2,000
Kenneth Y. Hao	54,938	(4)	11,285,149

AVAGO TECHNOLOGIES LIMITED

DIRECTORS’ REPORT—(Continued)

For the financial year ended November 3, 2013

	Holdings in which Director Is Deemed to have an Interest
	As of November 3, 2013		As of October 29, 2012 or date of appointment, if later
Avago Technologies Limited
(Share Options and RSUs* Outstanding)

Bruno Guilmart	30,792		—
Donald Macleod	27,955	(5)	27,359
James V. Diller	27,955	(6)	17,359
John T. Dickson	23,364	(7)	25,488
Justine F. Lien	13,139		40,173
Kenneth Y. Hao	27,955	(8)	17,359
Hock E. Tan	3,335,833	(9)	1,910,002

*	Restricted Share Units
(1)	Represents shares that were acquired by Mr. Macleod upon the exercise of options and the vesting of RSUs, all of which are held in electronic form in the name of Cede & Co. as nominee for The Depositary Trust Company.
(2)	Represents shares held in family trusts of which Mr. Diller is a trustee.
(3)	Represents (i) 2,124 shares that were acquired by Mr. Dickson upon the vesting of RSUs and (ii) 2,000 shares which were acquired by Mr. Dickson in open market purchases and which are held in family trusts of which Mr. Dickson is a trustee. All shares are held in electronic form in the name of Cede & Co. as nominee for The Depositary Trust Company.
(4)	Represents shares that were acquired by Mr. Hao upon the exercise of options and the vesting of RSUs, all of which are held in electronic form in the name of Cede & Co. as nominee for The Depositary Trust Company. Pursuant to Mr. Hao’s arrangement with Silver Lake with respect to director compensation, upon the sale of shares received by him from the exercise of options or the vesting of RSUs, the proceeds of such sale are expected to be remitted to Silver Lake. Accordingly, Mr. Hao disclaims beneficial ownership of such shares.
(5)	Mr. Macleod has the right to acquire 14,816 of these shares within 60 days after November 3, 2013 upon the exercise of share options.
(6)	Mr. Diller has the right to acquire 14,816 of these shares within 60 days after November 3, 2013 upon the exercise of share options.
(7)	Mr. Dickson has the right to acquire 6,371 of these shares within 60 days after November 3, 2013 upon the exercise of share options.
(8)	Mr. Hao has the right to acquire 14,816 of these shares within 60 days after November 3, 2013 upon the exercise of share options. As stated in footnote (4) above, Mr. Hao disclaims beneficial ownership of such shares.
(9)	Mr. Tan has the right to acquire 480,000 of these shares within 60 days after November 3, 2013 upon the exercise of share options.

(b)	According to the register of directors’ shareholdings, directors holding office at the end of the financial year had interests in options to subscribe for ordinary shares of the Company (as set forth under “Share Options and RSUs Outstanding” in (a) above) granted pursuant to the Equity Incentive Plans as set out below under the caption “Equity Awards”.

AVAGO TECHNOLOGIES LIMITED

DIRECTORS’ REPORT—(Continued)

For the financial year ended November 3, 2013

The following table shows for the financial year ended November 3, 2013, certain information regarding options granted to, and held at the end of the financial year by the Company’s directors.

	Individual Grant
Name	Number of Remaining Securities Underlying Options Granted as at End of Financial Year		% of Total Equity Awards Outstanding as at End of Financial Year	Exercise or Base Price Per Share	Expiration Date
				U.S.$
Bruno Guilmart	23,094	(1)(2)	0.10	37.00	06/04/2018
Donald Macleod	7,186		0.03	31.49	03/29/2016
	7,630		0.03	37.41	04/03/2017
	9,854	(1)(3)	0.04	35.38	04/09/2018
James V. Diller	7,186		0.03	31.49	03/29/2016
	7,630		0.03	37.41	04/03/2017
	9,854	(1)(3)	0.04	35.38	04/09/2018
John T. Dickson	19,116		0.08	33.94	01/17/2017
Justine F. Lien	9,854	(1)(3)	0.04	35.38	04/09/2018
Kenneth Y. Hao	7,186		0.03	31.49	03/29/2016
	7,630		0.03	37.41	04/03/2017
	9,854	(1)(3)	0.04	35.38	04/09/2018
Hock E. Tan	240,000		1.01	10.00	03/02/2019
	300,000		1.26	15.00	08/04/2019
	600,000		2.52	32.39	03/07/2018
	175,000	(1)(4)	0.73	35.45	03/11/2020
	1,750,000	(1)(5)	7.35	38.99	09/12/2020

AVAGO TECHNOLOGIES LIMITED

DIRECTORS’ REPORT—(Continued)

For the financial year ended November 3, 2013

Name	Number of Securities Underlying RSUs Granted		% of Total Equity Awards Outstanding as at End of Financial Year	Vesting Date
Bruno Guilmart	2,566	(1)	0.01	06/05/2014
	2,566	(1)	0.01	06/05/2015
	2,566	(1)	0.01	06/05/2016
Donald Macleod	3,285	(1)	0.01	04/10/2014
James V. Diller	3,285	(1)	0.01	04/10/2014
John T. Dickson	2,124		0.01	01/18/2014
	2,124		0.01	01/18/2015
Justine F. Lien	3,285	(1)	0.01	04/10/2014
Kenneth Y. Hao	3,285	(1)	0.01	04/10/2014
Hock E. Tan	100,000		0.42	03/11/2014
	100,000		0.42	03/10/2015
	6,250	(1)	0.03	12/08/2015
	6,250	(1)	0.03	12/06/2016
	14,584	(1)	0.06	03/11/2014
	14,583	(1)	0.06	03/10/2015
	14,583	(1)	0.06	03/08/2016
	14,583	(1)	0.06	03/07/2017

(1)	Granted during the financial year ended November 3, 2013.

(2)	Option vests one-third annually over three years, subject to the director’s continued service with the Company.

(3)	Option vests in full one year from the date of grant, subject to the director’s continued service with the Company.

(4)	Share price performance option. The option vests over four years, with 25% vesting on each anniversary of the date of grant, subject to Mr. Tan’s continued employment with the Group; however, the option is not exercisable until the date on which the average of the closing prices of the Company’s ordinary shares (as reported on the Nasdaq), over a 10 consecutive trading day period is equal to or greater than 120% of the exercise price of the option. This performance-based condition for the option was met on October 3, 2013.

(5)	Share price performance option. The option vests over four years, with 25% vesting on each anniversary of the date of grant, subject to Mr. Tan’s continued employment with the Group; however, the option will only become exercisable as to any tranche thereof if the relevant Price Contingency for such tranche is or has been achieved. The “Price Contingency” for each tranche of the option shall mean the date on which the average of the closing prices of the Company’s ordinary shares (as reported on the Nasdaq) over a 30 consecutive trading-day period (the “30-Day Average Price”) is equal to or greater than the following: 350,000 shares become exercisable at a 30-Day Average Price of $50.00 per share, 350,000 shares become exercisable at a 30-Day Average Price of $56.75 per share, 350,000 shares become exercisable at a 30-Day Average Price of $62.50 per share, 350,000 shares become exercisable at a 30-Day Average Price of $68.75 per share and 350,000 shares become exercisable at 30-Day Average Price of $75.00 per share. The satisfaction of a particular Price Contingency with respect to the option shall also constitute satisfaction of all other Price Contingencies for the option having a lower 30-Day Average Price.

AVAGO TECHNOLOGIES LIMITED

DIRECTORS’ REPORT—(Continued)

For the financial year ended November 3, 2013

Directors’ Contractual Benefits

Since the end of the previous financial year, no director has received or become entitled to receive a material benefit by reason of a contract made by the Company or its subsidiaries with the director or with a firm of which he is a member or with a company in which he has a substantial financial interest, except for compensation paid by the Company to the director for services as a director and as disclosed in Note 14 of the accompanying financial statements and in this report, and except that Mr. Tan has an employment relationship with the Group, and has received remuneration in that capacity.

In addition, as disclosed in Note 16 of the accompanying financial statements, in connection with the pending acquisition of LSI Corporation, a U.S. public company, by a wholly-owned subsidiary of the Company, the Company has entered into a Note Purchase Agreement with an investment fund affiliated with Silver Lake Partners, pursuant to which the Company has agreed to issue $1 billion of its 2% Convertible Senior Notes to such investment fund in a private placement, the proceeds of which will be used to fund a portion of the acquisition cost. Mr. Hao is a managing director of Silver Lake Partners.

Equity Awards

Summary of Equity Plans

The Company previously adopted the Equity Incentive Plan for Executive Employees of Avago Technologies Limited and Subsidiaries (the “Executive Plan”) and the Equity Incentive Plan for Senior Management Employees of Avago Technologies Limited and Subsidiaries (the “Senior Management Plan”) and together with the Executive Plan, the “Pre-IPO Equity Incentive Plans”), which authorized the grant of options and share purchase rights covering up to 30 million ordinary shares of the Company.

Under the Pre-IPO Equity Incentive Plans, awards generally expire ten years following the date of grant unless granted to a non-employee, in which case the awards generally expire five years following the date of grant and were granted at a price equal to the fair market value at the time of the grant. Since the initial public offering of the Company’s ordinary shares on August 6, 2009 (the “IPO”) in the United States, the Company has ceased making further grants under the Pre-IPO Equity Incentive Plans.

In July 2009, the Company’s Board of Directors (the “Board”) adopted, and the Company’s shareholders approved, the Avago Technologies Limited 2009 Equity Incentive Award Plan (the “2009 Plan” and together with the Pre-IPO Equity Incentive Plans, the “Equity Incentive Plans”), to authorize the grant of options, share appreciation rights, RSUs, dividend equivalents, performance awards, and other share-based awards. 20 million ordinary shares were initially reserved for issuance under the 2009 Plan, subject to automatic annual increases starting in financial year 2012. The amount of the annual increase is equal to the least of (a) 6 million shares, (b) 3% of the ordinary shares outstanding on the last day of the immediately preceding financial year and (c) such smaller number of ordinary shares as determined by the Board. However, no more than 90 million ordinary shares may be issued upon the exercise of equity awards issued under the 2009 Plan. On October 29, 2012 (the first day of the financial year ended November 3, 2013), the number of shares available for issuance under the 2009 Plan increased by 6,000,000 shares pursuant to this automatic increase provision.

Options issued to employees under the 2009 Plan prior to March 2011 generally expire ten years following the date of grant. With effect from March 2011, options issued to employees under the 2009 Plan will generally expire seven years after the date of grant. Options awarded to non-employees under this plan generally expire after five years.

AVAGO TECHNOLOGIES LIMITED

DIRECTORS’ REPORT—(Continued)

For the financial year ended November 3, 2013

Options issued under the 2009 Plan generally vest over a four year period from the date of grant and are granted with an exercise price equal to the fair market value on the date of grant. Any share options cancelled or forfeited under the Pre-IPO Equity Incentive Plans that are cancelled, forfeited or lapse unexercised become available for issuance under the 2009 Plan.

In July 2009, the Company’s board of directors adopted, and the Company’s shareholders approved the Avago Technologies Employee Share Purchase Plan (this plan, as amended, the “ESPP”) to allow eligible employees of the Company and its participating subsidiaries to purchase ordinary shares at semi-annual intervals, with their accumulated payroll deductions, at a discounted price, based on a six-month look-back period. 8 million ordinary shares are initially reserved for issuance under the ESPP, subject to automatic annual increases starting in financial year 2012. The amount of the annual increase is equal to the least of (a) 2 million shares, (b) 1% of the ordinary shares outstanding on the last day of the immediately preceding financial year and (c) such smaller number of ordinary shares as determined by the Board. During the financial year ended November 3, 2013, 236,722 ordinary shares were purchased and issued pursuant to the ESPP.

Executive Plan

Amended and Restated Equity Incentive Plan for Executive Employees of Avago Technologies Limited and Subsidiaries

The Board initially adopted and the Company’s shareholders initially approved the Executive Plan on November 23, 2005. The Executive Plan, was amended and restated by the Board on April 14, 2006 and January 25, 2007 and was approved by the Company’s shareholders on April 11, 2007. The Executive Plan was also amended and restated by the Board on February 25, 2008.

Types of Awards. The Executive Plan provided for the grant of non-qualified options and share purchase rights to employees, consultants and other persons having a unique relationship with the Company or its subsidiaries.

Share Reserve. The Company had reserved an aggregate of 30 million ordinary shares for issuance under the Executive Plan and the Senior Management Plan. However, following the IPO no additional awards may be made under these plans.

Administration. The Compensation Committee of the Board (the “Compensation Committee”) administers the Executive Plan. The Compensation Committee has the authority to select the employees to whom options and/or share purchase rights were granted under the Executive Plan, the number of shares subject to those options or share purchase rights, and the terms and conditions of the options and share purchase rights. In addition, the Compensation Committee has the authority to construe and interpret the Executive Plan and to adopt rules for the administration, interpretation and application of the Executive Plan that are consistent with the terms of the Executive Plan.

Amendment and Termination. The Executive Plan may be amended or modified by the Compensation Committee, and may be terminated by the Board.

Exercise. The exercise price of options and share purchase rights granted under the Executive Plan may be paid for in cash, or, with the consent of the Compensation Committee, with the ordinary shares of the Company, including ordinary shares acquired contemporaneously upon exercise.

AVAGO TECHNOLOGIES LIMITED

DIRECTORS’ REPORT—(Continued)

For the financial year ended November 3, 2013

Certain Events. Under the Executive Plan, the Compensation Committee may, in its sole discretion, provide that options granted under the plan cannot be exercised after the consummation of the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company’s then outstanding voting shares or the recapitalization, reclassification, liquidation or dissolution of the Company, or other adjustment or event which results in the Company’s ordinary shares being exchanged for or converted into cash, securities or other property, in which case the Compensation Committee may further provide that the options will become fully vested and exercisable prior to the completion of the change of control. The Compensation Committee may also provide that options remaining exercisable after such an event may only be exercised for the consideration received by shareholders in such event, or its cash equivalent. The Company shall in its discretion appropriately and equitably adjust the exercise price of an option in the event of a spin off or other substantial distribution of the Company’s assets. The Board initially adopted and the Company’s shareholders initially approved the Senior Management Plan on November 23, 2005. The Senior Management Plan was adopted and restated by the Board on April 14, 2006 and approved by the Company’s shareholders on April 11, 2007. The Senior Management Plan was also amended and restated by the Board on February 25, 2008 and amended in July 2009 and March 2011.

Types of Awards. The Senior Management Plan provides for the grant of non-qualified options and share purchase rights to employees, consultants, other persons having a unique relationship with the Company or its subsidiaries and non-employee members of the Board. Options and share purchase rights granted to non-employee members of the Board were approved by the Company’s shareholders on April 14, 2007.

Share Reserve. The Company had reserved an aggregate of 30 million ordinary shares for issuance under the Senior Management Plan and the Executive Plan. However, following the IPO no additional awards may be made under these plans.

Administration. The Compensation Committee administers the Senior Management Plan. The Compensation Committee has the authority to select the employees to whom options and/or share purchase rights will be granted under the Senior Management Plan, the number of shares to be subject to those options or share purchase rights, and the terms and conditions of the options and share purchase rights. In addition, the Compensation Committee has the authority to construe and interpret the Senior Management Plan and to adopt rules for the administration, interpretation and application of the Senior Management Plan that are consistent with the terms of the Senior Management Plan.

Senior Management Plan

Amended and Restated Equity Incentive Plan for Senior Management Employees of Avago Technologies Limited and Subsidiaries

Amendment and Termination. The Senior Management Plan may be amended or modified by the Compensation Committee, and may be terminated by the Board.

Exercise. The exercise price of options and share purchase rights granted under the Senior Management Plan may be paid for in cash, or, with the consent of the Compensation Committee, with the ordinary shares of the Company, including ordinary shares acquired contemporaneously upon exercise.

Certain Events. Under the Senior Management Plan, the Compensation Committee may, in its sole discretion, provide that options granted under the plan cannot be exercised after the consummation of the merger

AVAGO TECHNOLOGIES LIMITED

DIRECTORS’ REPORT—(Continued)

For the financial year ended November 3, 2013

or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80 or more of the Company’s then outstanding voting shares or the recapitalization, reclassification, liquidation or dissolution of the Company, or other adjustment or event which results in the Company’s ordinary shares being exchanged for or converted into cash, securities or other property, in which case the Compensation Committee may further provide that the options will become fully vested and exercisable prior to the completion of the change of control. The Compensation Committee may also provide that options remaining exercisable after such an event may only be exercised for the consideration received by shareholders in such event, or its cash equivalent. The Company shall in its discretion appropriately and equitably adjust the exercise price of an option in the event of a spin off or other substantial distribution of the Company’s assets.

2009 Plan

Avago Technologies Limited 2009 Equity Incentive Award Plan

The Board adopted the 2009 Plan on July 27, 2009, and the Company’s shareholders approved the 2009 Plan on July 31, 2009.

Share Reserve. Under the 2009 Plan, 20 million ordinary shares were initially reserved for issuance pursuant to a variety of share-based compensation awards, including options, share appreciation rights, or SARs, restricted share awards, restricted share unit awards, deferred share awards, dividend equivalent awards, performance share awards, performance share unit awards, share payment awards, performance-based awards and other share-based awards plus the number of ordinary shares subject to options outstanding under the Executive Plan the Senior Management Plan, as of the effective date of the 2009 Plan that are forfeited in the future under such plans. The number of shares reserved for issuance under the 2009 Plan will automatically increase on the first day of each financial year beginning in 2012 and ending in 2019, by an amount equal to the least of (i) 6 million shares, (ii) 3% of the ordinary shares outstanding (on an as converted basis) on the last day of the immediately preceding financial year and (iii) such smaller number of ordinary shares as determined by the Board; provided, however, no more than 90 million ordinary shares may be issued upon the exercise of incentive stock options. On October 29, 2012 (the first day of the financial year ended November 3, 2013), the number of shares available for issuance under the 2009 Plan increased by 6,000,000 shares pursuant to this automatic increase provision.

The following provisions will be in effect for the share reserve under the 2009 Plan:

•	to the extent that an award terminates, expires or lapses for any reason, any shares subject to the award at such time will be available for future grants under the 2009 Plan;

•

to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2009 Plan, such tendered or withheld shares will be available for future grants under the 2009 Plan;

•	to the extent any restricted shares are forfeited by the holder, such shares will be available for future grants under the 2009 Plan;

•	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2009 Plan; and

•

to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2009 Plan.

AVAGO TECHNOLOGIES LIMITED

DIRECTORS’ REPORT—(Continued)

For the financial year ended November 3, 2013

Initially, there was no limit on the number of shares that may be covered by share-based awards or the maximum aggregate dollar amount subject to cash-based performance awards granted to any individual during any calendar year. However, after a limited transition period, no individual may be granted share-based awards under the 2009 Plan covering more than 2 million shares or more than $3 million in cash in any calendar year. This limited transition period expired on:April 10, 2013, the date of the first meeting of the Company’s shareholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company’s IPO occurred.

Administration. The Compensation Committee administers the 2009 Plan. Subject to the terms and conditions of the 2009 Plan, the Compensation Committee has the exclusive authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2009 Plan. The Compensation Committee is also authorized to adopt, amend or rescind rules relating to administration of the 2009 Plan. The Board may at any time remove the Compensation Committee as the administrator and re-vest in itself the authority to administer the 2009 Plan. The full Board administers the 2009 Plan with respect to awards to non-employee directors.

Eligibility. Options, share appreciation rights (“SARs”), restricted shares and all other share-based and cash-based awards under the 2009 Plan may be granted to individuals who are then the Company’s officers, employees or consultants or are the officers, employees or consultants of certain of the Company’s subsidiaries. Such awards also may be granted to directors of the Company. Only employees may be granted incentive stock options (“ISOs”).

Awards. The 2009 Plan provides that the administrator may grant or issue options, SARs, restricted shares, RSUs, deferred shares, dividend equivalents, performance awards, share payments and other share-based and cash-based awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•

Nonqualified Options (“NQOs”), will provide for the right to purchase ordinary shares at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NQOs may be granted for any term specified by the administrator, but may not exceed ten years.

•

Incentive Stock Options will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of an ordinary share on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. To the extent ISOs having an aggregate exercise price in an amount greater than $100,000 become exercisable by an individual in any calendar year, the options in excess of $100,000 will be treated as NQOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of the Company’s shares, the 2009 Plan provides that the exercise price must be at least 110% of the fair market value of an ordinary share on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

•	Restricted Shares may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted shares, typically, may be forfeited for no

AVAGO TECHNOLOGIES LIMITED

DIRECTORS’ REPORT—(Continued)

For the financial year ended November 3, 2013

consideration if the conditions or restrictions on vesting are not met. In general, restricted shares may not be sold, or otherwise transferred, until restrictions are removed or expire. Purchasers of restricted shares, unlike recipients of options, generally will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse.

•

Restricted Share Units (“RSUs”) may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted shares, RSUs may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted shares, shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•

Deferred Share Awards represent the right to receive ordinary shares on a future date. Deferred shares may not be sold or otherwise hypothecated or transferred until issued. Deferred shares will not be issued until the deferred share award has vested, and recipients of deferred shares generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred share awards generally will be forfeited, and the underlying shares will not be issued, if the applicable vesting conditions and other restrictions are not met.

•

Share Appreciation Rights may be granted in connection with options or other awards, or separately. SARs granted in connection with options or other awards typically will provide for payments to the holder based upon increases in the price of ordinary shares over a set exercise price. The exercise price of any SAR granted under the 2009 Plan must be at least 100% of the fair market value of an ordinary share on the date of grant. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2009 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the administrator in the SAR agreements. SARs under the 2009 Plan will be settled in cash or ordinary shares, or in a combination of both, at the election of the administrator.

•

Dividend Equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the options, SARs or other awards held by the participant. Dividend equivalents may be settled in cash or shares and at such times as determined by the Compensation Committee or the Board, as applicable.

•

Performance Awards may be granted by the administrator on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in ordinary shares or in a combination of both. Performance awards may include “phantom” share awards that provide for payments based upon the value of ordinary shares. Performance awards may also include bonuses that may be granted by the administrator on an individual or group basis and which may be payable in cash or in ordinary shares or in a combination of both.

•

Share Payments may be authorized by the administrator in the form of ordinary shares or an option or other right to purchase ordinary shares as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee, consultant or non-employee director.

Change in Control. In the event of a change in control where the acquirer does not assume or replace awards granted under the 2009 Plan, awards issued under the 2009 Plan will be subject to accelerated vesting such that 100% of such award will become vested and exercisable or payable, as applicable. In addition, the administrator

AVAGO TECHNOLOGIES LIMITED

DIRECTORS’ REPORT—(Continued)

For the financial year ended November 3, 2013

will also have complete discretion to structure one or more awards under the 2009 Plan to provide that such awards will become vested and exercisable or payable on an accelerated basis in the event such awards are assumed or replaced with equivalent awards but the individual’s service with us or the acquiring entity is subsequently terminated within a designated period following the change in control event. The administrator may also make appropriate adjustments to awards under the 2009 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions. Under the 2009 Plan, a change in control is generally defined as:

•	the transfer or exchange in a single or series of related transactions by the Company’s shareholders of more than 50% of the Company’s voting shares to a person or group;

•	a change in the composition of the Board over a two-year period such that fifty percent or more of the members of the Board were elected through one or more contested elections;

•

a merger, consolidation, reorganization or business combination in which the Company is involved, directly or indirectly, other than a merger, consolidation, reorganization or business combination which results in the Company’s outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction;

•	the sale, exchange, or transfer of all or substantially all of the Company’s assets; or

•	shareholder approval of the Company’s liquidation or dissolution.

Non-Employee Director Awards. The 2009 Plan permits the Board to grant awards to the Company’s non-employee directors pursuant to a written non-discretionary formula established by the plan administrator.

Adjustments of Awards. In the event of any share dividend, share split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of the Company’s assets to shareholders (other than normal cash dividends) or any other corporate event affecting the number of the Company’s outstanding ordinary shares or the price of the Company’s ordinary shares that would require adjustments to the 2009 Plan or any awards under the 2009 Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the committee will make appropriate, proportionate adjustments to:

•	the aggregate number and type of shares subject to the 2009 Plan and any other plan terms denominated in shares;

•	the terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and

•	the grant or exercise price per share of any outstanding awards under the 2009 Plan.

Amendment and Termination. The Board or the Compensation Committee (with the Board’s approval) may terminate, amend, or modify the 2009 Plan at any time and from time to time. However, the Company must generally obtain shareholder approval:

•	to increase the number of shares available under the 2009 Plan (other than in connection with certain corporate events, as described above);

•	to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule).

AVAGO TECHNOLOGIES LIMITED

DIRECTORS’ REPORT—(Continued)

For the financial year ended November 3, 2013

Options may be amended to reduce the per share exercise price below the per share exercise price of such option on the grant date without shareholder approval.

Expiration Date. The 2009 Plan will expire on, and no option or other award may be granted pursuant to the 2009 Plan after ten years following the effective date of the 2009 Plan. Any award that is outstanding on the expiration date of the 2009 Plan will remain in force according to the terms of the 2009 Plan and the applicable award agreement.

ESPP

Avago Technologies Limited Employee Share Purchase Plan

The Board initially adopted the ESPP on July 27, 2009, and the Company’s shareholders approved, the ESPP on July 31, 2009. The ESPP was amended and restated by the Compensation Committee on June 2, 2010.

Share Reserve. 8 million ordinary shares are initially reserved for issuance under the ESPP. The number of ordinary shares reserved for issuance under the ESPP will automatically increase on the first day of each financial year, beginning in 2012, by an amount equal to the least of: (i) 1% of the outstanding ordinary shares outstanding on such date, (ii) 2 million ordinary shares or (iii) a lesser amount determined by the Board. On October 29, 2012 (the first day of the financial year ended November 3, 2013), the number of shares available for issuance under the ESPP increased by 2,000,000 shares pursuant to this automatic increase provision. The maximum aggregate number of ordinary shares which may be issued over the term of the ESPP is 24 million shares. In addition, no participant in the ESPP may be issued or transferred more than $25,000 of ordinary shares pursuant to awards under the ESPP per offering period and/or per calendar year.

Offering Periods. The ESPP is administered using a series of successive offering periods. Unless otherwise determined by the Compensation Committee, each offering period will have a duration of six months. The initial offering period under the ESPP commenced on September 15, 2010.

Eligible Employees. The Company’s employees, and any employees of the Company’s subsidiaries that the Compensation Committee designates as participating in the ESPP, who are scheduled to work more than 20 hours per week for more than five calendar months per year who are employed as such five trading days prior to the start of an offering period may join an offering period on the start date of that period.

Payroll Deductions. A participant may contribute from 1% to 10% of his or her eligible compensation through payroll deductions, and the accumulated deductions will be applied to the purchase of shares on each semi-annual purchase date. The purchase price per share will be equal to 85% of the fair market value per share of the Company’s ordinary shares the first trading date of an offering period in which a participant is enrolled or, if lower, 85% of the fair market value per share on the semi-annual purchase date. Semi-annual purchase dates will occur on the last trading day of each offering period. However, not more than 2,500 shares may be purchased in total by any participant during any offering period. The Compensation Committee has the authority to change these limitations for any subsequent offering period.

Change in Control. Should the Company be acquired by merger or sale of substantially all of its assets or more than 50% of its voting securities, then all outstanding purchase rights may either be assumed by the acquirer or, if not assumed, will be exercised at an early purchase date prior to the effective date of the acquisition. The purchase price in effect for each participant will be equal to 85% of the fair market value per share of the Company’s ordinary shares on the first trading date of the offering period in which the participant is

AVAGO TECHNOLOGIES LIMITED

DIRECTORS’ REPORT—(Continued)

For the financial year ended November 3, 2013

enrolled at the time the acquisition occurs or, if lower, 85% of the fair market value per share on the purchase date prior to the acquisition.

Other Plan Provisions. Employees may not transfer shares for six months after the date of purchase, unless they cease to be an eligible employee, in which case the shares may be sold at any time thereafter.

Amendment and Termination. The Board or the Compensation Committee may at any time amend, suspend or discontinue the ESPP. However, certain amendments may require shareholder approval.

Expiration Date. The ESPP will terminate no later than ten years after the date the Board initially approved it.

General

Under the Executive Plan, options generally vest at a rate of 20% per year based on the passage of time and attaining certain performance criteria, in each case subject to continued employment. Those options subject to vesting based on the passage of time may accelerate by one year upon certain terminations of employment. On July 20, 2009, the Compensation Committee of the Board approved a change in the vesting schedules associated with performance-based options to purchase 2.3 million ordinary shares issued and outstanding under the Executive Plan. The Compensation Committee approved the amendment of performance-based options held by certain members of the Group’s senior management team (including options to acquire 570,000 shares held by Mr. Tan) to provide that such options will no longer vest based on the attainment of performance targets but instead each portion of such options shall vest two years following the first date such portion could have vested had the performance goals for such portion been achieved, subject to the officer’s continued service with the Group through such vesting date. The performance-based options held by employees other than the executive officers referred to in the preceding sentence were amended to provide that any portion of such options that fail to vest based upon the attainment of a performance goal shall vest on the date two years following the first date such portion could have vested had such performance goal been attained, subject to the employee’s continued service with us through such vesting date.

Under the Senior Management Plan, options generally vest at a rate of 20% per year based on the passage of time and continued employment.

Options issued to employees under the Executive Plan and the Senior Management Plan generally expire ten years following the date of grant. Options issued to employees under the 2009 Plan prior to March 2011 generally expire ten years following the date of grant. With effect from March 2011, options issued to employees under the 2009 Plan generally expire seven years after the date of grant. Options awarded to non-employees under the Equity Incentive Plans generally expire five years following the date of grant. Options under the Equity Incentive Plans are granted at a strike price equal to the fair market value per share of the Company on the date of grant.

AVAGO TECHNOLOGIES LIMITED

DIRECTORS’ REPORT—(Continued)

For the financial year ended November 3, 2013

A summary of award activities under the Equity Incentive Plans is as set out below (in millions, except per share amounts):

	Awards Outstanding
	Awards Available for Grant	Number Outstanding	Weighted- Average Exercise Price per Share ($)
Balance as of October 29, 2012	12	20	22.45
Annual increase in shares available for issuance, per equity incentive plan terms	6	—	—
Granted	(9)	9	36.63
Exercised	—	(6)	16.02
Cancelled	1	(1)	27.57

Balance as of November 3, 2013	10	22	29.81

Balance as of October 31, 2011	10	19	17.93
Annual increase in shares available for issuance, per equity incentive plan terms	6	—	—
Granted	(5)	5	34.79
Exercised	—	(3)	13.24
Cancelled	1	(1)	23.98

Balance as of October 28, 2012	12	20	22.45

Equity Awards Outstanding

The following table summarizes significant ranges of outstanding and exercisable share option awards as of November 3, 2013:

	Awards Outstanding			Awards Exercisable
Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life (in years)	Weighted- Average Exercise Price per Share	Number Exercisable	Weighted- Average Exercise Price per Share
$0.00 – 10.00	1	4.49	8.38	1	7.96
$10.01 – 20.00	3	5.08	13.43	3	13.25
$20.01 – 30.00	2	6.65	21.03	1	20.87
$30.01 – 40.00	16	5.81	35.41	2	33.94
$40.01 – 42.60	—	6.93	42.60	—	—

Total	22	5.72	29.81	7	20.44

AVAGO TECHNOLOGIES LIMITED

DIRECTORS’ REPORT—(Continued)

For the financial year ended November 3, 2013

A summary of RSU activity related to our equity incentive plans for the financial year ended November 3, 2013 is as follows (in millions, except years and per share amounts):

	RSU Awards Outstanding
	Number Outstanding	Weighted- Average Grant Date Fair Market Value	Weighted- Average Remaining Contractual Life (in years)
Balance as of October 29, 2012	1	32.69
Granted	1	35.69
Vested	—	31.31
Forfeited	—	29.91

Balance as of November 3, 2013	2	34.38	2.84

RSU activity and the number of outstanding RSUs were not material for the financial year ended October 28, 2012.

Independent Auditor

The independent auditor, PricewaterhouseCoopers LLP, has expressed its willingness to accept re-appointment.

On behalf of the directors

/s/ Hock E. Tan	/s/ James V. Diller
Hock E. Tan Director	James V. Diller Director

23 January 2014

AVAGO TECHNOLOGIES LIMITED

STATEMENT BY DIRECTORS

For the financial year ended November 3, 2013

In the opinion of the directors,

(a)	the unconsolidated balance sheet of the Company and the consolidated financial statements of the Group are drawn up so as to give a true and fair view of the state of affairs of the Company and of the Group as of November 3, 2013 and of the results of the business, changes in equity and cash flows of the Group for the financial year then ended; and

(b)	at the date of this statement, there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.

On behalf of the directors

/s/ Hock E. Tan	/s/ James V. Diller
Hock E. Tan Director	James V. Diller Director

23 January 2014

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF

AVAGO TECHNOLOGIES LIMITED

(In compliance with the requirements of the Singapore Companies Act)

Report on the Financial Statements

We have audited the accompanying financial statements of Avago Technologies Limited (the “Company”) and its subsidiaries (the “Group”), which comprise the consolidated balance sheet of the Group and the unconsolidated balance sheet of the Company as of November 3, 2013, consolidated statements of operations, consolidated statements of comprehensive income, consolidated statements of shareholders’ equity and consolidated statements of cash flows for the financial years then ended, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation of financial statements that give a true and fair view in accordance with the provisions of the Singapore Companies Act (the “Act”) and accounting principles generally accepted in the United States of America, and for devising and maintaining a system of internal accounting controls sufficient to provide a reasonable assurance that assets are safeguarded against loss from unauthorized use or disposition; and that transactions are properly authorized and that they are recorded as necessary to permit the preparation of true and fair profit and loss accounts and balance sheets and to maintain accountability of assets.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements of the Group and the unconsolidated balance sheet of the Company are properly drawn up in accordance with the provisions of the Act and accounting principles generally accepted in the United States of America so as to give a true and fair view of the financial position of the Group and of the Company as of November 3, 2013, and of the consolidated results, changes in equity and cash flows of the Group for the financial year ended on that date.

Report on other Legal and Regulatory Requirements

In our opinion, the accounting and other records required by the Act to be kept by the Company and by those subsidiaries incorporated in Singapore of which we are the auditors, have been properly kept in accordance with the provisions of the Act.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Public Accountants and Chartered Accountants

Singapore, 23 January 2014

AVAGO TECHNOLOGIES LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

For the financial year ended November 3, 2013

	Group
	November 3, 2013	October 28, 2012
	(In millions, except per share data)	(In millions, except per share data)
Net revenue	2,520	2,364

Costs of products sold:
Cost of products sold	1,260	1,164
Amortization of intangible assets	61	56
Restructuring charges	1	2

Total cost of products sold	1,322	1,222

Gross margin	1,198	1,142

Operating expenses:
Research and development	398	335
Selling, general and administrative	222	199
Amortization of intangible assets	24	21
Restructuring charges	2	5

Total operating expenses	646	560

Income from operations	552	582
Interest expense	(2)	(1)
Loss on extinguishment of debt	(1)	—
Other income, net	19	4

Income before income taxes	568	585
Provision for income taxes	16	22

Net income	552	563

Net income per share:
Basic	2.23	2.30

Diluted	2.19	2.25

Weighted-average shares:
Basic	247	245

Diluted	252	250

Cash dividends declared and paid per share	0.80	0.56

The accompanying notes are an integral part of these consolidated financial statements.

AVAGO TECHNOLOGIES LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the financial year ended November 3, 2013

	Group
	November 3, 2013	October 28, 2012
	(In millions)	(In millions)
Net income	552	563

Other comprehensive income (loss), net of tax:
Unrealized gains (losses) of other post-retirement plans and defined benefit pension plans	8	(13)
Change in net unrealized gain (loss) on available-for-sale securities	(3)	—

Other comprehensive income (loss)	5	(13)

Comprehensive income	557	550

The accompanying notes are an integral part of these consolidated financial statements.

AVAGO TECHNOLOGIES LIMITED

BALANCE SHEETS

As of November 3, 2013

	Group		Company
	November 3, 2013	October 28, 2012	November 3, 2013	October 28, 2012
	(In millions, except share amounts)	(In millions, except share amounts)	(In millions, except share amounts)	(In millions, except share amounts)
ASSETS
Current assets
Cash and cash equivalents	985	1,084	5	6
Trade accounts receivable, net	418	341	—	—
Inventory	285	194	—	—
Other current assets	130	72	192	133

Total current assets	1,818	1,691	197	139
Long-term assets
Property, plant and equipment, net	661	503	—	—
Goodwill	391	180	—	—
Intangible assets, net	492	422	—	—
Other long-term assets	53	66	—	—
Investment in subsidiary	—	—	2,689	2,280

Total assets	3,415	2,862	2,886	2,419

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	278	248	—	—
Employee compensation and benefits	98	61	—	—
Capital lease obligations—current	1	1	—	—
Other current liabilities	46	36	—	—

Total current liabilities	423	346	—	—
Long-term liabilities
Capital lease obligations—non-current	1	2	—	—
Other long-term liabilities	105	95	—	—

Total liabilities	529	443	—	—

Commitments and contingencies (Note 15)

Shareholders’ equity
Ordinary shares, no par value; 249,100,178 shares and 245,477,491 shares issued and outstanding on November 3, 2013 and October 28,2012, respectively	1,587	1,479	1,587	1,479
Retained earnings	1,305	951	1,305	951
Accumulated other comprehensive loss	(6)	(11)	(6)	(11)

Total shareholders’ equity	2,886	2,419	2,886	2,419

Total liabilities and shareholders’ equity	3,415	2,862	2,886	2,419

The accompanying notes are an integral part of these consolidated financial statements.

AVAGO TECHNOLOGIES LIMITED

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the financial year ended November 3, 2013

	Ordinary Shares		Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
	Shares	Amount
		(In millions)	(In millions)	(In millions)	(In millions)
Balance as of October 29, 2012	245,477,491	1,479	951	(11)	2,419
Issuance of ordinary shares in connection with equity incentive plans	6,198,818	101	—	—	101
Repurchase of ordinary shares	(2,576,131)	(95)	—	—	(95)
Share-based compensation	—	77	—	—	77
Tax benefits from share-based compensation	—	25	—	—	25
Cash dividends paid to shareholders	—	—	(198)	—	(198)
Changes in accumulated other comprehensive income (loss):
Change in unrealized gain on available-for-sale investment	—	—	—	(3)	(3)
Actuarial gains and prior service costs associated with post-retirement benefit and defined benefit pension plans, net of taxes	—	—	—	8	8
Net income	—	—	552	—	552

Balance as of November 3, 2013	249,100,178	1,587	1,305	(6)	2,886

Balance as of October 31, 2011	245,962,320	1,479	525	2	2,006
Issuance of ordinary shares in connection with equity incentive plans	3,023,933	44	—	—	44
Repurchase of ordinary shares	(3,508,762)	(110)	—	—	(110)
Share-based compensation	—	53	—	—	53
Tax benefits from share-based compensation	—	13	—	—	13
Cash dividends paid to shareholders	—	—	(137)	—	(137)
Changes in accumulated other comprehensive loss:
Actuarial losses and prior service costs associated with post-retirement benefit and defined benefit pension plans, net of taxes	—	—	—	(13)	(13)
Net income	—	—	563	—	563

Balance as of October 28, 2012	245,477,491	1,479	951	(11)	2,419

The accompanying notes are an integral part of these consolidated financial statements.

AVAGO TECHNOLOGIES LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the financial year ended November 3, 2013

	Group
	November 3, 2013	October 28, 2012
	(In millions)	(In millions)
Cash flows from operating activities
Net income	552	563
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	187	155
Loss on disposal of property, plant and equipment	1	3
Share-based compensation	77	53
Tax benefits from share-based compensation	25	13
Excess tax benefits from share-based compensation	(17)	(9)
Gain from sale of investments	(10)	—
Unrealized gain on trading securities	(4)	—
Impairment of investment and loan receivable from investee	—	2
Amortization of debt issuance costs	1	—
Loss on extinguishment of debt	1	—
Changes in assets and liabilities, net of acquisitions:
Trade accounts receivable, net	(26)	(13)
Inventory	(55)	—
Accounts payable	22	(2)
Employee compensation and benefits	32	(28)
Other current assets and current liabilities	(58)	(32)
Other long-term assets and long-term liabilities	(6)	(12)

Net cash provided by operating activities	722	693

Cash flows used in investing activities
Purchase of property, plant and equipment	(236)	(241)
Acquisitions, net of cash acquired	(414)	(4)
Purchases of investments	(15)	—
Proceeds from sale of investments	13	—
Proceeds from insurance claims on property, plant and equipment	—	1

Net cash used in investing activities	(652)	(244)

Cash flows used in financing activities
Proceeds from government grants	10	2
Debt financing costs	(2)	—
Payment on capital lease obligation	(2)	(2)
Issuance of ordinary shares, net of issuance costs	101	44
Repurchase of ordinary shares	(95)	(110)
Excess tax benefits from share-based compensation	17	9
Dividend payments to shareholders	(198)	(137)

Net cash used in financing activities	(169)	(194)

Net (decrease) increase in cash and cash equivalents	(99)	255
Cash and cash equivalents at beginning of financial year	1,084	829

Cash and cash equivalents at end of financial year	985	1,084

Supplemental disclosure of cash flow information
Cash paid for interest	1	1
Cash paid for income taxes, net of refunds	6	9

The accompanying notes are an integral part of these consolidated financial statements.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended November 3, 2013

1. Overview and Basis of Presentation

Avago Technologies Limited was organized under the laws of the Republic of Singapore in August 2005. References herein to the “Group”, “we”, “our”, “us” or “Avago” are to Avago Technologies Limited and its consolidated subsidiaries, while references herein to the “Company” are to Avago Technologies Limited only, unless otherwise specified or the context otherwise requires. We are the successor to the Semiconductor Products Group, or SPG, of Agilent Technologies, Inc., or Agilent. On December 1, 2005, we acquired substantially all of the assets of SPG from Agilent, or the SPG Acquisition.

We are a designer, developer and global supplier of analog semiconductor devices with a focus on III-V based products. We offer products in three primary target markets. Our wireless communications, wired infrastructure and industrial and other account for the substantial majority of our revenues. Applications for our products in these target markets include cellular phones, consumer appliances, data networking and telecommunications equipment, enterprise storage and servers, factory automation and displays.

The Company is required to file its audited balance sheet with the Accounting and Corporate Regulatory Authority in accordance with the provisions of the Singapore Companies Act, Cap. 50 (the “Act”). This standalone Company balance sheet is referred to herein as the “unconsolidated balance sheet”.

The Company has received an exemption under Section 201(14) of the Act to prepare its financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Accordingly, the consolidated financial statements and unconsolidated balance sheet have been prepared in accordance with the U.S. GAAP.

The financial statements are expressed in U.S. dollar, which is our functional and presentation currency.

Financial Year

We operate on a 52- or 53-week financial year which ends on the Sunday closest to October 31.

Principles of Consolidation

Our consolidated financial statements include the financial statements of Avago and our wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. During the second quarter of financial year 2013, we completed our acquisition of Javelin Semiconductor, Inc., or Javelin. On June 28, 2013, we completed our acquisition of CyOptics, Inc., or CyOptics. In addition, in the fourth quarter of financial year 2013, we completed one acquisition that was immaterial both in the aggregate and on a standalone basis to the consolidated statements of operations. The consolidated financial statements include the results of operations of CyOptics, Javelin and the immaterial acquisition commencing as of their respective acquisition dates. See Note 3. “Acquisitions and Investments”.

Investment in subsidiary in the unconsolidated balance sheet is accounted for using the equity accounting method.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences could affect the results of operations reported in future periods.

Cash and Cash Equivalents

We consider all highly liquid investment securities with original or remaining maturities of three months or less at the date of purchase to be cash equivalents. We determine the appropriate classification of our cash and cash equivalents at the time of purchase. The majority of our cash and cash equivalents are held in financial institutions in Singapore. Our cash equivalents included $659 million and $759 million of time deposits as of November 3, 2013 and October 28, 2012, respectively.

Trade Accounts Receivable, Net

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Such accounts receivable have been reduced by an allowance for doubtful accounts, which is our best estimate of the amount of probable credit losses in our existing accounts receivable. We determine the allowance based on customer specific experience and the aging of such receivables, among other factors. These allowances were $1 million each as of November 3, 2013 and October 28, 2012, respectively. Accounts receivable are also recorded net of sales returns and distributor allowances. These amounts are recorded when it is both probable and estimable that discounts will be granted or products will be returned. Our aggregate accounts receivable allowances at November 3, 2013 and October 28, 2012 were $42 million and $37 million, respectively.

Concentrations of Credit Risk and Significant Customers

Our cash, cash equivalents and accounts receivable are potentially subject to concentration of credit risk. Cash and cash equivalents may be redeemable upon demand and are maintained with several financial institutions that management believes are of high credit quality and therefore bear minimal credit risk. We seek to mitigate our credit risks by spreading such risks across multiple counterparties and monitoring the risk profile of these counterparties. Our accounts receivable are derived from revenue earned from customers located in the U.S. and internationally. We mitigate collection risks from our customers by performing regular credit evaluations of our customers’ financial conditions, and require collateral, such as letters of credit and bank guarantees, in certain circumstances.

We sell our products through our direct sales force, distributors and manufacturers representatives. One direct customer accounted for 26% and 32% of our net accounts receivable balance at November 3, 2013 and October 28, 2012, respectively.

For the financial year ended November 3, 2013, one direct customer represented 18% of our net revenue. For the financial year ended October 28, 2012, one direct customer represented 17% of our net revenue.

Concentration of Other Risks

The semiconductor industry is characterized by rapid technological change, competitive pricing pressures and cyclical market patterns. Our financial results are affected by a wide variety of factors, including general economic conditions worldwide, economic conditions specific to the semiconductor industry, timely implementation of new manufacturing technologies, ability to safeguard patents and other intellectual property in a rapidly evolving market and reliance on assembly and test subcontractors, third party wafer fabricators and

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

independent distributors. In addition, the semiconductor market has historically been cyclical and subject to significant economic downturns at various times. We are exposed to the risk of obsolescence of our inventory depending on the mix of future business.

Inventory

We value our inventory at the lower of the actual cost of the inventory or the current estimated market value of the inventory, with cost being determined under the first-in, first-out method. We record a provision for excess and obsolete inventory based primarily on our forecast of product demand and production requirements. The excess balance determined by this analysis becomes the basis for our excess inventory charge and the written-down value of the inventory becomes its cost. Written-down inventory is not written up if market conditions improve.

Investments

We determine the appropriate classification of our investments at the time of acquisition and reevaluate such determination at each balance sheet date. Our minority investments in privately-held companies are accounted for using the cost method and evaluated for impairment quarterly. Such analysis requires significant judgment to identify events or circumstances that would likely have a significant other than temporary adverse effect on the carrying value of the investment. At the time of purchase, we classify investments in publicly-traded equity securities, including warrants to acquire such securities, as held by us, as available-for-sale securities or trading securities. These investments are recorded in the consolidated balance sheets at fair value. See Note 8. “Fair Value”. Unrealized gains and losses on available-for-sale securities are included as a separate component of accumulated other comprehensive income (loss). Unrealized gains and losses on trading securities are included in current operating results in other income (expense), net. We classify our investments as current or non-current based on the intent of management, the nature of the investments and whether they are readily available for use in current operations. At November 3, 2013, we had $14 million and $5 million of investments, respectively, included in current and other long-term assets. At October 28, 2012, we had $5 million of investments included in other long-term assets. Unrealized gains associated with trading securities were $4 million and included in the financial results for the financial year ended November 3, 2013.

Deferred Compensation Plan

Employee contributions under the deferred compensation plan (see Note 6. “Retirement Plans and Post-Retirement Benefits”) are maintained in a rabbi trust and are not readily available to us. Participants can direct the investment of their deferred compensation plan accounts in the same investments funds offered by the 401(k) plan. Although participants direct the investment of these funds, they are classified as trading securities and are included in other current assets. The corresponding liability related to the deferred compensation plan is recorded in other current liabilities. Unrealized gain (loss) in connection with these trading securities is recorded in other income, net, with an offset for the same amount recorded in compensation expense. We had deferred compensation plan assets of $9 million and $8 million at November 3, 2013 and October 28, 2012, respectively, which are included in other current assets. Unrealized gains (losses) associated with these trading securities were not material for the financial years ended November 3, 2013 and October 28, 2012.

Derivative Instruments

We are subject to foreign currency risks for transactions denominated in foreign currencies, primarily Singapore Dollar, Malaysian Ringgit, Euro and Japanese Yen. Therefore, we enter into foreign exchange forward

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

contracts to manage financial exposures resulting from the changes in the exchange rates of these foreign currencies. These contracts are designated at inception as hedges of the related foreign currency exposures, which include committed and forecasted revenue and expense transactions that are denominated in currencies other than the functional currency of the subsidiary which has the exposure. We exclude time value from the measurement of effectiveness. To achieve hedge accounting, contracts must reduce the foreign currency exchange rate risk otherwise inherent in the amount and duration of the hedged exposures and comply with established risk management policies; our hedging contracts generally mature within three months. We do not use derivative financial instruments for speculative or trading purposes.

We designate our forward contracts as either cash flow or fair value hedges. All derivatives are recognized on the consolidated balance sheets at their fair values. For derivative instruments that are designated and qualify as fair value hedges, changes in value of the instruments are recognized in income in the current period. Such hedges are recorded in net income (loss) and are offset by the changes in fair value of the underlying assets or liabilities being hedged. For derivative instruments that are designated and qualify as a cash flow hedge, changes in the value of the effective portion of the derivative instrument are recognized in accumulated other comprehensive income (loss), a component of shareholders’ equity. These amounts are then reclassified and recognized in net income (loss) when either the forecasted transaction occurs or it becomes probable the forecasted transaction will not occur. Changes in the fair value of the ineffective portion of derivative instruments are recognized in net income (loss) in the current period, which have not been significant to date. Separate disclosures required for derivative instruments and hedging were not presented because the impact of derivative instruments is immaterial to our consolidated financial statements for all periods presented.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Additions, improvements and major renewals are capitalized, and maintenance, repairs and minor renewals are expensed as incurred. Assets are held in construction in progress until placed in service, upon which date, we begin to depreciate these assets. When assets are retired or disposed of, the assets and related accumulated depreciation and amortization are removed from our property, plant and equipment records and the resulting gain or loss is reflected in the consolidated statements of operations. Buildings and leasehold improvements are generally depreciated over 15 to 40 years, or over the lease period, whichever is shorter, and machinery and equipment are generally depreciated over 3 to 10 years. We use the straight-line method of depreciation for all property, plant and equipment.

Capitalized Software Development Costs

We capitalize eligible costs related to the application development phase of software developed internally or obtained for internal use in accordance with the accounting guidance on goodwill and other intangible assets. The capitalization of software development costs during the financial years ended November 3, 2013 and October 28, 2012 was not material. We begin amortizing the costs associated with software developed for internal use at the time the software is ready for its intended use over its estimated useful life of 3 years.

Accounting for Business Combinations

We account for business combinations under the acquisition method of accounting. It requires us to recognize separately from goodwill the assets acquired and the liabilities assumed at their acquisition date fair values. While we use our best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date as well as contingent consideration, where applicable, our estimates are

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, we record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to our consolidated statements of operations.

Accounting for business combinations requires our management to make significant estimates and assumptions, especially at the acquisition date including our estimates for intangible assets, contractual obligations assumed, restructuring liabilities, pre-acquisition contingencies and contingent consideration, where applicable. Although we believe the assumptions and estimates we have made in the past have been reasonable and appropriate, they are based in part on historical experience and information obtained from the management of the acquired companies and are inherently uncertain. Critical estimates in valuing certain of the intangible assets we have acquired include but are not limited to: future expected cash flows from product sales, customer contracts and acquired technologies, expected costs to develop in-process research and development into commercially viable products and estimated cash flows from the projects when completed and discount rates. Unanticipated events and circumstances may occur that may affect the accuracy or validity of such assumptions, estimates or actual results. Results of operations of business combinations completed during the financial years ended November 3, 2013 and October 28, 2012 are included in the consolidated financial statements commencing as of their respective acquisition dates. See Note 3. “Acquisitions and Investments”.

Goodwill and Purchased Intangible Assets

Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible and identifiable intangible assets of businesses acquired. Goodwill is not amortized but is reviewed annually (or more frequently if impairment indicators arise) for impairment. Purchased finite-lived intangible assets are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of the respective assets, generally 1 to 25 years. Purchased in-process research and development (IPR&D) projects are capitalized at fair value as an indefinite lived intangible asset and assessed for impairment thereafter. Upon completion of each underlying project, IPR&D assets are reclassified as an amortizable purchased intangible asset and amortized over their estimated useful lives. If an IPR&D project is abandoned, we will record a charge for the value of the related intangible asset to our consolidated statements of operations in the period it is abandoned. No project abandonments or transfers from IPR&D to amortizable purchased intangible asset occurred for the financial year ended November 3, 2013.

On a quarterly basis, we monitor factors and changes in circumstances that could indicate carrying amounts of long-lived assets, including goodwill, intangible assets, and property, plant and equipment, may not be recoverable. Factors we consider important which could trigger an impairment review include (i) significant underperformance relative to historical or projected future operating results, (ii) significant changes in the manner of our use of the acquired assets or the strategy for our overall business, and (iii) significant negative industry or economic trends. An impairment loss must be measured if the sum of the expected future cash flows (undiscounted and before interest) from the use and eventual disposition of the asset (or asset group) is less than the net book value of the asset (or asset group). The amount of the impairment loss will generally be measured as the difference between the net book value of the asset (or asset group) and their estimated fair value. We perform an annual impairment review of goodwill and intangibles including IPR&D during the fourth quarter of each financial year, or more frequently if we believe indicators of impairment exist. No impairment of long-lived assets resulted from our most recent evaluation of long-lived assets for impairment, which occurred in the fourth quarter of financial year 2013. No impairment of long-lived assets resulted in any of the financial years presented. Additionally, on a quarterly basis, we assess if there have been triggers that may require us to evaluate

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

the reasonableness of the remaining estimated useful lives of intangible assets and the property, plant & equipment. No such triggers were identified during financial year 2013.

Warranty

We accrue for the estimated costs of product warranties at the time revenue is recognized. Product warranty costs are estimated based upon our historical experience and specific identification of the products requirements, which may fluctuate based on product mix. Additionally, we accrue for warranty costs associated with occasional or unanticipated product quality issues if a loss is probable and can be reasonably estimated.

The following table summarizes the changes in accrued warranty (in millions):

Group
Balance as of October 29, 2012—included in other current liabilities	2
Charged to cost of products sold	2
Adjustment to estimate—released to cost of products sold	(1)
Utilized	(1)

Balance as of November 3, 2013—included in other current liabilities	2

During the financial year ended November 3, 2013, we have released in aggregate $1 million and settled all compensation claims and product issues with a specific quality issue dating back prior to financial year 2011. In the financial year ended October 28, 2012, we released warranty related charges of $1 million relating to this same quality issue.

Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) includes certain transactions that have been reported in the consolidated statements of shareholders’ equity and consolidated statements of comprehensive income. The components of accumulated other comprehensive income (loss), net of taxes, at November 3, 2013 and October 28, 2012 consisted of net unrecognized prior service credit and actuarial gain (loss) on defined benefit pension plans and post-retirement medical benefit plans and unrealized gain (loss) on available-for-sale investments.

Revenue Recognition

We recognize revenue related to sales of our products, net of trade discounts and allowances, provided that (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price is fixed or determinable and (iv) collectibility is reasonably assured. Delivery is considered to have occurred when title and risk of loss have transferred to the customer. We consider the price to be fixed or determinable when the price is not subject to refund or adjustments or when any such adjustments can be estimated. We evaluate the creditworthiness of our customers to determine that appropriate credit limits are established prior to the acceptance of an order. Revenue, including sales to resellers and distributors, is reduced for estimated returns and distributor allowances. We recognize revenue from sales of our products to distributors upon delivery of products to the distributors. An allowance for distributor credits covering price adjustments and scrap allowances is made based on our estimate of historical experience rates as well as considering economic conditions and contractual terms. To date, actual distributor claim activity has been materially consistent with the provisions we have made based on our historical estimates.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

We enter into development agreements with some of our customers and recognize revenue from these agreements upon completion and acceptance by the customer of contract deliverables or as services are provided, depending on the terms of the arrangement. Revenue is deferred for any amounts billed or received prior to completion or delivery of services. As we retain the intellectual property generated from these development agreements, costs related to these arrangements are included in research and development expense. These revenues, which are included in net revenue, totalled $64 million and $62 million in financial years 2013 and 2012, respectively.

We recognize revenue from the licensing of our intellectual property when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the sales price is fixed or determinable, and (iv) collection of resulting receivables is reasonably assured. Revenue from upfront payments for the licensing of our patents is recognized when the arrangement is mutually signed, if there is no future delivery or future performance obligation and all other criteria are met. Revenue from guaranteed royalty streams are recognized when paid, or collection is reasonably assured and all other criteria are met. When patent licensing arrangements include royalties for future sales of the licensees’ products using our licensed patented technology, revenue is recognized when the royalty report is received from the licensee, at which time the sales price is fixed and determinable, provided that all other criteria have been met. Revenues from licensing and royalty arrangements totalled $18 million and $47 million in financial years 2013 and 2012, respectively.

Research and Development

Costs related to research, design and development of our products are charged to research and development expense as they are incurred. Research and development expense consists primarily of personnel costs for our engineers engaged in the design and development of our products and technologies, including salary, bonus and share-based compensation expense. These expenses also include project material costs, third party fees paid to consultants, prototype development expenses, allocated facilities costs and other corporate expenses and computer services costs related to supporting computer tools used in the engineering and design process.

Government Grants

Investment incentives related to government grants are recognized when a legal right to the grant exists, there is reasonable assurance that both the terms and conditions associated with the grant will be fulfilled and the grant proceeds will be received. For capital expenditure related government grants, the amount of the grants is recorded as a deferred credit and amortized over the useful life of the asset and are reflected in the consolidated statements of cash flows as a financing activity. All other government grants are recorded as a reduction of the qualifying cost being reimbursed and are reflected in the consolidated statements of cash flows as an operating activity.

Share-Based Compensation Expense

For time-based options and employee stock purchase plan, or ESPP, rights, we recognize compensation expense based on the estimated grant date fair value method required under the authoritative guidance using the Black-Scholes valuation model with a straight-line amortization method. For share price performance, or market-based, stock options granted, the fair value is estimated using Monte Carlo simulation techniques. Compensation expense for market-based option awards is amortized based upon a graded vesting method. Since the authoritative guidance requires that share-based compensation expense be based on awards that are ultimately expected to vest, estimated share-based compensation for such awards has been reduced for estimated forfeitures.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

Authoritative guidance requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from the estimate. We recognize a benefit from share-based compensation in shareholders’ equity if an incremental tax benefit is realized by following the ordering provisions of the tax law.

Shipping and Handling Costs

Our shipping and handling costs charged to customers are included in net revenue and the associated expense is recorded in cost of products sold in the consolidated statements of operations for all periods presented.

Advertising

Business specific advertising costs are expensed as incurred and included within selling, general and administrative expense. Advertising costs were $3 million and $4 million for financial years ended November 3, 2013 and October 28, 2012, respectively.

Foreign Currency Remeasurement

We operate in a U.S. dollar functional currency environment. As such, foreign currency assets and liabilities are remeasured into U.S. dollars at current exchange rates except for non-monetary items such as inventory and property, plant and equipment, which are remeasured at historical exchange rates. Net income for financial years 2013 and 2012 included net foreign currency losses of less than $1 million and $0 million, respectively, associated with foreign currency remeasurement.

Taxes on Income

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the consolidated financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

We record net deferred tax assets to the extent we believe these assets will more likely than not be realized. In making such determination, we consider all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. In the event we were to determine that we would be able to realize our deferred income tax assets in the future in excess of their net recorded amount, we would make an adjustment to the valuation allowance which would reduce the provision for income taxes. Likewise, if we determine that we would not be able to realize all or part of our net deferred tax assets, an adjustment would be made to increase the provision for income taxes in the period such determination is made.

We account for uncertainty in income taxes in accordance with accounting guidance on income taxes. The guidance provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

threshold at the effective date to be recognized upon the adoption of accounting guidance on income taxes and in subsequent periods. This guidance also addresses measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. See Note 10. “Income Taxes”.

Net Income per Share

Basic net income per share is computed using the weighted-average number of ordinary shares outstanding during the year. Diluted net income per share is computed using the weighted-average number of ordinary shares and potentially dilutive share equivalents outstanding during the year. Diluted shares outstanding includes the dilutive effect of in-the-money options, market-based share options, restricted share units, or RSUs, and employee share purchase rights under the Avago Technologies Limited Employee Share Purchase Plan, or ESPP. The dilutive effect of such equity awards is calculated based on the average share price for each financial year using the treasury stock method. Under the treasury stock method, the amount the employee must pay for exercising stock options and to purchase shares under the ESPP, the amount of compensation cost for future service that the Company has not yet recognized, and the amount of tax benefits that would be recorded in ordinary shares when the equity awards become deductible for income tax purposes are collectively assumed to be used to repurchase ordinary shares. The dilutive effect of market-based share options are included when the market conditions have been met.

Diluted net income per share for financial years 2013 and 2012 excluded the potentially dilutive effect of weighted-average equity awards (options, RSUs and ESPP rights) to purchase 2 million ordinary shares as their effect was antidilutive.

The following is a reconciliation of the numerators and denominators of the basic and diluted net income per share computations for the periods presented (in millions, except per share data):

	Group
	November 3, 2013	October 28, 2012
Net income (Numerator)
Net income	552	563

Shares (Denominator)
Basic weighted-average ordinary shares outstanding	247	245
Add: Incremental shares for:
Dilutive effect of share options, RSUs and ESPP rights	5	5

Shares used in diluted computation	252	250

Net income per share
Basic	2.23	2.30

Diluted	2.19	2.25

Recently Adopted Accounting Guidance

In financial year 2013, we adopted guidance on the presentation of comprehensive income issued by the Financial Accounting Standards Board, or FASB, which requires that all non-owner changes in shareholders’ equity be presented in either a single continuous statement of comprehensive income or in two separate but

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

consecutive statements, and eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders’ equity. The requirement to present reclassification adjustments out of accumulated other comprehensive income on the face of the consolidated statement of income has been deferred by an update issued by the FASB in December 2011. Upon adoption of this guidance, we have separately reported Consolidated Statements of Comprehensive Income and the adoption did not have a significant impact on our results of operations and financial position.

In financial year 2013, we adopted the updated guidance issued by the FASB, related to goodwill impairment testing, which reduces the cost and complexity of the goodwill impairment test by providing entities an option to perform a qualitative assessment to determine whether further impairment testing is necessary. An entity is no longer required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The adoption of this guidance did not have a significant impact on our results of operations and financial position.

In financial year 2013, we adopted updated guidance on indefinite-lived intangible assets impairment test issued by the FASB. This guidance is intended to reduce the cost and complexity of testing indefinite-lived intangible assets for impairment, other than goodwill. It allows companies to perform a qualitative assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary, similar in approach to the goodwill impairment test. The adoption of this guidance did not have a significant impact on our results of operations and financial position.

Recent Accounting Guidance Not Yet Adopted

In February 2013, the FASB issued updated guidance on reporting on reclassifications out of accumulated other comprehensive income (loss). This guidance seeks to improve the reporting of such reclassifications by requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income (loss) on the respective line items in net income if the amount being reclassified is required under U.S. GAAP to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts.

The amendments in this guidance supersede the presentation requirements for reclassifications out of accumulated other comprehensive income (loss) in previously issued guidance. This guidance will be effective for our first quarter of financial year 2014. The adoption of this guidance will affect the presentation of comprehensive income, but will not impact our results of operations or financial condition.

In July 2013, the FASB issued an amendment to the accounting guidance related to the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss or a tax credit carryforward exists. The guidance requires an unrecognized tax benefit to be presented as a decrease in a deferred tax asset where a net operating loss, a similar tax loss, or a tax credit carryforward exists and certain criteria are met. This guidance is effective for our first quarter of financial year 2015 and is consistent with our current practice. The adoption of this guidance will not have a significant impact on our results of operations and financial position.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

3. Acquisitions and Investments

Acquisitions

The consolidated financial statements include the results of operations of the acquired companies commencing on their respective acquisition dates.

During financial year 2013, we acquired CyOptics and Javelin, both U.S.-based companies, for aggregate consideration of approximately $377 million and $37 million, respectively. In the fourth quarter of financial year 2013, we also completed the purchase of certain assets of a non-US, privately held company for approximately $4 million in cash.

During financial year 2012, we made two acquisitions that were immaterial both in the aggregate and on a standalone basis to our consolidated results of operations.

Unaudited pro-forma results of operations for CyOptics acquisition are presented below. Unaudited pro-forma results of operations for other acquisitions completed in financial years 2013 and 2012 have not been presented because the effects of the acquisitions, individually or in the aggregate, were not material to our consolidated financial statements.

Acquisition related transaction costs such as legal, accounting and other related expenses were recorded as a component of selling, general and administrative expense in our consolidated statements of operations. During financial year 2013, we incurred $5 million in transaction costs related to acquisitions. Acquisition related transaction costs were not material for financial year 2012.

CyOptics

On June 28, 2013, we completed our acquisition of CyOptics, a U.S.-based company that manufactures and sells Indium Phosphide, or InP, optical chip and component technologies for the data communications and telecommunications markets. CyOptics has front-end manufacturing operations in the U.S. and back-end manufacturing operations in Mexico. As a result of the CyOptics acquisition, we acquired approximately 1,100 additional employees, with 745 of these employees located in Mexico. The aggregate consideration for the acquisition was approximately $377 million including a $1 million working capital adjustment payment made in the fourth quarter of 2013, of which $373 million was paid in cash, net of $3 million in cash acquired, to acquire all of the outstanding shares of capital stock of CyOptics. We also agreed to pay additional deferred consideration to the previous shareholders of CyOptics in the amount of $4 million one year subsequent to the acquisition date, which was recorded as a liability.

In addition, approximately $27 million is payable to key employees. This amount was paid into escrow, recorded as other current assets and other long-term assets and will be disbursed in the form of retention bonuses over a three-year period subsequent to the acquisition date. The amounts disbursed will be recognized as compensation expense over the same period as operating expense in our consolidated statements of operations.

As of November 3, 2013, we preliminarily estimated the fair value of the acquired assets and liabilities for CyOptics and allocated the purchase price to tangible assets, liabilities and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over the aggregate fair values was recorded as goodwill. The fair value assigned to identifiable intangible assets acquired was based on estimates and assumptions made by management at the time of acquisition. As additional information becomes available, such as finalization of tax related matters, we may revise our preliminary purchase price allocation.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

Our primary reason for acquiring CyOptics was to strengthen our fiber optics product portfolio for emerging 40G and 100G enterprise and data center applications, through CyOptics’ single-mode InP laser, receiver and photonics integration capability. Our optical transceiver products primarily leverage VCSEL-based technology today. In addition, we also acquired CyOptics for their optical components business, which serves segments of the access, metro and long-haul markets. The purchase price for CyOptics was determined based on cash flow projections assuming the integration of any acquired technology and products with our own, which are of considerably greater value than utilizing CyOptics’ technology or products on a standalone basis, as well as the assembled workforce of CyOptics. These factors, among others, contributed to a purchase price in excess of the estimated fair value of the net identifiable assets acquired, and, as a result, we have recorded goodwill in connection with this transaction. This acquired goodwill is not deductible for tax purposes.

During the fourth quarter of financial year 2013, adjustments were made to account for a $10 million increase to fixed assets, based on the result of the physical fixed assets counts, a $4 million increase in deferred tax liabilities for the aforementioned adjustment, a $3 million increase in deferred tax liabilities related to measurement period tax positions and a $1 million increase in consideration paid due to payments related to working capital adjustments. These adjustments resulted in a $2 million decrease in the fair value assigned to goodwill related to post-acquisition fixed assets counts, working capital settlement and deferred tax adjustments. See Note 5. “Goodwill and Intangible Assets”.

Our preliminary allocation of the total cash consideration paid for CyOptics and the purchased intangible assets with adjustments made through November 3, 2013 were as follows (in millions, except for useful lives):

Estimated Fair Value
Trade accounts receivable	51
Inventory	35
Other current assets	2
Property, plant and equipment	44
Goodwill	190
Intangible assets	141

Total assets acquired	463

Accounts payable	(25)
Employee compensation and benefits	(5)
Other current liabilities	(2)
Long-term deferred tax liabilities (included in Other long-term liabilities)	(54)

Total liabilities assumed	(86)

Purchase price allocation	377

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

There were no significant contingencies assumed as part of the acquisition. We have recorded $12 million in indemnification receivables in other long-term assets for tax positions related to CyOptics value added tax and income tax payables existing prior to the acquisition.

	Estimated Fair Value	Estimated Useful Lives
Purchased intangible assets:
Purchased technology—base product	98	8
Purchased technology—packaging	3	5
Customer relationships	32	7
Other—customer backlog	4	1

Total identified intangible finite lived assets	137

In process research and development indefinite lived assets	4

Total identified intangible assets	141

Purchased Intangible Assets

Developed technology represents base product technology and packaging technology. We valued the base product technology that generates cash flows from sales of the existing products using the income approach, specifically the multi-period excess earnings method which calculates the value based on the risk-adjusted present value of the cash flows specific to the products, allowing for a reasonable return. The useful life of 8 years was determined based on the technology cycle related to the base product technology as well as the life of current legacy products.

Packaging technology is valued utilizing the relief-from-royalty method, a form of the income approach. The relief-from-royalty method estimates the cost savings that accrue to the owner of an intangible asset that would otherwise be payable as royalties or license fees on revenues earned through the use of the asset. The royalty rate is based on an analysis of empirical, market-derived royalty rate for guideline intangible assets.

Customer relationships represent the fair value of future projected revenue that will be derived from sales of products to existing customers of CyOptics. Customer relationships were valued using the with-and-without-method, a form of the income approach. In this method, fair value is measured by the lost profits associated with the period of time necessary to reacquire the customers. The method involves a comparison of the cash flows assuming as if the customer relationships were in place versus as if the customer relationships were to be created “from scratch”. There are additional considerations related to the build-in time for certain product lines and the qualification periods included in the valuation model. This method also assumes that all other assets, know-how and technology were easily available in both scenarios.

The fair value of in-process research and development, or IPR&D, from the CyOptics acquisition was determined using the multi-period excess earnings method, a form of the income approach. Under the income approach, the expected future cash flows from each project under development are estimated and discounted to their net present values at an appropriate risk-adjusted rate of return.

We believe the amount recorded as developed technology, customer relationships, customer backlog and IPR&D, represents the fair value of and approximates the amount a market participant would pay for these projects as of the acquisition date.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

The purchased intangible assets are being amortized over their estimated useful lives of 1 year to 8 years. See Note 5. “Goodwill and Intangible Assets”.

Included in the consolidated statements of operations for financial year 2013 was net revenue of $85 million for CyOptics.

Unaudited Pro Forma Information

The following table presents certain unaudited pro forma financial information for each of the financial years ended November 3, 2013 and October 28, 2012 as if CyOptics had been acquired as of the beginning of the financial year prior to the acquisition date. The unaudited estimated pro forma information combines the historical results of CyOptics with our consolidated historical results and includes certain fair value adjustments reflecting the estimated impact of amortization of purchased intangible assets and depreciation of acquired property, plant and equipment for the respective periods. The pro forma data are for informational purposes only and are not necessarily indicative of the consolidated results of operations of the combined business had the acquisition actually occurred at the beginning of our financial year 2012 or of the results of future operations of the combined business. Consequently, actual results will differ from the unaudited pro forma information presented below (in millions, except for per share amounts):

	November 3, 2013	October 28, 2012
Pro forma net revenue	2,663	2,578
Pro forma net income	547	551
Pro forma net income per share—basic	2.21	2.25
Pro forma net income per share—diluted	2.17	2.20

Javelin

During the second quarter of financial year 2013, we acquired Javelin Semiconductor, Inc. or Javelin, a U.S.-based company, engaged in developing mixed-signal complementary metal oxide semiconductor integrated circuits, or CMOS ICs, for wireless communications for aggregate consideration of approximately $37 million in cash. A portion of the cash consideration was used to immediately pay off outstanding debt of the acquired company totaling $5 million in the aggregate. The purchase price was allocated to the acquired net assets, based on estimates of fair values, as follows: net assets of $37 million including intangible assets of $10 million, net short-term deferred tax assets of $7 million and goodwill of $21 million. The intangible assets are being amortized over their estimated useful lives of 10 years. See Note 5. “Goodwill and Intangible Assets”.

We acquired Javelin for their radio frequency CMOS engineering talent and technical personnel and technology to form the foundation of our radio frequency CMOS design and development for products for its wireless target market. These factors, among others, contributed to a purchase price in excess of the estimated fair value of the net identifiable assets acquired, and, as a result, we have recorded goodwill in connection with this transaction. This acquired goodwill is not deductible for tax purposes.

Investments

We determine the appropriate classification of our investments at the time of acquisition and re-evaluate such determination at each balance sheet date. We record at cost non-marketable equity investments where we do not have the ability to exercise significant influence or control and periodically review them for impairment.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

In the fourth quarter of financial year 2013, we made a minority investment of $5 million in the equity of a privately-held non-U.S. based company. This minority equity investment is accounted for under the cost method and is included on the consolidated balance sheets in other long-term assets. In addition, we completed a sale of our entire minority interest investment in a private foreign company that we acquired from Agilent, our predecessor company, in connection with the acquisition of the Semiconductor Products Group, or SPG, Business from Agilent in December 2005, which we refer to as the SPG Acquisition. As a result of the sale, we realized a gain of approximately $1 million which was recorded in other income, net. See Note 12. “Other Income, Net”.

In the third quarter of financial year 2013, in addition to our initial $1 million investment made in financial year 2010 in a non-U.S.-based stock exchange listed company resulting in our initial ownership of 33 million ordinary shares, we made an additional investment of $1 million as part of a rights offering to its existing shareholders. In connection with this additional investment, we purchased approximately 8 million ordinary shares and received approximately 16 million warrants to acquire a corresponding number of ordinary shares of the investee per the terms of the rights offerings. We classified our total investment in the company’s ordinary shares as available-for-sale securities and the warrants as trading securities. In the fourth quarter of financial year 2013, we exited our entire investment in the ordinary shares and warrants of this company. For the financial year 2013, we realized a gain of $9 million from the sale of the ordinary shares and warrants which were recorded in other income, net. See Note 12. “Other Income, Net”.

In financial year 2013, we made a minority equity investment of $9 million in a U.S. stock exchange listed company. At November 3, 2013, we classified this investment as trading securities. See Note 8. “Fair Value”.

During financial year 2011, we made an investment of $1 million in the common shares of a non-U.S. privately-held company and we also provided them with a secured loan of $1 million for a term of one year and received a warrant to purchase up to 1 million additional common shares of the company. Based on the quantitative assessment of the financial condition and business prospects of the investee, this equity investment and loan were both determined to be impaired in financial year 2012.

4. Balance Sheet Components

Inventory

Inventory consists of the following (in millions):

	Group
	November 3, 2013	October 28, 2012
Finished goods	53	42
Work-in-process	154	99
Raw materials	78	53

Total inventory	285	194

Inventory as of November 3, 2013 includes $27 million of inventory related to CyOptics, which was acquired in June 2013. During the financial year ended November 3, 2013, we recorded write-downs to inventories with a charge recorded to cost of products sold of $14 million, associated with reduced demand assumptions, compared to $11 million recorded during the financial year ended October 28, 2012.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

Other Current Assets

Other current assets consist of the following (in millions):

	Group		Company
	November 3, 2013	October 28, 2012	November 3, 2013	October 28, 2012
Distributor deposits	32	16	—	—
Deferred income tax assets	32	14	—	—
Prepayments	16	8	—	—
Other receivables	15	15	—	—
Short-term marketable equity investment	14	—	—	—
Deferred compensation plan assets	9	8	—	—
Non-U.S. transaction tax receivable	4	3	—	—
Notes receivable from subsidiary	—	—	192	133
Other	8	8	—	—

Total other current assets	130	72	192	133

Group

Starting from the second quarter of financial year 2012, we entered into agreements with certain distributors whereby we agreed to advance cash to them to fund estimated future price adjustments. These advances are estimated based on an agreed percentage of the rolling previous three months average ending inventory, as reported by the distributor, multiplied by the rolling previous three months price adjustment credits as a percentage of the distributor’s reported rolling previous three months resales. The terms of these advances are set forth in binding legal agreements and are unsecured, bear no interest on unsettled balances, and are due upon demand. The agreements governing these advances can be cancelled by us at any time. Such advances have no impact on revenue recognition or our consolidated statements of operations and are recorded in other current assets on our consolidated balance sheets.

Company

Notes receivable from subsidiary were unsecured and repayable on demand. During financial years 2013 and 2012, these amounts were interest-bearing at the three-month LIBOR rate plus 0.25% per annum.

As of November 3, 2013 and 28 October, 2012, the carrying amounts of other current assets approximate their fair values.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

Property, Plant and Equipment, Net

Property, plant and equipment, net consist of the following (in millions):

	Group
	November 3, 2013	October 28, 2012
Land	12	11
Construction in progress	83	127
Buildings and leasehold improvements	182	158
Machinery and equipment	955	692

Total property, plant and equipment	1,232	988
Accumulated depreciation and amortization	(571)	(485)

Total property, plant and equipment, net	661	503

Depreciation expense was $102 million and $78 million for the financial years ended November 3, 2013 and October 28, 2012, respectively.

Effective August 1, 2011, following a comprehensive study, we extended the estimated depreciable useful lives of certain equipment in our internal fabrication facilities, in order to more accurately reflect their expected useful lives. As a result of this change in our accounting estimate, depreciation expense for the financial year ended October 28, 2012 was reduced by $8 million and gross margin, income from operations and net income increased by approximately the same amount.

At November 3, 2013 and October 28, 2012, machinery and equipment included $72 million and $67 million of software costs, respectively, and accumulated amortization included $60 million and $51 million, respectively.

At November 3, 2013 and October 28, 2012, we had $8 million and $12 million of gross carrying amount of assets under capital leases, respectively, and accumulated amortization of $6 million and $8 million, respectively.

At November 3, 2013 and October 28, 2012, we had $31 million and $48 million, respectively, of unpaid purchases of property, plant, and equipment included in accounts payable. Amounts reported as unpaid purchases are recorded as cash outflows from investing activities for purchases of property, plant, and equipment in the consolidated statements of cash flows in the period they are paid.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

Investment in Subsidiary

Investment in subsidiary consists of the following (in millions):

	Company
	November 3, 2013	October 28, 2012
Unquoted equity shares at cost	1,138	1,138
Add: Share options issued to subsidiaries	275	173
Less: Share of accumulated other comprehensive loss from subsidiaries	(6)	(11)
Add: Share of accumulated profit from subsidiaries	1,782	1,230
Less: Accumulated dividends received from subsidiary	(500)	(250)

	2,689	2,280

Subsidiary held by the Company:

Name of Company	Country of Incorporation	Equity Holding
		November 3, 2013	October 28, 2012
Avago Technologies Holding Pte. Ltd.	Singapore	100%	100%

Other Current Liabilities

Other current liabilities consist of the following (in millions):

	Group		Company
	November 3, 2013	October 28, 2012	November 3, 2013	October 28, 2012
Income and other taxes payable	15	16	—	—
Deferred revenue	11	8	—	—
Acquisition-related payable	10	—	—	—
Accrued commissions	5	5	—	—
Warranty	2	2	—	—
Supplier liabilities	1	2	—	—
Restructuring charges	—	1	—	—
Other	2	2	—	—

Total other current liabilities	46	36	—	—

As of November 3, 2013 and October 28, 2012, the carrying amounts of other current liabilities approximate their fair values.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

5. Goodwill and Intangible Assets

Goodwill

The following table summarizes changes in goodwill (in millions):

	Group
	November 3, 2013	October 28, 2012
Beginning of financial year	180	177
Acquisitions (Note 3. “Acquisitions and Investments”)	211	3

End of financial year	391	180

Intangible Assets

Purchased intangibles consist of the following (in millions):

	Group
	Gross Carrying Amount	Accumulated Amortization	Net Book Value
As of November 3, 2013
Purchased technology	843	(462)	381
Customer and distributor relationships	289	(186)	103
Other	8	(4)	4

Intangible assets subject to amortization	1,140	(652)	488
In-process research and development	4	—	4

Total	1,144	(652)	492

As of October 28, 2012
Purchased technology	728	(402)	326
Customer and distributor relationships	257	(163)	94
Other	4	(2)	2

Total	989	(567)	422

The following table presents the amortization of purchased intangible assets (in millions):

	Group
	November 3, 2013	October 28, 2012
Cost of products sold	61	56
Operating expenses	24	21

Total	85	77

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

During financial year 2013, we recorded intangible assets with weighted-average amortization periods as follows:

	Group
	Gross Carrying Amount (in millions)	Weighted- Average Amortization Period (in years)
Javelin acquisition	10	10
CyOptics acquisition	137	8
Other acquisition	4	5
CyOptics in-process research and development	4	—

Total	155

Based on the amount of intangible assets subject to amortization as of November 3, 2013, the expected amortization expense for each of the next five financial years and thereafter is as follows (in millions):

Group
Financial year	Amount
2014	99
2015	95
2016	78
2017	68
2018	33
Thereafter	115

488

The weighted-average amortization periods remaining by intangible asset category were as follows (in years):

	Group
	November 3, 2013	October 28, 2012
Amortizable intangible assets:
Purchased technology	7	7
Customer and distributor relationships	6	7
Other	7	22

6. Retirement Plans and Post-Retirement Benefits

Non-U.S. Defined Benefit Plans

We have defined benefit plans in Taiwan, Korea, Japan, Germany, Italy and France.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

401(k) Defined Contribution Plan

Our U.S. eligible employees participate in the Avago Technologies U.S. Inc. 401(k) Plan, or the 401(k) Plan. Enrollment in the 401(k) Plan is automatic for employees who meet eligibility requirements unless they decline participation. Under the 401(k) Plan, we provide matching contributions to employees up to a maximum of 6% of an employee’s annual eligible compensation. The maximum contribution to the 401(k) Plan is 50% of an employee’s annual eligible compensation, subject to regulatory and plan limitations. The 401(k) Plan expense is included in the corporate employee overhead rate allocation.

U.S. Deferred Compensation Plan

We also have a deferred compensation plan, which allows highly compensated employees (as defined by IRS regulations) to voluntarily defer greater percentages of compensation than would otherwise be permitted under the salary deferral 401(k) plan and IRS regulations. The deferred compensation plan is a non-qualified plan of deferred compensation maintained in a rabbi trust. Participants can direct the investment of their deferred compensation plan accounts that are generally the same as the investment funds offered by the 401(k) plan. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under the deferred compensation plan, any and all of Avago’s assets shall be, and shall remain Avago’s general, unpledged, unrestricted assets. Avago’s obligation under the deferred compensation plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

U.S. Post-retirement Medical Benefit Plans

Our U.S. employees who transferred to us from Agilent as part of the SPG Acquisition, who were age 49 or younger on January 1, 2005 and who meet the retirement eligibility requirements as of their termination dates, may receive post-retirement medical benefits under our retiree medical account program. Under our retiree medical account program, eligible retirees are allocated a spending account of either $40,000 or $55,000, depending on the retiree’s age at January 1, 2005, from which the retiree can receive reimbursement for premiums paid for medical coverage to age 65. U.S. employees who transferred to us from Agilent and who were age 50 or over on January 1, 2005 may be eligible for our traditional retiree medical plan upon meeting certain eligibility requirements and certain service criteria. Once participating in the traditional retiree medical plan, retirees are provided with access to both pre-65 medical coverage and supplemental Medicare coverage with medical premiums based on the type of coverage chosen and service criteria. Retirees in this group are also given the option to choose the $55,000 retiree medical account program instead of the traditional retiree medical plan.

Non-U.S Retirement Benefit Plans

In addition to the defined benefit plan for certain employees in Taiwan, Korea, Japan, France, Italy and Germany, other eligible employees outside of the U.S. receive retirement benefits under various defined contribution retirement plans. Eligibility is generally determined based on the terms of our plans and local statutory requirements.

The net pension plan costs of our non-U.S defined benefit plans for the financial years ended November 3, 2013 and October 28, 2012 were $5 million each. The net pension plan costs of our U.S. post-retirement medical benefit plans for the financial years ended November 3, 2013 and October 28, 2012 were $1 million and $2 million, respectively.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

For the financial year ended November 3, 2013, we recognized $0 million (net of tax benefit of $3 million) of unrealized net actuarial gains in accumulated other comprehensive loss, related to our non-U.S. defined benefit plans. Of the unrealized net actuarial gains included in accumulated other comprehensive loss, related to our non-U.S. defined benefit plans, we expect to recognize $1 million in financial year 2014. For the financial year ended October 28, 2012, we recognized $11 million of unrealized net actuarial losses in accumulated other comprehensive loss (net of tax of $0 million), related to our non-U.S. defined benefit plans.

During the financial year ended November 3, 2013, we recognized $8 million of unrealized net actuarial gains in accumulated other comprehensive loss (net of tax of $3 million), related to our U.S. post-retirement medical benefit plans, of which we expect to recognize $1 million gain in financial year 2014. During the financial year ended October 28, 2012, we recognized $2 million of unrealized net actuarial losses in accumulated other comprehensive income (net of tax of $1 million), related to our U.S. post-retirement medical benefit plans. Of the unrealized prior service cost included in accumulated other comprehensive loss, related to our U.S. post-retirement medical benefit plans, we recognized an immaterial amount in financial year 2013. Other long-term assets include deferred tax assets relating to pension liabilities and post-retirement medical benefit plan liabilities.

Net Periodic Benefit Cost

For the financial years ended November 3, 2013 and October 28, 2012, components of net periodic benefit cost and other amounts recognized in other comprehensive (income) loss comprised (in millions):

	Group		Group
	Non-U.S. Defined Benefit Plans		U.S. Post Retirement Medical Benefit Plans
	November 3, 2013	October 28, 2012	November 3, 2013	October 28, 2012
Net periodic benefit cost:
Service cost	3	4	—	1
Interest cost	2	1	1	1

Net periodic benefit cost	5	5	1	2

Other change in plan assets and benefit obligations recognized in accumulated comprehensive loss (income):
Net actuarial loss (gain)	4	11	(11)	3

Total recognized in accumulated comprehensive loss (income)	4	11	(11)	3

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

Funded Status

The funded status of the U.S. post retirement medical benefit plan and non-U.S. defined benefit plans was as follows (in millions):

	Group		Group
	Non-U.S. Defined Benefit Plans		U.S. Post Retirement Medical Benefit Plans
	November 3, 2013	October 28, 2012	November 3, 2013	October 28, 2012
Change in plan assets:
Fair value—beginning of financial year	13	14	—	—
Employer contributions	1	1	—	—
Payments from plan assets	(1)	(2)	—	—

Fair value of plan assets—end of financial year	13	13	—	—

Change in benefit obligation:
Benefit obligation—beginning of financial year	46	32	32	27
Service cost	3	4	—	1
Interest cost	2	1	1	1
Actuarial loss (gain)	4	11	(11)	3
Benefit payments	(1)	(1)	—	—
Currency impact	1	(1)	—	—

Benefit obligation—end of financial year	55	46	22	32

Plan assets less than benefit obligation	(42)	(33)	(22)	(32)

Amounts recognized in the consolidated balance sheets were as follows (in millions):

	Group		Group
	Non-U.S. Defined Benefit Plans		U.S. Post Retirement Medical Benefit Plans
	November 3, 2013	October 28, 2012	November 3, 2013	October 28, 2012
Other current liabilities	—	—	1	1
Other long-term liabilities	41	33	21	31
Amounts recognised in accumulated other comprehensive (loss) income net of taxes:
Prior service cost	(1)	(1)	—	—
Net actuarial (losses) gains	(9)	(9)	4	(4)

Total amounts recognized in accumulated other comprehensive (loss) income net of taxes	(10)	(10)	4	(4)

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

As of November 3, 2013 and October 28, 2012, the amounts of the obligations for our non-U.S. defined benefit plans were as follows (in millions):

	Group
	Non-U.S. Defined Benefit Plans
	November 3, 2013	October 28, 2012
Aggregate projected benefit obligation (“PBO”)	47	46
Aggregate accumulated benefit obligation (“ABO”)	55	40

We currently expect to make contributions of $0 million and $1 million, respectively, to our non-U.S. defined benefit plans and U.S. post-retirement medical benefit plans in financial year 2014. It is expected that as of November 3, 2013 various benefit plans will make payments over the next ten financial years as follows (in millions):

	Group
Financial year	Non-U.S. Defined Benefit Plans	U.S. Post Retirement Medical Benefit Plans
2014	1	1
2015	1	1
2016	1	1
2017	1	1
2018	1	2
2019—2023	12	9

Investment Policy

Plan assets of the funded defined benefit pension plans are invested in funds held by third party fund managers or are deposited into government-managed accounts in which we have no active involvement in and no control over investment strategy, other than establishing broad investment guidelines and parameters. The plan assets held by third parties consist primarily of fixed income funds and cash. The fund managers monitor the fund’s asset allocation within the guidelines established by our plan’s Investment Committee. In line with plan investment objectives and consultation with our management, our Investment Committee set an allocation benchmark among equity, bond and other assets based on the relative weighting of overall international market indices. The overall investment objectives of the plan are 1) the acquisition of suitable assets of appropriate liquidity which will generate income and capital growth to meet current and future plan benefits, 2) to limit the risk of the assets failing to meet the long term liabilities of the plan, and 3) to minimize the long term costs of the plan by maximizing the return on the assets. Performance is regularly evaluated by the Investment Committee and is based on actual returns achieved by the fund manager relative to its benchmark.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

Our non-U.S. defined benefit pension plans weighted-average asset allocations by category were:

	Group
	Non-U.S. Defined Benefit Plans (%)
	November 3, 2013		October 28, 2012
	Actual	Target	Actual	Target
Fixed income	88	88	83	83
Time deposits	2	2	16	16
Other	10	10	1	1

Total	100	100	100	100

Fair Value Measurement of Plan Assets

The following table presents the fair value of plan assets by major categories using the same three-level hierarchy described in Note 8. “Fair Value” (in millions):

Group
Fair Value Measurement as of November 3, 2013 Using
Quoted Prices in Active Market for Identical Assets (Level 1)
Assets:
Fixed income	12

Total assets	12

Fixed income assets consist primarily of funds that invest in Euro-denominated government bonds. These government bonds are valued at quoted prices reported in the active market. The remaining balance of plan assets includes time deposits of $1 million as of November 3, 2013.

Assumptions

The assumptions used to determine the benefit obligations and expense for our non-U.S. defined benefit and U.S. post-retirement medical benefit plans are presented in the table below. The expected long-term return on assets shown in the table below represents an estimate of long-term returns on investment portfolios primarily consisting of fixed income investments. We consider long-term rates of return, which are weighted based on the asset classes (both historical and forecasted) in which we expect the pension and post-retirement funds to be invested. Discount rates reflect the current rate at which non-U.S. defined benefit and U.S post-retirement medical benefit obligations could be settled based on the measurement dates of the plans, which in each case is

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

our financial year end. The range of assumptions that are used for non-U.S. defined benefit plans reflects the different economic environments within various countries.

	Group		Group
	Assumptions for Benefit Obligation		Assumptions for Expense
	November 3, 2013	October 28, 2012	November 3, 2013	October 28, 2012
	%	%	%	%
Non-U.S. defined benefit plans:
Discount rate	1.00-4.75	1.25-4.25	1.25-4.25	1.50-5.75
Average increase in compensation levels	2.50-4.00	2.00-5.00	2.00-5.00	2.50-3.50
Expected long-term return on assets	1.50-3.00	2.00-3.00	2.00-3.00	2.00-4.00

U.S. post-retirement medical benefits plan:
Discount rate	4.00	3.50	3.50	4.50
Current medical cost trend rate	8.33	8.67	8.67	9.00
Ultimate medical cost trend rate	3.50	3.50	3.50	4.00
Medical cost trend rate decreases to ultimate trend rate in year	2031	2031	2031	2026

Changes in the assumed healthcare cost trend rates could have a significant effect on the amounts reported for the U.S. post-retirement medical benefit plans. A one percentage point change in the assumed healthcare cost trend rates for the financial year ended November 3, 2013 would have the following effects:

	1% Increase	1% Decrease
Effect on U.S. post-retirement medical benefit obligation (in millions)	1	(1)
Percentage effect on U.S. post-retirement medical benefit obligation	7	(6)

A one percentage point increase or decrease in our healthcare cost trend rates would have increased or decreased the service and interest cost components of the net periodic benefit cost by $0 million.

In December 2013, plan amendments, effective January 1, 2014, were made to the U.S. post-retirement medical benefit plan. The plan amendment affected active employees and had no impact to existing retirees. A cash settlement based on age and years of service will be paid to employees eligible for the spending account of $40,000 under our retiree medical account program. This cash settlement is estimated to occur in the first quarter of financial year 2014. For those employees eligible for the spending account of $55,000, upon retirement, the period during which retirees may claim reimbursement for premiums paid for medical coverage has been extended from age 65 to 75. In addition, those employees previously eligible for the traditional retiree medical plan upon retirement will only be eligible for the extended $55,000 retiree medical account program. Based on the above plan amendments, there will be both a curtailment and a settlement impact to the consolidated financial statements. The plan amendments are estimated to reduce the aggregate benefit obligation by $8 million to $14 million. Further, the estimated curtailment impact to results from operations is a gain of $1 million and the settlement impact is a gain of $2 million.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

7. Borrowings

We had no borrowings as of November 3, 2013 and October 28, 2012.

2013 Revolving Credit Facility

On October 28, 2013, Avago Technologies Finance Pte. Ltd., or Avago Finance, and certain other subsidiaries of the Company entered into a new credit agreement with a syndicate of financial institutions, referred to as the 2013 credit agreement. The 2013 credit agreement provides for a $575 million unsecured, revolving credit facility.

The credit agreement expires on October 28, 2018. The 2013 credit agreement includes (i) financial covenants requiring Avago Finance to maintain a maximum leverage ratio and a minimum interest coverage ratio; (ii) customary restrictive covenants (subject, in each case, to certain exceptions and amounts) that limit Avago Finance’s ability to, among other things, create liens, merge or consolidate with and into other persons, pay dividends and sell assets; (iii) customary events of default, upon the occurrence of which, after any applicable grace period, the lenders will have the ability to accelerate all outstanding loans thereunder and terminate the commitments; and (iv) customary representations and warranties. Compliance with financial covenants is required for the term of the 2013 credit agreement irrespective of the amount of borrowing outstanding. In addition, Avago Finance has the ability, at any time, to increase the aggregate commitments under the 2013 credit agreement from $575 million to $675 million subject to the condition that no default or event of default shall have occurred and be continuing and other terms and conditions set forth in the credit agreement, and the receipt of sufficient commitments for such increase from the lenders.

Certain subsidiaries of the Company guarantee the new unsecured, revolving credit facility. The 2013 credit agreement also provides for the issuance of letters of credit of up to $20 million in the aggregate, which reduces the available borrowing capacity under the unsecured, revolving credit facility on a dollar for dollar basis. As of November 3, 2013, we had $575 million available under the 2013 unsecured, revolving credit facility and were in compliance with the financial covenants under our 2013 credit agreement.

Borrowings under the unsecured, revolving credit facility are subject to floating rates of interest and bear interest at a rate per annum equal to:

Base Rate Advances: the highest of (x) Citibank’s publicly announced base rate from time to time, (y) the U.S. Federal funds rate plus 0.5% and (z) the British Bankers Association Interest Settlement Rate, or BBA LIBOR Rate applicable to Dollars for a period of one month plus 1.00%; or

Eurocurrency Advances: the rate per annum obtained by dividing (x) the BBA LIBOR Rate for deposits in Dollars for the applicable interest period by (y) a percentage equal to 100% minus the Eurocurrency liabilities reserve percentage specified by the U.S. Federal Reserve System for such interest period, plus, in each case, a margin based on the credit rating of Avago Finance’s long-term unsecured debt or Avago Finance’s corporate credit rating, as applicable, referred to as the Avago Public Debt Rating. Avago Finance is also required to pay the lenders a commitment fee at a rate per annum that varies based on the Public Debt Rating and the aggregate amount of the outstanding commitments under the credit agreement.

2011 Revolving Credit Facility

On October 28, 2013, in connection with entering into the 2013 credit agreement discussed above, we terminated our previous $300 million senior unsecured credit facility (originally a $200 million credit facility),

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

under the credit agreement among Avago Finance and certain other subsidiaries of the Company and a syndicate of financial institutions entered into on March 31, 2011, or the 2011 credit agreement. There were no outstanding loan borrowings under this facility at the time of termination. This termination resulted in a loss on extinguishment of debt of $1 million, related to the write-off of debt amortization costs and other related expenses and is shown on the consolidated statements of operations.

On August 6, 2012, Avago Finance exercised the accordion feature under the 2011 credit agreement to increase the aggregate commitments for its unsecured revolving credit facility from $200 million to $300 million. This increase in the unsecured, revolving credit facility commitment result in a corresponding increase in commitment fees payable under the credit agreement. See Note 11. “Interest Expense”.

Debt Issuance Costs

Unamortized debt issuance costs associated with the 2013 credit facility were $2 million at November 3, 2013 and unamortized debt issuance costs associated with the 2011 credit facility were $1 million at October 28, 2012, and are included in other current assets and other long-term assets on the consolidated balance sheets. Amortization of debt issuance costs is classified as interest expense in the consolidated statements of operations. See Note 11. “Interest Expense”.

8. Fair Value

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three level hierarchy is applied to prioritize the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy under the guidance for fair value measurements are described below:

Level 1—Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Our Level 1 assets include bank acceptances, trading securities investments and investment funds (i.e., deferred compensation plan assets). We measure trading securities investments and investment funds at quoted market prices as they are traded in an active market with sufficient volume and frequency of transactions.

Level 2—Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability. We did not have any Level 2 assets activities during the financial year ended November 3, 2013.

Level 3—Level 3 inputs are unobservable inputs for the asset or liability in which there is little, if any, market activity for the asset or liability at the measurement date. Level 3 assets and liabilities include cost method investments, goodwill, amortizable intangible assets, and property, plant and equipment, which are measured at fair value using a discounted cash flow approach when they are impaired. Quantitative information for Level 3 assets and liabilities reviewed at each reporting period, include indicators of significant deterioration in the earnings performance, credit rating, asset quality, business prospects of the investee, and financial indicators of the investee’s ability to continue as a going concern.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

We record at cost non-marketable investments where we do not have the ability to exercise significant influence or control, and periodically review them for impairment.

During financial year 2011, we made an investment of $1 million in the common stock of a privately-held non-U.S. company. This equity investment is accounted for under the cost method and is included on the consolidated balance sheets in other long-term assets. In financial year 2011, we also entered into a collateralized loan and warrant purchase agreement with this company, pursuant to which we provided it with a collateralized loan of $1 million, at an annual interest rate of 8%, for a term of one year. Based on the quantitative assessment of the financial condition and business prospects of the investee, this equity investment and loan were both determined to be impaired in financial year 2012.

During financial year 2013, we made a minority equity investment of $9 million in a U.S. stock exchange listed company. At November 3, 2013, this minority equity investment was $14 million at fair value and we classified this investment as trading securities in other current assets on the consolidated balance sheets. We did not have any Level 3 asset or liability activities other than those noted above during the financial year ended November 3, 2013.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The table below sets forth by level our financial assets and liabilities that were accounted for at fair value as of November 3, 2013. The table does not include cash on hand and also does not include assets that are measured at historical cost or any basis other than fair value (in millions):

	Group
	November 3, 2013
	Portion of Carrying Value Measured at Fair Value	Fair value Measurement as of November 3, 2013 Using Quoted Prices in Active Market for Identical Assets (Level 1)	Fair value Measurement as of November 3, 2013 Using Significant Other Inputs (Level 2)	Fair Value Measurement Using Significant Other Inputs (Level 3)
Assets:
Trading securities(1)	14	14	—	—
Investment funds—deferred compensation plan assets(1)	9	9	—	—
Bank acceptances(1)	1	1	—	—

Total assets measured at fair value	24	24	—	—

Liabilities:
Investment funds—deferred compensation plan liabilities(2)	9	—	9	—

Total liabilities measured at fair value	9	—	9	—

(1)	Included in other current assets in our consolidated balance sheets
(2)	Included in other current liabilities in our consolidated balance sheets

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

During the financial year ended November 3, 2013, there were no transfers between Level 1 and Level 2 fair value instruments.

Assets Measured at Fair Value on a Nonrecurring Basis

There were no non-financial assets or liabilities measured at fair value as of November 3, 2013.

Fair Value of Other Financial Instruments

The fair values of cash equivalents, trade accounts receivable, accounts payable and accrued liabilities, to the extent the underlying liability will be settled in cash, approximate carrying values because of the short-term nature of these instruments.

9. Shareholders’ Equity

On August 6, 2010, we filed a shelf registration statement on Form S-3 with the SEC, through which we or selling securityholders may sell from time to time any combination of ordinary shares, debt securities, warrants, rights, purchase contracts and units, in one or more offerings. Since then, certain of our shareholders sold our ordinary shares in a number of registered public offerings, as set forth in the table below. We did not receive any proceeds from the sale of shares sold in these offerings other than, in some instances, proceeds from options exercised by a shareholder in connection with the sale of shares by the shareholder in such offerings. This shelf registration statement expired in August 2013.

Date of Final Prospectus (Filed with the SEC)	Date Transaction Closed	Number of Shares Sold by Shareholders in the Transaction
August 13, 2010	August 18, 2010	14,905,000
December 6, 2010	December 10, 2010	25,000,000
January 18, 2011	January 21, 2011	25,000,000
February 28, 2011	March 4, 2011	25,000,000
May 31, 2011	June 3, 2011	25,000,000
September 28, 2011	October 3, 2011	17,250,000
December 6, 2012	December 12, 2012	21,490,022

On October 30, 2013, we filed a shelf registration statement on Form S-3 with the SEC, through which we or selling securityholders may sell from time to time any combination of ordinary shares, debt securities, warrants, rights, purchase contracts and units, in one or more offerings.

Group and Company

All issued ordinary shares are fully paid. There is no par value for these ordinary shares.

Share Repurchase Program

On April 4, 2012, the Board of Directors, or the Board, authorized the Company to repurchase up to 15 million of its outstanding ordinary shares, referred to as the 2012 repurchase program. The 2012 repurchase program expired on April 9, 2013, the day prior to the Company’s 2013 annual general meeting on April 10, 2013. Under the 2012 share repurchase program, the Company repurchased and cancelled approximately 0.7 million shares for an aggregate purchase price of $24 million in cash during the two financial quarters ended May 5, 2013 prior to the expiration of the plan. The weighted-average purchase price per share for shares

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

repurchased was $33.42 for the two financial quarters ended May 5, 2013. All repurchased shares were immediately retired.

On April 10, 2013, the Board authorized the Company to repurchase up to 20 million of its ordinary shares, or the 2013 share repurchase program. This program replaces the expired 2012 share repurchase program. The 2013 share repurchase program will expire the day prior to the Company’s 2014 annual general meeting, unless earlier terminated. Share repurchases will be made in the open market at such times and in such amounts as the Company deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, market conditions and applicable legal requirements. The 2013 share repurchase program does not obligate the Company to repurchase any specific number of shares and may be suspended from time to time or terminated at any time without prior notice. All repurchased shares are immediately retired. Under the 2013 share repurchase program, the Company repurchased 1.9 million shares for an aggregate purchase price of $71 million in cash at a weighted-average purchase price per share of $38.35 during the financial year ended November 3, 2013. As of November 3, 2013, 18.1 million shares remained available for repurchase under the 2013 share repurchase program.

Dividends

During financial year 2013, aggregate cash dividends of $0.80 per share were declared and paid on the Company’s outstanding ordinary shares, resulting in payments to our shareholders of an aggregate of $198 million. During financial year 2012, aggregate cash dividends of $0.56 per share were declared and paid on the Company’s outstanding ordinary shares, resulting in payments to our shareholders of an aggregate of $137 million.

Equity Incentive Award Plans

Effective December 1, 2005, we adopted two equity-based compensation plans, the Equity Incentive Plan for Executive Employees of Avago Technologies Limited and Subsidiaries, or the Executive Plan, and the Equity Incentive Plan for Senior Management Employees of Avago Technologies Limited and Subsidiaries, or the Senior Management Plan and, together with the Executive Plan, the Pre-IPO Equity Incentive Plans, which authorized the grant of options and share purchase rights covering up to 30 million ordinary shares. With effect from our IPO in August 2009, we are no longer permitted to make any further grants under the Pre-IPO Equity Incentive Plans.

Options issued under the Executive Plan generally vest at a rate of 20% per year based on the passage of time, and the passage of time and attaining certain performance criteria, in each case subject to continued employment. Those options subject to vesting based on the passage of time may accelerate by one year upon certain terminations of employment. Options issued under the Senior Management Plan, generally vest at a rate of 20% per year based on the passage of time and continued employment.

Options issued under the Pre-IPO Equity Incentive Plans, generally expire ten years following the date of grant unless granted to a non-employee, in which case the awards generally expire five years following the date of grant. All options awarded under these plans were granted with an exercise price equal to the fair market value on the date of grant.

In July 2009, our Board adopted, and our shareholders approved, the Avago Technologies Limited 2009 Equity Incentive Award Plan, or the 2009 Plan, to authorize the grant of options, share appreciation rights, restricted share units, dividend equivalents, performance awards, and other share-based awards. 20 million ordinary shares are initially reserved for issuance under the 2009 Plan, subject to annual increases starting in financial year 2012. The amount of the annual increase is equal to the least of (a) 6 million shares, (b) 3% of the

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

ordinary shares outstanding on the last day of the immediately preceding financial year and (c) such smaller number of ordinary shares as determined by our Board. However, no more than 90 million ordinary shares may be issued upon the exercise of equity awards issued under the 2009 Plan. The 2009 Plan became effective on July 27, 2009. Options issued to employees under the 2009 Plan prior to March 2011 generally expire ten years following the date of grant. With effect from March 2011, options issued to employees under the 2009 Plan generally expire seven years after the date of grant. Options awarded to non-employees under this plan generally expire after five years. Options issued to employees under the 2009 Plan generally vest over a four year period from the date of grant and are granted with an exercise price equal to the fair market value on the date of grant. Any share options cancelled or forfeited under the Pre-IPO Equity Incentive Plans after July 27, 2009 become available for issuance under the 2009 Plan.

Starting in the fourth quarter of financial year 2010, we began to grant restricted share units, or RSUs, as part of our equity compensation programs under the 2009 Plan. An RSU is an equity award that is granted with an exercise price equal to zero and which represents the right to receive one of our ordinary shares immediately upon vesting. RSU awards granted to employees are generally time-based and vest over four years.

A summary of option activity under our equity incentive award plans follows (in millions, except years and per share amounts):

	Group
	Awards Outstanding
	Awards Available for Grant	Number Outstanding	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Balance as of October 29, 2012	12	20	22.45
Annual increase in shares available for issuance, per equity incentive plan terms	6	—
Granted	(9)	9	36.63
Exercised	—	(6)	16.02
Cancelled	1	(1)	27.57

Balance as of November 3, 2013	10	22	29.81	5.72	333

Fully vested as of November 3, 2013		7	20.44	5.14	164
Fully vested and expected to vest as of November 3, 2013		21	29.45	5.69	323
Balance as of October 31, 2011	10	19	17.93
Annual increase in shares available for issuance, per equity incentive plan terms	6	—
Granted	(5)	5	34.79
Exercised	—	(3)	13.24
Cancelled	1	(1)	23.98

Balance as of October 28, 2012	12	20	22.45	6.06	232

Fully vested as of October 28, 2012		7	15.15	5.62	129
Fully vested and expected to vest as of October 28, 2012		19	21.95	6.04	223

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

The total intrinsic value of options exercised during financial years 2013 and 2012 was $130 million and $62 million, respectively.

The following table summarizes significant ranges of outstanding and exercisable option awards as of November 3, 2013 (in millions, except years and per share amounts):

	Group
	Awards Outstanding			Awards Exercisable
Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life (in years)	Weighted- Average Exercise Price per Share	Number Exercisable	Weighted- Average Exercise Price per Share
$0.00 – 10.00	1	4.49	8.38	1	7.96
$10.01–20.00	3	5.08	13.43	3	13.25
$20.01–30.00	2	6.65	21.03	1	20.87
$30.01–40.00	16	5.81	35.41	2	33.94
$40.01–42.60	—	6.93	42.60	—	—

Total	22	5.72	29.81	7	20.44

A summary of RSU activity related to our equity incentive plans for the financial year ended November 3, 2013 is as follows (in millions, except years and per share amounts):

	RSU Awards Outstanding
	Number Outstanding	Weighted- Average Grant Date Fair Market Value	Weighted- Average Remaining Contractual Life (in years)
Balance as of October 29, 2012	1	32.69
Granted	1	35.69
Vested	—	31.31
Forfeited	—	29.91

Balance as of November 3, 2013	2	34.38	2.84

RSU activity and the number of outstanding RSUs were not material for the financial year ended October 28, 2012.

Employee Share Purchase Plan

The ESPP provides eligible employees with the opportunity to acquire an ownership interest in the Company through periodic payroll deductions, based on a six-month look-back period, at a price equal to the lesser of 85% of the fair market value of the ordinary shares at either the beginning or ending of the relevant offering period. The ESPP is structured as a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986. However, the ESPP is not intended to be a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986 and is not subject to the provisions of the Employee Retirement Income Security Act of 1974. The ESPP will terminate on July 27, 2019 unless

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

sooner terminated. On the first day of the Company’s 2012 financial year, the number of available shares increased by 2 million shares in accordance with the terms set forth in the ESPP. During financial year 2013 and 2012, employees purchased 0.2 million shares each year, for aggregate consideration of $7 million, in each of such financial year. As at November 3, 2013, 9.3 million shares remained available for issuance under the ESPP.

Share-Based Compensation Expense

Share-based compensation expense consists of expense for time-based and market-based stock options and RSUs granted to both employees and non-employees as well as expense associated with ESPP.

We recognize compensation expense for time-based stock options based on the estimated grant date fair value method required under the authoritative guidance using Black-Scholes valuation model with a straight-line amortization method. Since the authoritative guidance requires that share-based compensation expense be based on awards that are ultimately expected to vest, estimated share-based compensation expense for such awards has been reduced for estimated forfeitures. Changes in the estimated forfeiture rates can have a significant effect on share-based compensation expense since the effect of adjusting the rate is recognized in the period the forfeiture estimate is changed.

Certain stock options granted during of financial year 2013, included both service and market conditions. The fair value of these share price performance, or market-based, option awards is estimated on the date of grant using the Monte Carlo simulation technique. Assumptions utilized in the Monte Carlo simulation model follow the same methodology as our time-based option awards. Compensation expense for market-based option awards is amortized based upon a graded vesting method. We recorded $5 million of expense related to market-based options during the financial year ended November 3, 2013.

We recognize compensation expense for RSUs using the straight-line amortization method based on the fair value of RSUs on the date of grant. The fair value of RSUs is the closing market price of our ordinary shares on the date of grant, which is equal to their intrinsic value on the date of grant. We recorded $12 million and $5 million of compensation expense related to RSUs for the financial year ended November 3, 2013 and October 28, 2012, respectively.

We record share-based compensation expense based on an estimate of the fair value of rights to purchase ordinary shares under the ESPP, and recognize this share-based compensation expense using the straight-line amortization method. We recorded $3 million of compensation expense related to the ESPP for each of the financial years ended November 3, 2013 and October 28, 2012.

The following table summarizes total share-based compensation expense for the financial years ended November 3, 2013 and October 28, 2012 (in millions):

	Group
	November 3, 2013	October 28, 2012
Cost of products sold	10	6
Research and development	30	20
Selling, general and administrative	37	27

Total share-based compensation expense	77	53

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

The weighted-average assumptions utilized our time-based options, ESPP rights and market-based stock options granted during the financial years ended November 3, 2013 and October 28, 2012 are as follows:

	Group Options
	November 3, 2013	October 28, 2012
Risk-free interest rate	1.0%	0.8%
Dividend yield	2.0%	1.4%
Volatility	48.0%	53.0%
Expected term (in years)	5.0	5.0

	Group ESPP
	November 3, 2013	October 28, 2012
Risk-free interest rate	0.1%	0.1%
Dividend yield	2.1%	1.4%
Volatility	44.0%	50.4%
Expected term (in years)	0.5	0.5

Group Market-Based Options
November 3, 2013
Risk-free interest rate	2.0%
Dividend yield	2.2%
Volatility	48.0%

The dividend yields for the financial years ended November 3, 2013 and October 28, 2012 are based on the historical and expected dividend payouts as of the respective option grant dates. For the financial year ended November 3, 2013, expected volatility is based on the combination of historical volatility of guideline publicly-traded companies and our own historical share price volatility over the period commensurate with the expected life of the awards and the implied volatility from traded options in guideline publicly-traded companies and our own shares with a term of 720 days or greater measured over the last three months. Effective for the first quarter of financial year 2013 we updated our guideline publicly-traded companies based on direct competitors in our target markets. Prior to financial year 2013, expected volatility was based on the combination of historical volatility of our previous group of guideline publicly-traded companies over the period commensurate with the expected life of the options and the implied volatility of guideline publicly-traded companies from traded options with a term of 180 days or greater measured over the last three months. The risk-free interest rate is derived from the average U.S. Treasury Strips rate during the period, which approximates the rate in effect at the time of grant. Our computation of expected term was based on other data, such as the data of peer companies and company-specific attributes that we believe could affect employees’ exercise behavior.

The expected life of market-based stock options valued using Monte Carlo simulation techniques is based upon the vesting dates forecasted by the simulation and then assuming that options which vest, and for which the market condition has been satisfied, are exercised at the midpoint between the forecasted vesting date and their expiration.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

Based on the above assumptions, the weighted-average fair values of the time based options granted under our equity incentive award plans for the financial years ended November 3, 2013 and October 28, 2012 was $12.77 and $14.28, respectively. The weighted-average fair values of the market-based options for the financial year ended November 3, 2013 was $14.02. The weighted-average fair values of the rights to purchase shares in the ESPP for the financial year ended November 3, 2013 and October 28, 2012 were $11.78 and $12.76 per ordinary share, respectively. The weighted-average fair value of RSUs granted under the 2009 Equity Incentive Award Plan for the financial year ended November 3, 2013 and October 28, 2012 was $35.69 and $34.66, respectively. 1.5 million and 0.9 million RSUs were unvested as of November 3, 2013 and October 28, 2012, respectively.

Based on our historical experience of pre-vesting option cancellations, we have assumed an annualized forfeiture rate for our options of 6% for financial year 2013 and 8% for financial year 2012. We have assumed an annualized forfeiture rate of 5% for RSUs for financial year 2013 and 8% for financial year 2012. We have assumed an annualized forfeiture rate of 0% for ESPP purchase rights for financial years 2013 and 2012 because the forfeiture impact was not material for either year. We will record additional expense if actual forfeitures are lower than we estimated, and will record a recovery of prior expense if actual forfeitures are higher than we estimated.

Total compensation cost of options granted but not yet vested as of November 3, 2013 was $164 million, which is expected to be recognized over the remaining weighted-average service period of 3 years. The total grant-date fair value of options vested during financial years 2013 and 2012 was $53 million and $42 million, respectively. Total unrecognized compensation cost related to the ESPP as of November 3, 2013 was $1 million, which is expected to be recognized over the remaining 4 months of the current offering period under the ESPP. Total compensation cost related to unvested RSUs as of November 3, 2013 was $36 million, which is expected to be recognized over the remaining weighted-average service period of 3 years. The total grant-date fair value of RSUs vested during financial years 2013 and 2012 was $4 million and $1 million, respectively. The income tax benefits for share-based compensation expense were $25 million and $13 million for financial years ended November 3, 2013 and October 28, 2012, respectively.

10. Income Taxes

Consequent to the incorporation of the Company in Singapore, domestic income reflect the results of operations based in Singapore.

Components of Income Before Income Taxes

For financial reporting purposes, “Income before income taxes” included the following components (in millions):

	Group
	November 3, 2013	October 28, 2012
Domestic income	465	503
Foreign income	103	82

Income before income taxes	568	585

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

Components of Provision for Income Taxes

We have obtained several tax incentives from the Singapore Economic Development Board, an agency of the Government of Singapore, which provide that certain classes of income we earn in Singapore are subject to tax holidays or reduced rates of Singapore income tax. Each such tax incentive is separate and distinct from the others, and may be granted, withheld, extended, modified, truncated, complied with or terminated independently without any effect on the other incentives. In order to retain these tax benefits in Singapore, we must meet certain operating conditions specific to each incentive relating to, among other things, maintenance of a treasury function, a corporate headquarters function, specified intellectual property activities and specified manufacturing activities in Singapore. Some of these operating conditions are subject to phase-in periods through 2015. The Singapore tax incentives are presently scheduled to expire at various dates generally between 2014 and 2025. Renewals and extensions of such tax incentives are in the discretion of the Singapore government, and we may not be able to extend these tax incentive arrangements after their expiration on similar terms or at all. We may elect not to seek to renew or extend certain tax incentive arrangements.

In February 2010, the Malaysian government granted us a tax holiday on our qualifying Malaysian income, which is effective for ten years beginning with our financial year 2009. The tax incentives that we have negotiated in Malaysia are also subject to our compliance with various operating and other conditions.

For the financial years ended November 3, 2013 and October 28, 2012, the effect of all these tax incentives, in the aggregate, was to reduce the overall provision for income taxes and increase net income from what it otherwise would have been in such year by $77 million and $81 million, respectively, and increase diluted net income per share by $0.31 and $0.33, respectively.

Significant components of the provision for income taxes are as follows (in millions):

	Group
	November 3, 2013	October 28, 2012
Current tax expense:
Domestic	6	6
Foreign	32	15

	38	21

Deferred tax (benefit) expense:
Domestic	(1)	(1)
Foreign	(21)	2

	(22)	1

Total provision for income taxes	16	22

We recorded a total provision for income taxes of $16 million for the financial year ended November 3, 2013 compared to a total of $22 million for the financial year ended October 28, 2012. The provision for income taxes in 2013 included a benefit of $2 million from the recognition of previously unrecognized tax benefits as a result of the expiration of the statute of limitations for certain audit periods, a benefit of $3 million from the enactment of the American Taxpayer Relief Act of 2012, which was signed into law on January 2, 2013, retroactively extending the U.S. Federal Research and Development tax credit from January 1, 2012 to December 31, 2013, and an additional $1 million decrease in tax provision primarily due to a change in the jurisdictional mix of income and expense.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

Rate Reconciliation

A reconciliation of the expected statutory tax rate to the actual, effective tax rate on income before income taxes is as follows:

	Group
	November 3, 2013	October 28, 2012
	%	%
Expected statutory tax rate	17.0	17.0
Foreign income taxed at different rates	(0.1)	0.4
Tax holidays and concessions	(13.5)	(13.9)
Other, net	(0.6)	0.1
Valuation allowance	—	0.2

Actual tax rate on income before income taxes	2.8	3.8

Summary of Deferred Income Taxes

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their basis for income tax purposes and the tax effects of net operating losses and tax credit carryforwards.

The significant components of deferred tax assets and deferred tax liabilities included on the consolidated balance sheets were as follows (in millions):

	Group
	November 3, 2013	October 28, 2012
Deferred income tax assets:
Depreciation and amortization	1	2
Inventory	5	2
Trade accounts	2	2
Employee benefits	29	14
Share options	23	19
Net operating loss carryovers and credit carryovers	70	37
Other deferred income tax assets	6	6

Gross deferred income tax assets	136	82
Less: Valuation allowance	(17)	(10)

Deferred income tax assets	119	72

Deferred income tax liabilities:
Depreciation and amortization	78	9
Other deferred income tax liabilities	2	—
Foreign earnings not permanently reinvested	3	2

Deferred income tax liabilities	83	11

Net deferred income tax assets	36	61

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

The above net deferred income tax assets have been reflected in the consolidated balance sheets as follows (in millions):

	Group
	November 3, 2013	October 28, 2012
Other current assets	32	14
Other current liabilities	(1)	(2)

Net current income tax assets	31	12

Other long-term assets	10	51
Other long-term liabilities	(5)	(2)

Net long-term income tax assets	5	49

As of November 3, 2013, we had Singapore net operating loss carryforwards of $8 million, U.S. net operating loss carryforwards of $96 million, of which $40 million are related to excess tax deductions related to stock options, U.S. state net operating loss carryforwards of $75 million, of which $52 million are related to excess tax deductions related to stock options, and other foreign net operating loss carryforwards of $3 million. The Singapore net operating losses have no limitation on utilization. U.S. federal and state net operating loss carryforwards, if not utilized, will begin to expire in financial years 2017 and 2016, respectively. The other foreign net operating losses expire in various financial years beginning 2018. As of November 3, 2013, we had $33 million and $19 million of U.S. federal and state research and development tax credits, respectively, which if not utilized, will begin to expire in financial year 2026.

The U.S. Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in the case of an “ownership change” of a corporation or separate return loss year limitations. Any ownership changes, as defined, may restrict utilization of carryforwards. As of November 3, 2013, we had approximately $59 million and $17 million of federal net operating loss and tax credit carryforwards, respectively, in the U.S. subject to an annual limitation and $34 million subject to separate return loss carryforward limitation. We do not expect these limitations to result in any permanent loss of our tax benefits.

As of November 3, 2013, we had unrecognized deferred tax assets of approximately $16 million attributable to excess tax deductions related to stock options, the benefit of which will be credited to equity when realized.

We consider all operating income of foreign subsidiaries not to be indefinitely reinvested outside Singapore. We have provided $3 million for foreign taxes that may result from future remittances of undistributed earnings of foreign subsidiaries, the cumulative amount of which is estimated to be $106 million and $103 million as of November 3, 2013 and October 28, 2012, respectively.

Uncertain Tax Positions

The gross unrecognized tax benefits increased by $10 million during financial year 2013, resulting in gross unrecognized tax benefits of $37 million as of November 3, 2013.

We recognize interest and penalties related to unrecognized tax benefits within the provision for income taxes line in the consolidated statements of operations. We recognized approximately $1 million of expense related to interest and penalties in each of the financial years presented. Accrued interest and penalties are

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

included within the other long-term liabilities line in the consolidated balance sheets. As of November 3, 2013 and October 28, 2012, the combined amount of cumulative accrued interest and penalties was approximately $4 million for each financial year.

A reconciliation of the beginning and ending balance of gross unrecognized tax benefits is summarized as follows (in millions):

	Group
	November 3, 2013	October 28, 2012
Beginning of financial year	27	30
Lapse of statute of limitations	(2)	(4)
Increases in balances related to tax positions taken during prior financial years	9	1
Decrease in balances related to tax positions taken during prior financial years	—	(1)
Increases in balances related to tax positions taken during current financial year	3	1

End of financial year	37	27

A portion of our unrecognized tax benefits will affect our effective tax rate if they are recognized upon favorable resolution of the uncertain tax positions. As of November 3, 2013, approximately $35 million of the unrecognized tax benefits including accrued interest and penalties would affect our effective tax rate. As of October 28, 2012, approximately $28 million of the unrecognized tax benefits including accrued interest and penalties would affect our effective tax rate.

During the financial year ended November 3, 2013, we recognized $2 million of previously unrecognized tax benefits as a result of the expiration of the statute of limitations for certain audit periods.

We are subject to Singapore income tax examination for the years ended October 31, 2006 and later and in major jurisdictions outside Singapore for the financial year ended October 31, 2007 and later. We are not under Singapore income tax examination at this time. We believe it is possible that we may recognize $1 million to $14 million of our existing unrecognized tax benefits within the next 12 months as a result of lapses of statute of limitations for certain audit periods.

11. Interest Expense

The Group’s interest expense of $2 million and $1 million for the financial years ended November 3, 2013 and October 28, 2012, respectively, consisted primarily of (i) interest expense of $1 million for each financial year, with respect to commitment fees related to our prior $300 million unsecured, revolving credit facility under the 2011 credit agreement, as well as the previously outstanding senior notes, senior subordinated notes, and debt under the senior secured credit facilities, all issued or incurred in connection with the SPG Acquisition; and (ii) amortization of debt issuance costs of $1 million and $0 million, respectively. See Note 7. “Borrowings”.

12. Other Income, Net

Other income, net includes net realized gains on the sale of available-for-sale securities, realized and unrealized gains on trading securities, gains on the sale of cost method investments, interest income, currency

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

gains (losses) on balance sheet remeasurement and other miscellaneous items. The following table presents the detail of other income, net (in millions):

	Group
	November 3, 2013	October 28, 2012
Other income	15	3
Interest income	4	4
Other expense	—	(3)

Other income, net	19	4

13. Segment Information

ASC 280 “Segment Reporting” or ASC 280, establishes standards for the way public business enterprises report information about operating segments in annual consolidated financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. ASC 280 also establishes standards for related disclosures about products and services, geographic areas and major customers. We have concluded that we have one reportable segment based on the following factors: sales of semiconductors represents our only material source of revenue; substantially all products offered incorporate analog functionality and are manufactured under similar manufacturing processes; we use an integrated approach in developing our products in that discrete technologies developed are frequently integrated across many of our products; we use a common order fulfillment process and similar distribution approach for our products; and broad distributor networks are typically utilized while large accounts are serviced by a direct sales force.

We completed the CyOptics acquisition in financial year 2013 and are in the process of fully integrating CyOptics into our existing reportable organization structure and business model. The Chief Executive Officer has been identified as the Chief Operating Decision Maker as defined by ASC 280.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

The following table presents net revenue and long-lived asset information based on geographic region. Net revenue is based on the geographic location of the distributors, original equipment manufacturers or contract manufacturers who purchased the Company’s products, which may differ from the geographic location of the end customers. Long-lived assets include property, plant and equipment and are based on the physical location of the assets. For customer concentration details, see Note 2. “Summary of Significant Accounting Policies”: (in millions):

	Group
	November 3, 2013	October 28, 2012
Net revenue:
China	1,169	981
United States	368	371
Germany	195	184
Korea	191	150
Singapore	143	97
Rest of the world	454	581

	2,520	2,364

Long-lived assets:
United States	445	324
Malaysia	60	53
Singapore	45	42
Rest of the world	111	84

	661	503

14. Related Party Transactions

During the financial years ended November 3, 2013 and October 28, 2012, in the ordinary course of business, we purchased from, or sold to, several entities, where one of the Company’s directors also serves or served as a director of that entity, including eSilicon Corporation, KLA-Tencor Corporation, Wistron Corporation, WIN Semiconductor Corp., Unisteel Technology Limited, Kulicke & Soffa Industries, Inc. and Flextronics International Ltd. The following tables provide the transactions with these parties for the indicated financial years (for the portion of such financial year that they were considered related):

Transactions and balances with our related parties were as follows (in millions):

	Group
	November 3, 2013		October 28, 2012
Total net revenue(1)(2)	21		7
Total costs and expenses(2)(3)	2		8

Total receivables(1)		*	1
Total payables		*	2

*	Represents amounts less than $0.5 million.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

(1)	Amounts include net revenue and accounts receivable balances for transactions with Wistron Corporation through the three financial quarters ended and as of August 4, 2013, after which Wistron Corporation ceased to be a related party.
(2)	Amounts include net revenue, cost and expenses for transactions with eSilicon Corporation through the two financial quarters ended May 5, 2013, after which eSilicon Corporation ceased to be a related party.
(3)	Amounts include cost and expenses for transactions with Unisteel Technology Limited through the two financial quarters ended May 5, 2013, after which Unisteel Technology Limited ceased to be a related party.

Compensation earned by Mr. Tan, our employee director, for the financial year ended November 3, 2013 consisted of $1.8 million of cash compensation and benefits and 1.9 million options and RSUs, granted by the Company. Compensation earned by Mr. Tan for the financial year ended October 28, 2012 consisted of $1 million of cash compensation and benefits.

15. Commitments and Contingencies

Commitments

The following table summarizes contractual obligations and commitments as at November 3, 2013 (in millions):

	Group
	Total	2014	2015	2016	2017	2018	Thereafter
Operating leases	91	13	11	5	5	4	53
Capital leases	2	1	1	—	—	—	—
Other contractual commitments	51	21	14	10	4	2	—
Revolving credit facility commitments	5	1	1	1	1	1	—
Purchase commitments	124	124	—	—	—	—	—

Operating Lease Commitments

We lease certain real property and equipment from third parties under non-cancelable operating leases. Rent expense was $12 million each for the financial years ended November 3, 2013 and October 28, 2012.

Capital Lease Commitments

We lease a portion of our equipment from unrelated third parties under non-cancelable capital leases.

Purchase Commitments

We have unconditional purchase obligations which include agreements to purchase goods or services that are enforceable and legally binding on us and that specify all significant terms, including fixed or minimum quantities to be purchased, fixed, minimum or variable price provisions and the approximate timing of the transaction. Purchase obligations exclude agreements that are cancelable without penalty.

We also make purchases from a variety of vendors in connection with the expansion of our Fort Collins, Colorado, internal fabrication facility. These purchases are typically conducted on a purchase order basis and the amount shown in the table includes $33 million in cancelable and non-cancelable outstanding purchase obligations under such purchase orders as of November 3, 2013.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

Revolving Credit Facility Commitments

Estimated future interest expense payments related to our revolving credit facility consist of payments on our commitment fees. See Note 7. “Borrowings”.

Other Contractual Commitments

We entered into several agreements related to IT, human resources and financial infrastructure outsourcing and other services agreements.

Contingencies

From time to time, we are involved in litigation that we believe is of the type common to companies engaged in our line of business, including commercial disputes and employment issues. As of the date of the financial statements, we are not involved in any pending legal proceedings that we believe would likely have a material adverse effect on our financial condition, results of operations or cash flows. However, certain pending disputes involve claims by third parties that our activities infringe their patent, copyright, trademark or other intellectual property rights. These claims generally involve the demand by a third party that we cease the manufacture, use or sale of the allegedly infringing products, processes or technologies and/or pay substantial damages or royalties for past, present and future use of the allegedly infringing intellectual property.

With respect to the legal proceedings, individually and in the aggregate, we have not yet been able to determine whether an unfavorable outcome is probable or reasonably possible and have not been able to reasonably estimate the amount or range of any possible loss. As a result, no amounts have been accrued or disclosed in the consolidated financial statements with respect to these legal proceedings.

Claims that our products or processes infringe or misappropriate any third party intellectual property rights (including claims arising through our contractual indemnification of our customers) often involve highly complex, technical issues, the outcome of which is inherently uncertain. Moreover, from time to time we pursue litigation to assert our intellectual property rights. Regardless of the merit or resolution of any such litigation, complex intellectual property litigation is generally costly and diverts the efforts and attention of our management and technical personnel.

Warranty

Commencing in financial year 2008, we notified certain customers of a product quality issue and began taking additional steps to correct the quality issue and work with affected customers to determine potential costs covered by our warranty obligations. We maintain insurance coverage for product liability and have been working with our insurance carriers to determine the extent of covered losses in this situation. Based on settlements with customers to date, the status of discussions with other affected customers and discussions with our insurance carriers, we recorded a charge of $2 million during financial year 2009 to cover costs relating to this quality issue in excess of expected insurance coverage. On July 29, 2012, we reached a final settlement agreement with a customer on this product quality issue. However, the final settlement amount was fully recovered from our insurance carrier. Therefore, in financial year 2012, we released $2 million of the warranty accrual and reduced cost of goods sold for this product warranty issue.

During financial year 2011, related to another product quality issue identified during financial year 2009, we reached additional final settlement agreements with certain customers, made $3 million of cash settlement

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

payments and credits and shipped $1 million of replacement parts in connection with these agreements, resulting in a $4 million decrease in the warranty accrual for this product quality issue during the year. In addition, during financial year 2011, following these additional settlements and based on all information available to the Company regarding remaining customer exposures including the progress made in resolving customer issues, we reassessed our overall exposure relating to this product quality issue, including our estimate of any remaining replacement parts exposure, and reduced the warranty accrual we previously recorded by $6 million. During financial year 2012, following the additional settlements and based on all information available to the Company regarding remaining customer exposures including the progress made in resolving customer issues, we reassessed our overall exposure relating to this product quality issue, including our estimate of any remaining replacement parts exposure, and reduced the warranty accrual we previously recorded by $1 million. We reassessed our overall exposure relating to this product quality issue and released and settled the remaining warranty accrual balance of $1 million in financial year 2013.

Indemnifications to Hewlett-Packard and Agilent

Agilent Technologies, Inc., or Agilent, has given multiple indemnities to Hewlett-Packard Company in connection with its activities prior to its spin-off from Hewlett-Packard Company in June 1999 for the businesses that constituted Agilent prior to the spin-off. We are the successor to the SPG business of Agilent. As the successor to the SPG business of Agilent, we have acquired responsibility for indemnifications related to assigned intellectual property agreements. Additionally, when we completed the acquisition from Agilent in December 2005, we provided indemnities to Agilent with regard to Agilent’s conduct of the SPG business prior to the SPG Acquisition. In our opinion, the fair value of these indemnifications is not material and no amount has been accrued in the consolidated financial statements with respect to these indemnification obligations.

Other Indemnifications

As is customary in our industry and as provided for in local law in the United States and other jurisdictions, many of our standard contracts provide remedies to our customers and others with whom we enter into contracts, such as defense, settlement, or payment of judgment for intellectual property claims related to the use of our products. From time to time, we indemnify customers, as well as our suppliers, contractors, lessors, lessees, companies that purchase our businesses or assets and others with whom we enter into contracts, against combinations of loss, expense, or liability arising from various triggering events related to the sale and the use of our products, the use of their goods and services, the use of facilities and state of our owned facilities, the state of the assets and businesses that we sell and other matters covered by such contracts, usually up to a specified maximum amount. In addition, from time to time we also provide protection to these parties against claims related to undiscovered liabilities, additional product liability or environmental obligations. In our experience, claims made under such indemnifications are rare and the associated estimated fair value of the liability is not material.

16. Subsequent Events

Dividend

On December 10, 2013, the Board declared an interim cash dividend of $0.25 per ordinary share to holders of record at the close of business (5:00 p.m.), Eastern Time, on December 20, 2013 with such dividend to be paid on December 31, 2013.

AVAGO TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the financial year ended November 3, 2013

Pending Acquisition

On December 15, 2013, we also entered into a merger agreement with LSI Corporation, or LSI, a U.S. publicly traded company that designs semiconductors and software that accelerate storage and networking in data centers, mobile networks and client computing. The aggregate acquisition consideration payable in the transaction is approximately $6.6 billion in cash, or $11.15 in cash per share of LSI common stock. Under the merger agreement, we will also assume all unvested LSI stock options and restricted stock units held by continuing employees and service providers. All vested LSI stock options and restricted stock units, after giving affect to any acceleration, will be cashed out at the effective time of the merger and any remaining unvested LSI stock options and restricted stock units will be cancelled for no consideration.

The transaction has been approved by the Avago and LSI boards of directors and is subject to the satisfaction of customary closing conditions, including the receipt of regulatory approvals in various jurisdictions, as well as approval of LSI’s stockholders. The merger agreement contains certain termination rights for Avago and LSI, and provides that, upon termination of the merger agreement under certain specified circumstances, LSI will be obligated to pay Avago a termination fee of $200 million and Avago will be obligated to pay LSI a termination fee of $400 million. There are no financing contingencies related to the acquisition. The transaction is presently expected to close in the first half of calendar 2014.

We expect to finance the transaction with $1 billion of cash, $4.6 billion of fully committed term loans from a group of banks and $1 billion in proceeds from the private placement of 2% Convertible Senior Notes (referred to as the Convertible Notes), or preferred stock with equivalent economic terms, to an investment fund affiliated with Silver Lake Partners, or SLP. The completion of the private placement of the Convertible Notes is contingent on satisfaction or waiver of customary conditions, as well as a requirement that that the merger with LSI be consummated and that Avago shall have received simultaneously or substantially simultaneously the proceeds of the committed term loan debt financing referenced above. The initial conversion rate for the Convertible Notes is 20.8160 shares of Avago’s ordinary shares per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of approximately $48.04 per Avago ordinary share.

APPENDIX D

DIRECTIONS TO AVAGO TECHNOLOGIES LIMITED

2014 ANNUAL GENERAL MEETING

Offices of Avago Technologies U.S. Inc.

350 West Trimble Road, San Jose, CA

Coming South on US-101:

1.	Take Trimble Rd exit 391A and merge onto West Trimble Rd.

2.	Proceed about 1 mile and turn right at Orchard Pkwy.

3.	Take the first right turn into the Avago Technologies campus.

Coming North on US-101:

1.	Take Trimble Rd exit 391 and merge onto West Trimble Rd.

2.	Proceed about 1 mile and turn right at Orchard Pkwy.

3.	Take the first right turn into the Avago Technologies campus.

Coming South on I-880:

1.	Take exit 7 for Montague Expy and keep right at the fork and merge onto Montague Expy

2.	Proceed about 1 mile and turn left at East Trimble Rd.

3.	Proceed about 1 mile and turn left at Orchard Pkwy.

4.	Take the first right turn into the Avago Technologies campus.

D-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

[REVERSE SIDE]

The board of directors of Avago Technologies Limited unanimously recommends a vote “FOR” the director nominees (Proposal Nos. 1(a) through 1(i)) and “FOR” Proposals No. 2, 3, 4, 5, 6, 7 and 8.

1.	Election of Directors:	For	Against	Abstain

	(a) Mr. Hock E. Tan	☐	☐	☐

	(b) Mr. John T. Dickson	☐	☐	☐

	(c) Mr. James V. Diller	☐	☐	☐

	(d) Mr. Lewis C. Eggebrecht	☐	☐	☐

	(e) Mr. Bruno Guilmart	☐	☐	☐

	(f) Mr. Kenneth Y. Hao	☐	☐	☐

	(g) Ms. Justine F. Lien	☐	☐	☐

	(h) Mr. Donald Macleod	☐	☐	☐

	(i) Mr. Peter J. Marks	☐	☐	☐

		For	Against	Abstain

2.	To approve the re-appointment of PricewaterhouseCoopers LLP as Avago’s independent registered public accounting firm and independent Singapore auditor for the fiscal year ending November 2, 2014 and to authorize the Audit Committee to fix its remuneration.	☐	☐	☐

		For	Against	Abstain

3.	To approve the cash compensation for Avago’s non-employee directors for services rendered by them through the date of Avago’s 2015 Annual General Meeting of Shareholders and for each approximately 12-month period thereafter, as set forth in Avago’s notice of, and proxy statement relating to, its 2014 Annual General Meeting.	☐	☐	☐

		For	Against	Abstain

4.	NON-BINDING, ADVISORY VOTE: To approve the compensation of Avago’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, set forth in “Compensation Discussion and Analysis” and in the compensation tables and the accompanying narrative disclosure under “Executive Compensation” in Avago’s proxy statement relating to its 2014 Annual General Meeting.	☐	☐	☐

		For	Against	Abstain

5.	To approve the general authorization for the directors of Avago to allot and issue ordinary shares, as set forth in Avago’s notice of, and proxy statement relating to, its 2014 Annual General Meeting.	☐	☐	☐

		For	Against	Abstain

6.	To approve the Share Purchase Mandate authorizing the purchase or acquisition by Avago of its own issued ordinary shares, as set forth in Avago’s notice of, and proxy statement relating to, its 2014 Annual General Meeting.	☐	☐	☐

		For	Against	Abstain

7.	To approve the adoption of the Avago Technologies Limited Executive Cash and Equity Incentive Award Plan and its administration and implementation by the Compensation Committee, as set forth in Avago’s notice of, and proxy statement relating to, its 2014 Annual General Meeting.	☐	☐	☐

		For	Against	Abstain

8.	To approve the Severance Benefit Agreement between Avago and Hock E. Tan, President and Chief Executive Officer and a director, and the benefits that may be provided to Mr. Tan thereunder, as set forth in Avago’s notice of, and proxy statement relating to, its 2014 Annual General Meeting.	☐	☐	☐

In their discretion, the Proxies, and each of them acting alone, are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Meeting Attendance	Yes	No
Please indicate if you plan to attend the meeting	☐	☐

Important Notice Regarding the Internet Availability of Proxy Materials for the 2014 Annual General Meeting of Shareholders: The notice, proxy statement and annual report to shareholders are available at http://phx.corporate-ir.net/phoenix.zhtml?c=203541&p=proxy.

Please note that if your shares are held in the name of a broker, trust, bank or other nominee, in order to be admitted to the 2014 Annual General Meeting you will also need to bring a letter or recent account statement from that broker, bank or other nominee that confirms that you are the beneficial owner of those shares, as well as a picture identification, such as a valid driver’s license or passport, for purposes of personal identification.

If you would like to reduce the costs incurred by Avago in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please contact Avago’s transfer agent, Computershare Investor Services at 1-800-431-7723 within the US, US Territories and Canada, or at +1-312-360-5193 outside the US, US Territories and Canada.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE

ENCLOSED ENVELOPE.

AVAGO TECHNOLOGIES LIMITED

(Incorporated in the Republic of Singapore)

(Company Registration Number 200510713C)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, being a member of Avago Technologies Limited (“Avago”), hereby appoints Hock E. Tan, Anthony E. Maslowski and Patricia H. McCall, or each of them acting alone, as proxies (the “Proxies”) of the undersigned, with full powers of substitution, and hereby authorizes the Proxies to represent and to vote, as designated on the reverse side, all of the ordinary shares of Avago owned by the undersigned entitled to vote at the 2014 Annual General Meeting of Shareholders of Avago to be held at 11:00 a.m. Pacific Time on April 9, 2014, at the offices of Avago’s principal U.S. subsidiary, Avago Technologies U.S. Inc., 350 West Trimble Road, San Jose, California 95131, U.S.A., and at any adjournment or postponement thereof.

This Proxy Card, when properly executed and returned in a timely manner, will be voted at the 2014 Annual General Meeting of Shareholders and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, this Proxy Card will be voted “FOR” the Board nominees (Proposal Nos. 1(a) through 1(i)) and “FOR” Proposals No. 2, 3, 4, 5, 6, 7 and 8, and in accordance with the judgment of the persons named as Proxies herein on any other matters that may properly be put before the 2014 Annual General Meeting of Shareholders.

The undersigned hereby acknowledges receipt of the Notice of the 2014 Annual General Meeting of Shareholders and the accompanying proxy statement.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, TO ARRIVE NOT LESS THAN 48 HOURS PRIOR TO THE TIME OF THE MEETING.

This Proxy Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signatory is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signatory is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

THIS PROXY CARD IS VALID ONLY WHEN SIGNED